1933 Act File No. 333-278509

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Post-Effective Amendment No. 1
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2025
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415 under the Securities Act of 1933, check the following box.
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Select Retirement
INDIVIDUAL SUPPLEMENTAL IMMEDIATE FIXED INCOME
ANNUITY CONTRACT
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
The date of this prospectus is May 1, 2025.

This prospectus describes Select Retirement, individual supplemental immediate fixed income annuity contracts (referred to as "Contracts") issued by Nationwide Life Insurance Company ("Nationwide"), which are offered to investors with Morgan Stanley Smith Barney LLC, its affiliates, or any successors (collectively, "MSSB"). The Contract provides for guaranteed income for the life of a designated person based on the Contract Owner's account at MSSB, provided all conditions specified in this prospectus are met, regardless of the actual performance or value of the investments in Your Account.
The Contract has no cash surrender value and does not provide a death benefit.
Please read this prospectus carefully and keep it for future reference. The Contract described in this prospectus is no longer available for purchase.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The Contracts described in this prospectus may not be available in all state jurisdictions and, accordingly, representations made in this prospectus do not constitute an offering in such jurisdictions.
The Contract:
•
Is not a bank deposit
•
Is not FDIC insured
•
Is not insured or endorsed by a bank or any government agency
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Is not available in every state
A purchase of this Contract is subject to certain risks (see Risk Factors on page 16). The Contract is novel and innovative. To date, the tax consequences of the Contract have not been addressed in binding published legal authorities; however, we understand that the Internal Revenue Service ("IRS") may be considering tax issues associated with products similar to the Contracts, and there is no certainty as to what the IRS will conclude is the proper tax treatment for the Contracts. Consequently, you should consult a tax advisor before purchasing a Contract.
For information on how to contact Nationwide, see Contacting the Service Center.
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Table of Contents

Page
Summary of the Contracts	1
Preliminary note regarding terms used in this prospectus:	1
What is the Contract?	1
How does the Contract generally work?	2
How much will the Contract cost?	3
What are the requirements to purchase the Contract?	4
Is this Contract right for you?	4
Who is Morgan Stanley Smith Barney LLC?	5
What are the Eligible Portfolios and how are they managed?	5
Can a Contract be purchased by an Individual Retirement Account?	15
Can the Contract Owner cancel the Contract?	15
Does the Contract contain any type of spousal benefit?	15
Does the Contract contain any kind of Guaranteed Lifetime Withdrawal Base increases?	16
Risk Factors	16
Your Account may perform well enough that you may not receive any Guaranteed Lifetime Income Payments from Nationwide under the Contract.	16
Your investment choices are limited by the Contract.	16
You must remain invested in Your Account at MSSB to maintain your Contract.	16
You may die before receiving payments from us.	16
Early Withdrawals or Excess Withdrawals will reduce or eliminate the Guarantee provided by your Contract.	16
The Contract Fee will reduce the growth of Your Account.	17
Actions of your creditors may reduce or eliminate the Guarantee provided by your Contract.	17
Your Guarantee may terminate if MSSB no longer manages the Eligible Portfolios.	17
Nationwide determines that an Eligible Portfolio is no longer eligible as an investment option under the Contract.	17
Additional deposits that exceed $2,000,000 in Total Gross Deposits could suspend or terminate your Contract.	17
Nationwide's claims paying ability.	17
Business Continuity Risk.	18
Cyber Security Risk.	18
Tax Consequences.	18
Your Relationship with MSSB and Nationwide	19
The Contract.	19
Management of Your Account.	19
The Accumulation Phase	20
What is the Guaranteed Lifetime Withdrawal Base and how is it calculated?	20
Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?	20
What if the Account Value falls to the Minimum Account Value before the Withdrawal Start Date but your Guaranteed Lifetime Withdrawal Base is above zero?	21
The Withdrawal Phase	22
What events trigger the Withdrawal Phase?	22
What is the Withdrawal Start Date and what does it mean?	22
What is the Guaranteed Lifetime Withdrawal Amount and how is it calculated?	22
Can the Guaranteed Lifetime Withdrawal Base change during the Withdrawal Phase?	23
Do Early Withdrawals and Excess Withdrawals affect the Guaranteed Lifetime Withdrawal Amount and the Guaranteed Lifetime Withdrawal Base differently?	25
What if the Account Value and the Guaranteed Lifetime Withdrawal Base decline to zero due to Excess Withdrawals during the Withdrawal Phase?	25
Triggering the Income Phase	25
What events will trigger the Income Phase?	25
How is the Contract transitioned into the Income Phase?	25
The Income Phase	26
How much will each Guaranteed Lifetime Income Payment be?	26
Will the Guaranteed Lifetime Income Payment ever increase or decrease?	26
How often are the Guaranteed Lifetime Income Payments paid?	26
How long will the Guaranteed Lifetime Income Payments be paid?	26
Terms and Conditions of the Contract	26
What does it mean to have a change in "terms and conditions" of the Contract?	26
How will a change to the terms and conditions of the Contract affect an existing Contract?	26
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Table of Contents (continued)

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
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Summary of the Contracts
Preliminary note regarding terms used in this prospectus:
Certain terms used in this prospectus have specific and important meanings. Some are explained below. Others are explained as they appear in the prospectus. Additionally, in the back of this prospectus, there is a Definitions provision containing definitions of all of the terms used in the prospectus.
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"We," "us," "our," "Nationwide" or the "Company" means Nationwide Life Insurance Company.
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"You" or "yours," "Owner" or "Contract Owner" means the owner of the Contract. If more than one Owner is named, each Owner may also be referred to as a "joint owner." Joint owners are permitted only when they are spouses as recognized by applicable Federal law.
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"Your Account" means the unified managed account you own. As described further below, "Select UMA" is a unified managed account investment advisory program offered by MSSB. MSSB offers Your Account through registered representatives and investment advisor representatives ("Financial Advisors") of MSSB. You must purchase a Contract with the assistance of these Financial Advisors. Financial Advisors assist clients in analyzing whether the investment options are appropriate for the client. If your Financial Advisor recommends a MSSB account to you, upon your request, MSSB will open Your Account. MSSB acts as introducing broker to Citigroup Global Markets Inc. ("CGMI"), an indirect wholly-owned subsidiary of Citigroup Inc., which acts as clearing broker for Your Account. The assets in Your Account are custodied at CGMI.
The following is a summary of the Contract. Unless otherwise noted, this prospectus assumes that you are the sole Contract Owner. You should read the entire prospectus in addition to this summary.
What is the Contract?
The Contract is an Individual Supplemental Immediate Fixed Income Annuity Contract that is available for you to purchase if you open and own Your Account. If you own Your Account, then you and your Financial Advisor have determined that one or more MSSB investment options available in the Select UMA investment advisory program is appropriate for you. The Contract is an optional feature available on Your Account for those investors who intend to use the assets in their account to provide income payments for retirement or other long-term purposes.
Specifically, the Contract provides for annuity payments ("Guaranteed Lifetime Income Payments") to be paid to you under circumstances outlined below as long as you meet the conditions of the Contract as described in this prospectus. If, or when, you are eligible and elect to take withdrawals ("Guaranteed Lifetime Withdrawals") from Your Account, and if, or when, the value of the assets in Your Account ("Your Account Value") falls below a certain amount or you live to a certain age, you will receive Guaranteed Lifetime Income Payments from us for the rest of your life (the "Guarantee"). The amount of your Guaranteed Lifetime Withdrawals will be based on a percentage of the value of Your Account when you first purchase the Contract (with adjustments for additions and withdrawals, the "Guaranteed Lifetime Withdrawal Base") and will vary based on Your Account Value and other actions you take with regard to Your Account, as described in this prospectus.
The Contract also offers a Spousal Continuation Option available at the time of application and a potential 5% increase (the 5% roll-up) in the Guaranteed Lifetime Withdrawal Base during the Accumulation Phase:
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The Spousal Continuation Option allows, upon your death, your surviving spouse to continue the Contract and receive all the rights and benefits associated with the Contract (see Spousal Continuation Option).
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The Contract's potential 5% roll-up is calculated based on your original Guaranteed Lifetime Withdrawal Base and may increase the Guaranteed Lifetime Withdrawal Base. This feature is only available during the Accumulation Phase (see Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?).
Guaranteed Lifetime Income Payments under your Contract are triggered if the withdrawals (within the permitted limits of the Contract) and/or poor market performance reduce Your Account Value to $10,000 or less. Note: If a triggering event does not occur, you will not receive any payments under this Contract and your Guarantee will have no value.
The Contract Guarantee is based on the age and life of the Annuitant. For Non-Qualified Contracts, the Annuitant is you, the Contract Owner and the Owner of Your Account. If this Contract is issued to a trustee of a trust or a custodian of an Individual Retirement Account ("IRA"), you must be the Annuitant, and if you elect the Spousal Continuation Option (discussed later in this prospectus), you and your spouse must be Co-Annuitants and your spouse must be listed as the beneficiary of Your Account.
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It is important to note that the Contract itself has no cash surrender value because there are no assets attributable directly to it. All obligations under the Contract to make Guaranteed Lifetime Income Payments to you are tied to Your Account. If you surrender your interest in or otherwise terminate Your Account, this Contract also terminates and you will not receive any Guaranteed Lifetime Income Payments under this Contract.
The Contract may terminate and you may not receive any Guaranteed Lifetime Income Payments under this Contract if you terminate your Select UMA Account or if for any reason MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios (as defined below) in the Select UMA program.
Payments under the Contract are backed only by the claims paying ability of Nationwide and are not guaranteed by MSSB or any of its affiliates.
How does the Contract generally work?
The life of the Contract can generally be described as having three phases: an "Accumulation Phase," a "Withdrawal Phase," and an "Income Phase." Your Contract will begin in the Accumulation Phase, and you must affirmatively elect to enter the Withdrawal Phase. After a triggering event (described below) occurs, you can elect to enter the Income Phase.
Accumulation Phase
During the Accumulation Phase, Your Account is just like any other advisory account at MSSB, except that Your Account must be 100% invested in an "Eligible Portfolio" or "Former Eligible Portfolio." Eligible Portfolios are those Select UMA program investment models that contain certain permissible investments under the Contract. A Former Eligible Portfolio is a previously permissible investment model that is no longer available to new Contract Owners. Please see "What are the Eligible Portfolios and how are they managed?," later in this prospectus for more information on the Select UMA program and the Eligible Portfolios currently available for the Guarantee.
The Contract provides an increase in your Guaranteed Lifetime Withdrawal Base each Contract Anniversary (the anniversary of the date we issue your Contract) equal to the greatest of:
(a)
The current Guaranteed Lifetime Withdrawal Base, adjusted for transactions in the previous Contract Year that affected the Guaranteed Lifetime Withdrawal Base;
(b)
Your Account Value as of that Contract Anniversary; or
(c)
The original Guaranteed Lifetime Withdrawal Base with a 5% roll-up. This is equal to the original Guaranteed Lifetime Withdrawal Base plus 5% of the original Guaranteed Lifetime Withdrawal Base for each Contract Anniversary that has been reached. An adjustment will be made to the calculations for transactions that increase or decrease the Guaranteed Lifetime Withdrawal Base.
The greatest of these three amounts will become your new Guaranteed Lifetime Withdrawal Base at your next Contract Anniversary. The review of these three amounts is referred to as the "Annual Benefit Base Review" (see Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?).
You may make Additional Deposits (payments applied to Your Account after the Contract is issued), which will increase your Guaranteed Lifetime Withdrawal Base. Any withdrawals taken during the Accumulation Phase will reduce your Guaranteed Lifetime Withdrawal Base.
Withdrawal Phase
Anytime after you (and your spouse, if you elected the Spousal Continuation Option), reach the age of 55, you may elect to begin the Withdrawal Phase. You must submit a Withdrawal Phase election form to us to enter the Withdrawal Phase. The day Nationwide receives your Withdrawal Phase election form indicating that you are eligible and affirmatively elect to begin taking annual withdrawals of the Guaranteed Lifetime Withdrawal Amount is considered the "Withdrawal Start Date." Once the Contract is in the Withdrawal Phase, you can take annual withdrawals up to a certain amount, the "Guaranteed Lifetime Withdrawal Amount," from Your Account without reducing your Guaranteed Lifetime Withdrawal Base and any potential Guaranteed Lifetime Income Payments.
Once you elect to begin taking Guaranteed Lifetime Withdrawals, you may withdraw up to 4%, the "Guaranteed Lifetime Withdrawal Percentage," of your Guaranteed Lifetime Withdrawal Base from Your Account without reducing your Guaranteed Lifetime Withdrawal Base and any potential Guaranteed Lifetime Income Payments. When you (and your
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spouse, if you elected the Spousal Continuation Option) reach age 65, your Guaranteed Lifetime Withdrawal Percentage increases to 5%. At that time, you may withdraw up to 5% of your Guaranteed Lifetime Withdrawal Base from Your Account without reducing your Guaranteed Lifetime Withdrawal Base and any potential Guaranteed Lifetime Income Payments.
Income Phase
If and when any of the following triggering events occur, the Contract will be eligible to begin the Income Phase:
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Your Account Value, after the Withdrawal Start Date, falls below the greater of $10,000 or the Guaranteed Lifetime Withdrawal Amount (the "Minimum Account Value"); or
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Your Account Value is invested in the Minimum Account Value Eligible Portfolio, as discussed in the "Suspension and Termination Provisions" section later in this prospectus, and you reach the age of 55; or
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You, after the Withdrawal Start Date, affirmatively elect to begin the Income Phase by submitting the appropriate administrative forms.
At that time, you will instruct MSSB to transfer the remaining value in Your Account to us, and we will begin making annual guaranteed fixed annuity payments to you for as long as you (or your spouse, if the Spousal Continuation Option, described herein, is elected) live. After this transition into the Income Phase, Your Account is closed and you no longer own interests in the Eligible Portfolio or Former Eligible Portfolio. Rather, your ownership interest lies in the guaranteed stream of annuity payments - the Guaranteed Lifetime Income Payments - which Nationwide is obligated to provide. Note: It is possible that you may never receive Guaranteed Lifetime Income Payments if none of the triggering events occur. If you (and your spouse, if the Spousal Continuation Option is elected) die before any of the triggering events occur, no benefit is payable under this Contract.
How much will the Contract cost?
Accumulation Phase and Withdrawal Phase
During both the Accumulation Phase and Withdrawal Phase, you will pay a fee for the Contract (the "Contract Fee" or "Fee"), which will be deducted from Your Account Value on a quarterly basis. The Fee is calculated as a percentage (the "Contract Fee Percentage") of your Guaranteed Lifetime Withdrawal Base (not Your Account Value) as of the end of the calendar quarter (see The Contract Fee).
The Fee compensates us for the risk we assume in providing you Guaranteed Lifetime Income Payments. We intend to invest the fees as we invest our General Account assets. We take into account the amount of Guaranteed Lifetime Income Payments and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest in accordance with any particular investment objective, but will generally adhere to our overall investing philosophy.
The Fee is calculated as follows:
Contract Fee Percentage x (# of days in the quarter/365) x Guaranteed Lifetime Withdrawal Base as of quarter end
We reserve the right to increase the Contract Fee Percentage (up to a maximum of 1.45% of your Guaranteed Lifetime Withdrawal Base or 1.75% of your Guaranteed Lifetime Withdrawal Base with the Spousal Continuation Option elected) and will provide written notice to you. We provide a two-year Contract Fee Percentage guarantee, during which time we will not increase the Contract Fee Percentage (if at all) before your second Contract Anniversary (see Terms and Conditions of the Contract). Nationwide also reserves the right to discontinue the Contract Fee. If the Contract Fee is discontinued, it will be discontinued for all Contracts.
Note: The Contract Fee is in addition to any charges that are imposed in connection with Your Account including advisory and other charges imposed by your Financial Advisor, MSSB, or any of the investments that comprise Your Account. Any fees you pay that are deducted from Your Account Value, including the Contract Fee, will negatively affect the growth of Your Account Value.
Maximum Recurring Contract Fees
(assessed on the first day of each calendar quarter against the Guaranteed Lifetime Withdrawal Base as of the last day of the previous calendar quarter)
Contract Fee	1.45%[1]
Spousal Continuation Option Fee	0.30%[2]
Total Contract Fee (including the Spousal Continuation Option)	1.75%[3]
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1
The current Contract Fee is 1.00%.
2
The current Spousal Continuation Option Fee is 0.20%.
3
The current Total Contract Fee is 1.20%.
Income Phase
During the Income Phase, no Contract Fee is assessed.
Neither MSSB nor your Financial Advisor receives any compensation from Nationwide directly associated with the sale of the Contracts or for administrative services associated with the Contract. In order to maintain your Contract, you must keep Your Account invested in an Eligible Portfolio or Former Eligible Portfolio. MSSB and their Financial Advisors will receive annual advisory fees and other compensation relevant to services provided in connection with the Select UMA program as outlined in your client agreement (the "Client Agreement") and as disclosed in the MSSB ADV (as defined below) during the Accumulation and Withdrawal Phases of the Contract.
What are the requirements to purchase the Contract?
The Contract is only available for purchase by investors who elect and continue to invest, with the help of their Financial Advisor, in the Eligible Portfolios approved by Nationwide and offered by MSSB in the Select UMA program. Upon such election, MSSB will open Your Account.
You, as the Owner of Your Account at MSSB, may purchase a Contract from MSSB, which is also a broker-dealer, when you open Your Account. To purchase the Contract without the Spousal Continuation Option, the Annuitant must be between 45 and 75 at the time of application. To purchase the Contract with the Spousal Continuation Option, the younger Annuitant must be between 45 and 80 and the older Annuitant must be 84 or younger at the time of application.
To purchase a Contract, the value of Your Account on the date of application must equal $50,000 or more. We reserve the right to refuse to accept Additional Deposits made into Your Account for your Guaranteed Lifetime Withdrawal Base, including your initial deposit ("Total Gross Deposits") that exceed $2,000,000. Withdrawals do not impact the limit of $2,000,000 in Total Gross Deposits.
See Risk Factors and Suspension and Termination Provisions later in this prospectus.
Additionally, on the date of application (and continuously thereafter), Your Account must be allocated to one of the Eligible Portfolios as discussed herein. Once you select an Eligible Portfolio, you may switch to another Eligible Portfolio, but Your Account Value must always remain invested in an Eligible Portfolio in order to maintain the benefits and the Guarantee associated with the Contract. If Nationwide determines that an Eligible Portfolio is no longer eligible as an investment option, you may remain in the Former Eligible Portfolio as indicated in the Terms and Conditions of the Contract section.
Note: IF AT ANY TIME 100% OF YOUR ACCOUNT IS NOT INVESTED IN AN ELIGIBLE PORTFOLIO OR FORMER ELIGIBLE PORTFOLIO, YOUR CONTRACT WILL BE SUSPENDED AND MAY TERMINATE (see Suspension and Termination Provisions). Ensuring that you continue to maintain Your Account and that it remains invested according to the terms of the Contract is your responsibility.
Is this Contract right for you?
This Contract is meant to protect your assets in the event market fluctuations bring Your Account Value below the Minimum Account Value or in the event you outlive your assets. This Contract does not protect the actual investments in Your Account. For example, if you initially invest $600,000 in Your Account and the value of Your Account within that year falls to $400,000, we are not required to add $200,000 to Your Account. Instead, we guarantee that you will be able to withdraw, after reaching the age of 55, Guaranteed Lifetime Withdrawal Amounts equal to 4% of $600,000 (instead of 4% of $400,000). We guarantee this even if such withdrawals bring Your Account Value to $0.
It is also important to understand, that even after you have reached age 55 and start taking Guaranteed Lifetime Withdrawals from Your Account, those withdrawals are made from Your Account. We are required to start using our own money to make Guaranteed Lifetime Income Payments only when, and if, Your Account Value reaches the Minimum Account Value because of withdrawals within the limits of this Contract and/or poor investment performance. We limit our risk of having to make Guaranteed Lifetime Income Payments by limiting the amount you may withdraw each year from Your Account without reducing your Guaranteed Lifetime Withdrawal Base. If the investment return on Your Account over time is sufficient to generate gains that can sustain systematic or periodic withdrawals equal to the Guaranteed Lifetime Withdrawal Amount, then Your Account Value will never be reduced to the Minimum Account Value and we will never have to make Guaranteed Lifetime Income Payments to you.
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There are many variables, however, other than average annual return on Your Account, that will determine whether the investments in Your Account, without the Contract, would have generated enough gain over time to sustain systematic or periodic withdrawals equal to the Guaranteed Lifetime Withdrawals you would have received if you had purchased the Contract. Your Account Value may have declined over time before beginning the Income Phase, which means that your investments would have to produce an even greater return after the Income Phase to make up for the investment losses before that date. Moreover, studies have shown that individual years of negative annual average investment returns can have a disproportionate impact on the ability of your retirement investments to sustain systematic withdrawals over an extended period, depending on the timing of the poor investment returns.
Who is Morgan Stanley Smith Barney LLC?
Morgan Stanley Smith Barney LLC ("MSSB LLC") is a financial services firm. MSSB LLC's principal activities include retail and institutional private client services, including but not limited to providing advice with respect to financial markets, securities and commodities, and executing securities and commodities transactions as broker or dealer; securities underwriting and investment banking; investment management (including fiduciary and administrative services); and trading and holding securities and commodities for its own account.
MSSB LLC is registered as a securities broker-dealer, investment advisor, and futures commission merchant. Affiliates of MSSB LLC are registered as commodity pool operators and/or commodity trading advisors.
For purposes of this prospectus, "MSSB" refers to MSSB LLC and its affiliates, or any successors. Nationwide is not affiliated with MSSB and does not manage Your Account.
What are the Eligible Portfolios and how are they managed?
Eligible Portfolios are those Select UMA asset allocation investment models ("Models") established by MSSB and approved by Nationwide, which contain certain permissible investments under the Contract. Each of the Models available as an Eligible Portfolio corresponds to a specific investment risk profile. The Models are comprised of asset classes and asset class percentages established by MSSB. You and your Financial Advisor select the actual investments within each asset class from a list of investment products ("Investment Products") created by MSSB and approved by Nationwide. These Investment Products can take the form of Mutual Funds, Exchange Traded Funds and/or Separately Managed Accounts. You and your Financial Advisor may elect any combination of the permitted Investment Products to fulfill each asset class percentage:
Mutual Funds - A mutual fund is a professionally managed type of collective investment that pools money from many investors and invests it in stocks, bonds, short-term money market instruments, and/or other securities. The mutual fund will have a fund manager that trades the pooled money on a regular basis, and is an open end investment company registered under the Investment Company Act of 1940.
Exchange Traded Funds or ETFs - An ETF is an investment vehicle traded on stock exchanges, much like stocks. An ETF holds assets such as stocks or bonds and trades at approximately the same price as the net asset value of its underlying assets over the course of the trading day. Many ETFs track an index, such as the Dow Jones Industrial Average or the S&P 500.
Separately Managed Accounts or SMAs - A SMA is comprised of individual securities which an Overlay Manager will invest in for the client, based on an investment model provided by one or more separately registered investment managers ("sub-managers"), which invests for the client based on their own investment decision. This differs from a mutual fund because the investor directly owns the securities instead of owning a share in a pool of securities. Please see Your Relationship with MSSB and Nationwide, for more information about the Overlay Manager.
MSSB selects the list of Investment Products available to you and your Financial Advisor from among those that MSSB can recommend based on MSSB's due diligence research. MSSB bases its research on factors such as consistency with investment strategy and historical performance. The list of Investment Products that MSSB recommends will change when MSSB identifies additional Investment Products that satisfy MSSB's research, or when MSSB determines that existing Investment Products no longer satisfy MSSB's research. Nationwide also reviews the list of available Investment Products to ensure that it is comfortable with the risk that each Investment Product could generate. MSSB provides the list of available Investment Products to your Financial Advisor.
As the provider of the Guarantee under the Contracts, we maintain sole discretion as to which investment options will be permitted under the Contracts as Eligible Portfolios. We only make available those Eligible Portfolios that we determine carry an acceptable amount of risk for Nationwide to manage the Guarantee. We monitor the risk that investments in Your
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Account will not generate sufficient income for you to sustain your Guaranteed Lifetime Withdrawals during your lifetime. If, after making an Eligible Portfolio available, we subsequently determine that such Eligible Portfolio carries too much risk (the risk that we will have to make Guaranteed Lifetime Income Payments), we will adjust the list of Eligible Portfolios, re-characterizing those portfolios that we determine to be too risky to continue offering as "Former Eligible Portfolios." We will notify Contract Owners that originally selected a now Former Eligible Portfolio of their contractual options, which are described in the Terms and Conditions of the Contract section later in this prospectus.
Four Step Investment Process
At or before the time of this Contract application, you and your Financial Advisor will follow the process below to select your Eligible Portfolio:
Step 1: Set Investment Objectives
Your Financial Advisor helps you establish your investment objectives for Your Account.
Step 2: Select Investment Model/Eligible Portfolio
Based on your investment objectives, your Financial Advisor recommends one Model for Your Account from the Models permitted as Eligible Portfolios. The Select UMA program offers Models that are Eligible Portfolios and those that are not Eligible Portfolios. If you wish to receive the benefit of this Contract, you must select an Eligible Portfolio.
Step 3: Select Investment Products
Your Financial Advisor then works with you to select the specific Investment Products that will meet the requirement for each asset class and asset class percentage within the Eligible Portfolio you selected.
Once you have (with the assistance of your Financial Advisor) selected the Investment Products for each asset class in the Model you have chosen, the Overlay Manager will purchase the investments in a manner consistent with the Model and the Investment Products selected.
Step 4: Ongoing Review Process
Your Financial Advisor will contact you to determine whether short-term or long-term changes are needed in the Eligible Portfolio you selected. You may change to a different Model from among the Models permitted as Eligible Portfolios, and you and your Financial Advisor may also change to other Investment Products from the Investment Products that are permitted for Eligible Portfolios.
Additionally, you may remain in a Former Eligible Portfolio as indicated in the Terms and Conditions of the Contract section. If you move Your Account assets to a non-Eligible Portfolio (any Select UMA Model that is not an Eligible Portfolio) at any time, your Contract will be suspended (see Suspension and Termination Provisions). Note: Reallocating Your Account out of the Eligible Portfolio elected at the time of application may have negative tax consequences. Please consult a qualified tax advisor for more information.
Eligible Portfolios Summary
The following tables reflect a summary of each Eligible Portfolio that is currently available for election under the Contract. The Eligible Portfolios are listed from most conservative to least conservative. The target allocations may be changed by MSSB from time to time as provided in the Client Agreement and the MSSB ADV. MSSB monitors each Eligible Portfolio's holdings and will periodically rebalance Your Account as provided in the Client Agreement to realign it with the current asset allocations for your Eligible Portfolio.
The value of your Eligible Portfolio will fluctuate over time. This means it will rise and fall in response to market events. Although past performance is not a guarantee of future results, historically, investments that have had higher fluctuations have provided higher long term returns, along with higher risks of loss. The Return chart below shows that as you move up the risk ladder from conservative investments to aggressive investments, you have the potential to receive higher long term returns but may also experience higher fluctuations in value.
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Capital Preservation oriented. Total return oriented, but may have higher current income. Suitable for short time horizon (3 to 5 years).	Capital appreciation oriented. Minimal income needs. Increasing equity exposure. Longer time horizon – at least a market cycle (5 years or more).	Aggressive growth oriented. No current income consideration. Greater volatility than broad stock market. Longest time horizon (10+ years).
The target allocation categories listed below reflect investment asset categories only, and not specific Investment Products. You and your Financial Advisor select the Investment Products to satisfy each Target Allocation. More explanation of each category follows the tables. The percentage ranges shown are target ranges only, and may change if deemed appropriate by MSSB. Additionally, the index percentages used to establish the benchmark as determined by MSSB are provided for each Eligible Portfolio. The indices and percentages provided by MSSB are established by MSSB based on the asset allocation of the selected Model. MSSB has determined that the benchmarks are appropriate for use as a gauge of performance of the associated Eligible Portfolios. The indices work together to provide a blended performance percentage of how your Eligible Portfolio should perform. Your Financial Advisor will discuss how your Eligible Portfolio performed as compared to the benchmark. Not every asset class is represented by a corresponding index. A summary of the referenced asset classes and indices follows the Eligible Portfolio tables.
Eligible Portfolio	Target Allocations
		U.S. Equity
Select UMA Model 1 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0%	0%	0%	0%	0%	0%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
100% Fixed	0%	0%	40 - 60%	0 - 20%	5 - 25%	20 - 40%
Investment Strategy: Fixed Income- An all fixed income model for a most conservative investor that seeks conservative risk investments with minimal market volatility. This investment strategy is most appropriate for investors with an investment time horizon of 1 to 3 years.

Investment Objective: The investment objective for this Model has a primary emphasis on capital preservation. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.

Investment Risk: Fixed income is historically considered less risky than equities. Model 1 has 100% of the assets in fixed income or cash. Therefore, of all of the Eligible Portfolios, this portfolio provides the most conservative investment risk.

Benchmark: 70% BC Aggregate Bond (Fixed Income)/30% 90-Day T-Bills (Cash)
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Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 2 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 10%	0 - 10%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
25% Equity 75% Fixed	0 - 20%	0 - 10%	30 - 50%	0 - 20%	0 - 20%	5 - 25%
Investment Strategy: Global Balanced- A global balanced model with a higher emphasis on income for a conservative investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.

Investment Objective: The investment objective for this Model has a primary emphasis on income with some capital growth. This
Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.

Investment Risk: Fixed income is historically considered less risky than equities. Model 2 has 75% of the assets in fixed income or cash and 25% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a more aggressive investment risk than
Model 1 and less aggressive than Models 3 and 4.

Benchmark: 18% Russell 1000 (U.S Equity)/7% MSCI EAFE (International Equity)/60% BC Aggregate Bond (U.S. Fixed Income)/15% 90-Day T-Bills (Cash)
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Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 3 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
40% Equity 60% Fixed	0 - 20%	0 - 10%	25 - 45%	0 - 15%	0 - 20%	0 - 20%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking some growth and moderate level of income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.

Investment Objective: The investment objective for this Model has a primary emphasis on capital growth and income. This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.

Investment Risk: Fixed income is historically considered less risky than equities. Model 3 has 60% of the assets in fixed income or cash and 40% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a more aggressive investment risk than
Models 1 and 2 and less aggressive than Model 4.

Benchmark: 28% Russell 3000 (U.S Equity)/12% MSCI EAFE (International Equity)/50% BC Aggregate Bond (Fixed Income)/10% 90-Day T-Bills (Cash)
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Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 4 w/o Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 15%	0 - 15%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
50% Equity 50% Fixed	0 - 20%	0 - 15%	25 - 45%	0 - 15%	0 - 20%	0 - 15%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking a moderate level of growth and income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 5 to 7 years.

Investment Objective: The investment objective for this Model has a primary emphasis on capital growth with some focus on income.
This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.

Investment Risk: Fixed income is historically considered less risky than equities. Model 4 has 50% of the assets in fixed income or cash and 50% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides the most aggressive investment risk.

Benchmark: 35% Russell 3000 (U.S. Equity)/15% MSCI AC World x U.S. (International Equity)/50% BC Aggregate Bond (U.S. Fixed Income)

Eligible Portfolio	Target Allocations
		U.S. Equity
Select UMA Model 1 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0%	0%	0%	0%	0%	0%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
100% Fixed	0%	0%	40 - 60%	0 - 20%	5 - 25%	20 - 40%
Investment Strategy: Fixed Income- An all fixed income model for a most conservative investor that seeks conservative risk investments, with minimal market volatility. This investment strategy is most appropriate for investors with an investment time horizon of 1 to 3 years.

Investment Objective: The investment objective for this Model has a primary emphasis on capital preservation. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.

Investment Risk: Fixed income is historically considered less risky than equities. Model 1 has 100% of the assets in fixed income or cash. Therefore, of all of the Eligible Portfolios, this portfolio provides the most conservative investment risk.

Benchmark: 70% BC Municipal Bond (U.S. Fixed Income)/30% 90-Day T-Bills (Cash)
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Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 2 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 10%	0 - 10%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
25% Equity 75% Fixed	0 - 20%	0 - 10%	30 - 50%	0 - 20%	0 - 20%	5 - 25%
Investment Strategy: Global Balanced- A global balanced model with a higher emphasis on income for a conservative investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.

Investment Objective: The investment objective for this Model has a primary emphasis on income with some capital growth. This
Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer
(i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.

Investment Risk: Fixed income is historically considered less risky than equities. Model 2 has 75% of the assets in fixed income or cash and 25% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a slightly more aggressive investment risk than Model 1.

Benchmark: 18% Russell 1000 (U.S. Equity)/7% MSCI EAFE (International Equity)/ 60% BC Municipal Bond (U.S. Fixed Income)/15% 90-Day T-Bills (Cash)

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Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 3 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 10%	0 - 10%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Term Bond
40% Equity 60% Fixed	0 - 20%	0 - 10%	25 - 45%	0 - 15%	0 - 20%	0 - 20%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking some growth and moderate level of income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 3 to 5 years.

Investment Objective: The investment objective for this Model has a primary emphasis on capital growth and income. This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.

Investment Risk: Fixed income is historically considered less risky than equities. Model 3 has 60% of the assets in fixed income or cash and 40% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides a more aggressive investment risk than
Models 1 and 2 and less aggressive than Model 4.

Benchmark: 28% Russell 3000 (U.S. Equity)/12% MSCI EAFE (International Equity)/50% BC Municipal Bond (U.S. Fixed Income)/10% 90-Day T-Bills (Cash)
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Eligible Portfolio	Target Allocations
U.S. Equity
Select UMA Model 4 w/ Municipal Bonds	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0 - 20%	0 - 20%	0 - 15%	0 - 15%	0 - 15%	0 - 15%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Municipal Bond Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Term Bond
50% Equity 50% Fixed	0 - 20%	0 - 15%	25 - 45%	0 - 15%	0 - 20%	0 - 15%
Investment Strategy: Global Balanced- A global balanced model utilizing equities, fixed income, and cash seeking a moderate level of growth and income for a moderate investor that seeks long term growth through achieving a balance between income and capital growth globally. This investment strategy is most appropriate for investors with an investment time horizon of 5 to 7 years.

Investment Objective: The investment objective for this Model has a primary emphasis on capital growth with some focus on income.
This Model is classified to have medium volatility. It is most suitable for an investor that is comfortable with fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time. One of the primary reasons municipal bonds are considered separately from other types of bonds is their special ability to provide tax-exempt income. Interest paid by the issuer (i.e., the municipality, state or local government) to bond holders is often exempt from all federal taxes, as well as state or local taxes depending on the state in which the issuer is located, subject to certain restrictions. Therefore, for taxable accounts, it can be a tax advantage to invest in municipal bonds in lieu of core fixed income investments.

Investment Risk: Fixed income is historically considered less risky than equities. Model 4 has 50% of the assets in fixed income or cash and 50% in equities. Therefore, of all of the Eligible Portfolios, this portfolio provides the most aggressive investment risk.

Benchmark: 35% Russell 3000 (U.S. Equity)/15% MSCI AC World x U.S. (International Equity)/ 50% BC Municipal Bond (U.S. Fixed Income).
The Eligible Portfolios are made up of the following asset classes. Investment Products are then chosen to represent the appropriate asset classes within each Eligible Portfolio. The available Investment Products are mutual funds, exchange traded funds and separately managed accounts.
Asset Classes (listed in order of lowest historical risk to highest historical risk):
U.S. Short Duration Bond – This asset class is generally comprised of securities made up of United States dollar-denominated Treasuries, government-related securities, and investment grade United States corporate securities. The duration of these bonds is typically between less than one year and five years.
U.S. Municipal Bond Fixed Income – This asset class is generally comprised of investment grade municipal bonds.
U.S. Core Fixed Income – An asset class that is generally comprised of securities made up of United States dollar-denominated Treasuries, government-related securities, and investment grade United States corporate securities.
U.S. High Yield Fixed Income – An asset class that is generally comprised of fixed income securities that have below investment grade credit ratings and carry higher risks (e.g., "junk bonds"), but generally offer higher yields than investment-grade bonds.
International Fixed Income – An asset class that is generally comprised of securities made up of non-U.S. dollar denominated Treasuries, international government-related securities, and investment grade international corporate securities.
U.S. Large Cap Value Equity – An asset class that is generally comprised of securities issued by U.S. companies with large market capitalizations (typically $10 billion or more). These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified large-cap asset class.
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U.S. Large Cap Growth Equity – An asset class that is generally comprised of securities issued by U.S. companies with large market capitalizations (typically $10 billion or more). These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified large-cap asset class.
U.S. Mid Cap Value Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically in the $2 - $10 billion range. These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified mid-cap asset class.
U.S. Mid Cap Growth Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically in the $2 - $10 billion range. These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified mid-cap asset class.
U.S. Small Cap Value Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically below $2 - $3 billion. These securities have the potential for long-term capital appreciation and are generally considered to be undervalued relative to a major unmanaged stock index based on price-to-current earnings, book value, asset value, or other factors. In aggregate, the securities within this asset class will generally have below-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified small-cap asset class.
U.S. Small Cap Growth Equity – An asset class that is generally comprised of securities issued by U.S. companies with market capitalizations typically below $2 - $3 billion. These securities have the potential for long-term capital appreciation and are generally defined as companies with expected long-term earnings growth rates significantly higher than the earnings growth rates of the stocks represented in a major unmanaged stock index. In aggregate, the securities within this asset class will generally have above-average price-to-earnings ratios, price-to-book ratios, and three-year earnings growth figures compared to the average of the U.S. diversified small-cap asset class.
Developed International Equity – An asset class that is generally comprised of securities with primary trading markets outside of the United States in developed international markets.
Emerging Markets Equity – An asset class that is generally comprised of securities with primary trading markets in developing countries outside of the U. S. that have low standards of democratic governments, free market economies, industrialization, social programs, and human rights guarantees for its citizens.
The following indices are listed from the lowest historical risk to the highest historical risk. Risk is defined as the long term historical standard deviation of each asset class, which measures the degree of volatility.
Benchmark Indices (listed in order of lowest risk to highest risk), which represent various asset classes:
90-Day T- Bills – Index that measures returns of three-month Treasury Bills. (Applicable to: Cash)
BC Municipal Bond – This index is representative of the tax-exempt bond market and is made up of investment grade municipal bonds issued after December 31, 1990, having a remaining maturity of at least one year. (Applicable to: U.S. Fixed Income)
BC Aggregate Bond – This market value-weighted index measures fixed-rate, publicly placed, dollar-denominated, and non-convertible investment grade debt issues. (Applicable to: U.S. Fixed Income)
Russell 1000 – Index that measures the performance of the large-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 1000 of the largest securities based on a combination of their market cap and current index membership. The Russell 1000 represents approximately 92% of the U.S. market. The Russell 1000 Index is constructed to provide a comprehensive and unbiased barometer for the large-cap segment and is completely reconstituted annually to ensure new and growing equities are reflected. (Applicable to: U.S. Equity)
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Russell 3000 – This index measures the performance of the largest 3000 U.S. companies representing 98% of the investable U.S. equity market. (Applicable to: U.S. Equity)
MSCI All Country World – A free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. As of June 2007 it consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. (Applicable to: International Equity)
MSCI EAFE – The Morgan Stanley Capital International Europe, Australasia and Far East Index is a market-weighted index composed of companies representative of the market structure of 20 developed market countries in Europe, Australasia and the Far East. (Applicable to: International Equity)
The Eligible Portfolios offered by MSSB are subject to the same risks faced by similar investment options available in the market, including, without limitation, market risk (the risk of an overall down market), interest rate risk (the risk that rising or declining interest rates will hurt your investment returns), idiosyncratic risk (the risk that an individual asset will hurt your returns), and concentration risk (the risk that due to concentrations in a certain segment of the market which performs poorly, your returns are lower than the overall market). The Eligible Portfolios may not achieve their respective investment objectives regardless of whether or not you purchase the Contract.
Can a Contract be purchased by an Individual Retirement Account?
You may purchase a Contract for your IRA, Roth IRA, SEP IRA or Simple IRA (collectively, an "IRA"). You must designate yourself as the Annuitant of the IRA if your custodian will be listed as the owner. The Contract is held within the IRA for your benefit. If you elect the Spousal Continuation Option (discussed herein), you and your spouse must be Co-Annuitants, and your spouse must be listed as the sole beneficiary of Your Account.
For Contracts within an IRA, Nationwide makes Guaranteed Lifetime Income Payments to the IRA unless otherwise directed by the trustee. Any IRA payments made to you are considered an IRA distribution and will be taxed as such. Distributions that you receive from your IRA with respect to the Contract will generally be treated as ordinary taxable income. You should refer to your IRA disclosure documents and/or Internal Revenue Service Publication 590 for the rules applicable to IRAs and their distributions.
Can the Contract Owner cancel the Contract?
After you purchase and receive the Contract, you have up to 30 days to cancel your Contract. We call this the "Examination Period." In order to cancel your Contract, you must provide us with the approved cancellation form (which can be obtained from the Service Center) at the Service Center within 30 days after receiving the Contract (or such longer period that your state may require). We will then terminate your Contract and refund to Your Account the full amount of any Fee we have already assessed.
After the Examination Period has expired, you can cancel your Contract by:
•
advising us and MSSB that you want to terminate the Contract; or
•
liquidating all of the investments in Your Account; or
•
terminating Your Account.
If you cancel your Contract, before or after the examination period, a 30-day waiting period may be imposed before you can purchase another Contract for Your Account.
There are other actions or inactions that can cause the Contract to terminate as well (see Suspension and Termination Provisions).
Does the Contract contain any type of spousal benefit?
Yes. At the time of application, you may elect to add the Spousal Continuation Option to your Contract. The Spousal Continuation Option allows a surviving spouse to continue to take withdrawals during the Withdrawal Phase and receive payments during the Income Phase, for the duration of his or her lifetime, provided that the conditions outlined in this prospectus are satisfied. In order to elect the Spousal Continuation Option for Non-Qualified Contracts, you must be the owner of Your Account and list your spouse as Co-Annuitant of the Contract. If Your Account is held by an IRA, the sole beneficiary to the IRA must be your spouse. There is a maximum Spousal Continuation Option Fee Percentage equal to a
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rate of 0.30% of the Guaranteed Lifetime Withdrawal Base associated with the Spousal Continuation Option. Currently, the Spousal Continuation Option Fee Percentage is equal to a rate of 0.20% of the Guaranteed Lifetime Withdrawal Base. Nationwide reserves the right to discontinue the Spousal Continuation Option Fee. If the Spousal Continuation Option Fee is discontinued, it will be discontinued for all Contracts.
Does the Contract contain any kind of Guaranteed Lifetime Withdrawal Base increases?
Yes. During both the Accumulation Phase and the Withdrawal Phase, the Contract contains an anniversary step-up feature, the "Annual Benefit Base Review" where if, on any Contract Anniversary, Your Account Value exceeds the Guaranteed Lifetime Withdrawal Base, we will automatically increase your Guaranteed Lifetime Withdrawal Base to equal that Your Account Value (see What is the Guaranteed Lifetime Withdrawal Base and how is it calculated?).
Risk Factors
Your Account may perform well enough that you may not receive any Guaranteed Lifetime Income Payments from Nationwide under the Contract.
The assets in Your Account must be invested in accordance with one of the designated Eligible Portfolios. The Eligible Portfolios, together with the limits on the amount you may withdraw annually without reducing your Guaranteed Lifetime Withdrawal Base, are intended to minimize the risk to us that we will be required to make Guaranteed Lifetime Income Payments to you. Accordingly, the risk against which the Contract protects, i.e., that Your Account Value will be reduced below the Minimum Account Value by withdrawals and/or poor investment performance, or that you will live beyond the age when Your Account Value is reduced below the Minimum Account Value, is likely to be small. In this case, you will have paid us fees for the life of your Contract and received no payments in return.
Your investment choices are limited by the Contract.
The Guarantee associated with the Contract is contingent on your investments being allocated to one of the Eligible Portfolios or a Former Eligible Portfolio. The Eligible Portfolios may be managed in a more conservative fashion than other investments available to you. If you do not purchase the Contract, it is possible that you may invest in other types of investments that experience higher growth or lower losses, depending on the market, than the Eligible Portfolios experience.
You must remain invested in Your Account at MSSB to maintain your Contract.
In order to receive any benefits under the Contract, you must maintain Your Account at MSSB and pay the annual advisory fees and other compensation associated with the Select UMA program. If you terminate Your Account with MSSB or transfer Your Account to another firm, the Contract will automatically terminate and you will not receive any payments or other benefits under the Contract.
You may die before receiving payments from us.
Despite general societal increases in longevity, you may still die prematurely, and thus never receive any payments under the Contract. This Contract is designed to provide protection, in many cases, to clients who live beyond life expectancy. However, you do not have to live beyond life expectancy to receive payments under the Contract, and conversely, living beyond your life expectancy does not guarantee payments from us under the Contract.
Early Withdrawals or Excess Withdrawals will reduce or eliminate the Guarantee provided by your Contract.
Withdrawals can cause you to lose the right to any Guaranteed Lifetime Income Payments under the Contract. If you take withdrawals before the Withdrawal Start Date (an "Early Withdrawal") or if you withdraw more than the Guaranteed Lifetime Withdrawal Amount in a given year after the Withdrawal Start Date (an "Excess Withdrawal"), you will reduce the Guaranteed Lifetime Withdrawal Base and consequently, the amount of any Guaranteed Lifetime Withdrawals. Multiple Early Withdrawals and/or multiple Excess Withdrawals can reduce your Guaranteed Lifetime Withdrawal Base and Your Account Value to zero. If this occurs, any Guaranteed Lifetime Withdrawals could be substantially reduced or eliminated.
Note: The Contract does not require us or MSSB to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving Your Account.
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The Contract Fee will reduce the growth of Your Account.
The deduction of the Contract Fee each quarter will negatively affect the growth of Your Account. Depending on how long you live and how your investments perform, you may be financially better off without purchasing the Contract.
Actions of your creditors may reduce or eliminate the Guarantee provided by your Contract.
You own Your Account and the assets held in it. We have no ownership or control over Your Account or the assets held in it. The assets in Your Account are not subject to our creditors. However, assets in Your Account may be subject to attachment by your creditors. Moreover, because you may liquidate Your Account at any time, you are also entitled to pledge the assets in Your Account as collateral for a loan. There is a risk that if you pledge the assets in Your Account as collateral for a loan and the value of the assets in Your Account decreases, your creditors may liquidate assets in Your Account to pay the loan. This liquidation will be treated as a withdrawal from Your Account. If it is an Early Withdrawal or an Excess Withdrawal, it could cause you to lose the right to receive Guaranteed Lifetime Income Payments under the Contract. Therefore, using the assets in Your Account as collateral for a loan may cause you to lose the Guarantee available under the Contract.
Your Guarantee may terminate if MSSB no longer manages the Eligible Portfolios.
We will only pay the Guarantee under this Contract if MSSB manages the Eligible Portfolios or Former Eligible Portfolios. If, for any reason, MSSB no longer manages the Eligible Portfolios or Former Eligible Portfolios, we reserve the right to suspend the Contract. If you choose to continue your Contract and the Guarantee, you must transfer Your Account Value to a third party account approved by us or to an annuity contract that we, or one of our affiliates, offer. If you choose not to transfer Your Account Value, this Contract and the Guarantee will terminate.
Nationwide determines that an Eligible Portfolio is no longer eligible as an investment option under the Contract.
As the provider of the Guarantee, we maintain sole discretion as to which investment options will be offered under the Contracts as Eligible Portfolios. We only make available those Eligible Portfolios that we determine carry an acceptable amount of risk for Nationwide to manage the Guarantee. If, after making an Eligible Portfolio available, we subsequently determine that such Eligible Portfolio carries too much risk for Nationwide to manage the Guarantee, we will re-characterize the Eligible Portfolio as a Former Eligible Portfolio. Re-characterizing an Eligible Portfolio as a Former Eligible Portfolio triggers a term and condition change for those Contract Owners invested in the affected Former Eligible Portfolio. Upon any such re-characterization, we will notify affected Contract Owners and explain their contractual options. Please see the "Terms and Conditions of the Contract," for more information about terms and conditions changes.
Additional deposits that exceed $2,000,000 in Total Gross Deposits could suspend or terminate your Contract.
Nationwide does not control the assets in Your Account so it cannot set limits on the amount of Additional Deposits you can add to Your Account. Nationwide does, however, control how the Guaranteed Lifetime Withdrawal Base is calculated which directly impacts Nationwide's obligation to make Guaranteed Payments under the Contract. In order to manage Nationwide's risk of making Guaranteed Payments, Nationwide reserves the right to refuse to accept for your Guaranteed Lifetime Withdrawal Base any Additional Deposit in excess of $2,000,000 in Total Gross Deposits if certain requirements are not met. If such an Additional Deposit is made and the requirements are not met, your Contract may be suspended which could lead to Contract termination. Please see "Suspension and Termination Provisions," for more information.
Nationwide's claims paying ability.
The Contract is not a separate account product. This means that the assets supporting the Contract are not held in a separate account of Nationwide for the exclusive benefit of Contract Owners and are not insulated from the claims of our creditors. Your Guaranteed Lifetime Income Payments will be paid from our General Account and, therefore, are subject to our claims paying ability. Payments under the Contract are not guaranteed by MSSB.
17

Business Continuity Risk.
Nationwide is exposed to risks related to natural and man-made disasters, such as storms, fires, earthquakes, public health crises, geopolitical disputes, military actions, and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Nationwide has adopted business continuity policies and procedures that may be implemented in the event of a natural or man-made disaster, but such business continuity plans may not operate as intended or fully mitigate the operational risks associated with such disasters.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.
Cyber Security Risk.
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners and service providers. This makes Nationwide susceptible to operational and information security risks resulting from a cybersecurity incident. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on systems or websites and other operational disruptions that could severely impede Nationwide’s ability to conduct its businesses and administer the contract (e.g., calculate Contract Values or process transactions).
Financial services companies and their third-party service providers are increasingly the targets of cyber-attacks involving the encryption and/or threat to disclose personal or confidential information (e.g., ransomware) or disruptions of communications (e.g., denial of service) to extort money or for other malicious purposes. The techniques used to attack systems and networks change frequently, are becoming more sophisticated, and can originate from a wide variety of sources. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential targets for cyber-attack.
Cyber-attacks affecting Nationwide, Index providers, intermediaries, and service providers may adversely affect Nationwide and Contract Values. As a result of a cybersecurity incident, Nationwide may be subject to regulatory fines, private claims, and financial losses and/or reputational damage. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid cybersecurity incidents affecting Contract Owners in the future. It is possible that a cybersecurity incident could persist for an extended period of time without detection.
In the event that Contract administration or Contract Values are adversely affected as a result of a failure of Nationwide’s cybersecurity controls, Nationwide will take reasonable steps to take corrective action and restore Contract Values to the levels that they would have been had the cybersecurity incident not occurred. Nationwide will not, however, be responsible for any adverse impact to Contracts or Contract Values that result from the Contract Owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks or to protect personal information.
Tax Consequences.
The Contract is novel and innovative. To date, the tax consequences of the Contract have not been addressed in binding published legal authorities. We intend to treat your Contract as an annuity contract in reporting taxable income attributable to the Contract to you and to the Internal Revenue Service. Assuming the Contract is correctly treated as an annuity contract for tax purposes, Guaranteed Lifetime Income Payments you receive in the Income Phase will be ordinary income to you that is taxable to the extent provided under the tax rules for annuities. We believe that, in general, the tax treatment of transactions involving investments in Your Account more likely than not will be the same as it would be in the absence of the Contract. We can provide no assurances, however, that a court would agree with the foregoing interpretations of the law if the Internal Revenue Service were to challenge the foregoing treatment. You should consult a tax advisor before purchasing a Contract (see Federal Income Tax Considerations).
18

Your Relationship with MSSB and Nationwide
The Contract.
The Contract is an individual supplemental immediate fixed income annuity contract. That means that the Contract you are purchasing entitles you to an immediate fixed income annuity contract if, and only if, one of the triggering events discussed earlier in this prospectus occurs. The Contract is designed for investors in Select UMA Models approved as Eligible Portfolios who intend to use the assets in their Account as the basis for periodic withdrawals to provide income for retirement or for other purposes.
Nationwide is not your investment advisor. Rather, MSSB provides Overlay Manager services for the Eligible Portfolios that your Financial Advisor may recommend. Additionally, MSSB provides the Select UMA services even if you do not purchase a Nationwide Contract or decide to terminate your Nationwide Contract. You and your Financial Advisor determine whether to invest in an Eligible Portfolio. If you decide to invest in an Eligible Portfolio, as a requirement to open Your Account, you will sign the Client Agreement.
The Select UMA program is governed by the Client Agreement that you sign with MSSB. You sign the Client Agreement with MSSB at or before the time MSSB opens Your Account (a requirement for issuance of the Contract). In the Client Agreement, you authorize MSSB to provide investment advisory services to you, including the selection of your Eligible Portfolio. MSSB will act through your Financial Advisor, an employee of MSSB, who serves as an advisor to you. The Overlay Manager is a division of MSSB. The Overlay Manager constructs and maintains your Eligible Portfolio by implementing your choice of Model and Investment Product by arranging for the execution of trades in Your Account, placing orders for the purchase, sale, or redemption of shares of mutual funds and exchange-traded funds in accordance with the Model you have selected, and rebalancing Your Account. Please read the Client Agreement carefully. More information regarding the Select UMA program is provided in the relevant MSSB Form ADV, Schedule H (the "MSSB ADV"), which you may obtain from your MSSB Financial Advisor.
You may apply to purchase a Contract by completing an application. When your application is approved, we provide the Contract's Guarantee to you on the assumption and condition that Your Account remains invested in one of the Eligible Portfolios or a Former Eligible Portfolio. We require MSSB to provide data to us to monitor the Eligible Portfolios or Former Eligible Portfolio and to alert us of any changes to the allocations within them.
Your Financial Advisor is a representative of and is affiliated with MSSB, the broker-dealer that is authorized to offer Your Account with these Contracts. Nationwide has an agreement with MSSB to offer the Contracts. MSSB works with your Financial Advisor to assist you in purchasing a Contract.
While the Contract is in the Accumulation and Withdrawal Phases, MSSB is responsible for administering Your Account, including processing additional payments and withdrawals, deducting and remitting to us the Contract Fee, assessing advisory and any other fees associated with Your Account, and providing you with statements, confirmations and other correspondence. During the Accumulation and Withdrawal Phases, Nationwide is responsible for maintaining your Guaranteed Lifetime Withdrawal information, including your Guaranteed Lifetime Withdrawal Amount and your overall Guaranteed Lifetime Withdrawal Base.
If and when one of the triggering events occurs, you will be contacted to elect to enter the Income Phase. You will close Your Account and transfer any remaining assets to us. We will then issue you an immediate fixed income annuity contract that will result in Guaranteed Lifetime Income Payments from us for the remainder of your (and your spouse's, if the Spousal Continuation Option is elected) lifetime. Once the Income Phase begins, your relationship with MSSB, with respect to Your Account, terminates. All administrative responsibilities undertaken by MSSB during the Accumulation and Withdrawal Phases will be performed by Nationwide, the issuer of the Contract and the entity obligated to pay you Guaranteed Lifetime Income Payments for the rest of your (or your spouse's, if the Spousal Continuation Option is elected) lifetime.
Management of Your Account.
Management of Your Account is governed by the Client Agreement. The Contract requires that you remain invested in one of the Eligible Portfolios or a Former Eligible Portfolio in order to maintain the Guarantee associated with the Contract. Neither Nationwide nor MSSB is responsible for ensuring that the assets in Your Account remain invested according to the terms of the Contract.
19

The Accumulation Phase
Once Your Account is opened and you purchase the Contract, you will begin the first phase of the Contract – the Accumulation Phase. During this phase, you will establish your original Guaranteed Lifetime Withdrawal Base, which is equal to Your Account Value when the Contract is issued.
What is the Guaranteed Lifetime Withdrawal Base and how is it calculated?
The Guaranteed Lifetime Withdrawal Base is the amount we use to calculate the Guaranteed Lifetime Withdrawals. On the date we issue the Contract, your original Guaranteed Lifetime Withdrawal Base equals Your Account Value. The anniversary of the date we issue your Contract is known as the "Contract Anniversary" and each one-year period between subsequent Contract Anniversaries is referred to as a "Contract Year."
Can the Guaranteed Lifetime Withdrawal Base change during the Accumulation Phase?
Yes. There are several ways that your Guaranteed Lifetime Withdrawal Base can increase or decrease during the Accumulation Phase:
(1)
The Annual Benefit Base Review. On each Contract Anniversary during the Accumulation Phase, we do an Annual Benefit Base Review to see if you are eligible for an increase to your Guaranteed Lifetime Withdrawal Base. We will examine the following three items and Your Guaranteed Lifetime Withdrawal Base will be set equal to the greatest of:
(a)
the current Guaranteed Lifetime Withdrawal Base, adjusted for transactions in the previous Contract Year that affected the Guaranteed Lifetime Withdrawal Base;
(b)
Your Account Value as of the Contract Anniversary; or
(c)
the original Guaranteed Lifetime Withdrawal Base with a 5% roll-up. This is equal to the original Guaranteed Lifetime Withdrawal Base plus 5% of the original Guaranteed Lifetime Withdrawal Base for each Contract Anniversary that has been reached. An adjustment will be made to the calculations for transactions that increase or decrease the Guaranteed Lifetime Withdrawal Base.
Any increase to the Guaranteed Lifetime Withdrawal Base will be automatic if there are no terms and conditions changes. Otherwise, we require an election to increase the Guaranteed Lifetime Withdrawal Base (see Terms and Conditions of the Contract for an explanation of the impact upon the Guaranteed Lifetime Withdrawal Base if there is a terms and conditions change).
Note: Since the Contract Fee is calculated based on the Guaranteed Lifetime Withdrawal Base, increases to the Guaranteed Lifetime Withdrawal Base will result in higher Contract Fees. Under the automatic Annual Benefit Base Review feature, you agree to pay the larger Fee.
You can cancel the automatic Annual Benefit Base Review by notifying us.
(2)
Additional Deposits to Your Account in the Accumulation Phase. The Contract permits you to make Additional Deposits to Your Account during the Accumulation Phase. Additional Deposits will result in an immediate increase to your Guaranteed Lifetime Withdrawal Base equal to the dollar amount of the Additional Deposit.
Note: We reserve the right to refuse to accept an Additional Deposit made into Your Account for your Guaranteed Lifetime Withdrawal Base that brings your Total Gross Deposits above $2,000,000 (see Suspension and Termination Provisions). Your Account Value may increase above $2,000,000 due to market performance without suspension.
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(3)
Early Withdrawals from Your Account. An Early Withdrawal is any withdrawal you take from Your Account prior to your elected Withdrawal Start Date (discussed later in this provision). Early Withdrawals will result in a decrease to your Guaranteed Lifetime Withdrawal Base. The amount of that decrease will be the greater of (a) or (b), where:

(a)	=	the dollar amount of the Early Withdrawal; and
(b)	=	a "proportional amount" derived from the following calculation: (A ÷ B) × C, where:
		A	=	the dollar amount of the Early Withdrawal;
		B	=	Your Account Value on the date of the Early Withdrawal; and
		C	=	your Guaranteed Lifetime Withdrawal Base on the date of the Early Withdrawal.
Note: When an Early Withdrawal occurs at a time when the market is doing well enough that Your Account Value exceeds the Guaranteed Lifetime Withdrawal Base, an Early Withdrawal will result in a dollar for dollar reduction in the Guaranteed Lifetime Withdrawal Base. When an Early Withdrawal occurs at a time when the market has declined so that Your Account Value is less than the Guaranteed Lifetime Withdrawal Base, an Early Withdrawal will result in a proportional reduction to the Guaranteed Lifetime Withdrawal Base. Furthermore, the more the market has declined (i.e., the greater the difference between Your Account Value and the Guaranteed Lifetime Withdrawal Base), the greater impact the proportional reduction will have on the remaining Guaranteed Lifetime Withdrawal Base resulting in a larger decrease to the overall Guaranteed Lifetime Withdrawals.
Example Early Withdrawal Calculations
In this example, the Account Value is greater than the Guaranteed Lifetime Withdrawal Base.			In this example, the Account Value is less than the Guaranteed Lifetime Withdrawal Base:
At the time of the Early Withdrawal:			At the time of the Early Withdrawal:
Account Value	=	$500,000	Account Value	=	$400,000
Guaranteed Lifetime Withdrawal Base	=	$450,000	Guaranteed Lifetime Withdrawal Base	=	$450,000
Withdrawal Amount	=	$15,000	Withdrawal Amount	=	$15,000
Guaranteed Lifetime Withdrawal Base reduction calculations:			Guaranteed Lifetime Withdrawal Base reduction calculations:
Dollar amount	=	$15,000	Dollar amount	=	$15,000
Proportional amount ($15,000 ÷ $500,000) x $450,000	=	$13,500	Proportional amount ($15,000 ÷ $400,000) x $450,000	=	$16,875
After the Early Withdrawal:			After the Early Withdrawal:
Account Value ($500,000 - $15,000)	=	$485,000	Account Value ($400,000 - $15,000)	=	$385,000
Guaranteed Lifetime Withdrawal Base ($450,000 - $15,000)	=	$435,000	Guaranteed Lifetime Withdrawal Base ($450,000 - $16,875)	=	$433,125
In the case of an Early Withdrawal that causes any reduction to your Guaranteed Lifetime Withdrawal Base, we will provide you with the opportunity to restore your Guaranteed Lifetime Withdrawal Base to the amount that was in effect prior to the Early Withdrawal. To do so, within 45 days of the withdrawal, you must make Additional Deposits to Your Account equal to or greater than the Early Withdrawal amount, and submit a request to us in writing to restore your Guaranteed Lifetime Withdrawal Base as of the date of the Early Withdrawal. In the event you restore your Guaranteed Lifetime Withdrawal Base after an Early Withdrawal, we reserve the right to limit this restoration of your Guaranteed Lifetime Withdrawal Base to one time per Contract Year, not to exceed three times during the life of the Contract. We will confirm with you that your Guaranteed Lifetime Withdrawal Base is restored, and will notify you if you reach the limit of withdrawal restorations.
What if the Account Value falls to the Minimum Account Value before the Withdrawal Start Date but your Guaranteed Lifetime Withdrawal Base is above zero?
If Your Account Value falls below the Minimum Account Value before your Withdrawal Start Date, your Contract will be suspended (see Suspension and Termination Provisions).
21

The Withdrawal Phase
What events trigger the Withdrawal Phase?
Your Account and the Contract will continue in the Accumulation Phase until you (or in the case of Co-Annuitants, the younger Co-Annuitant) reach the age of 55 and affirmatively elect to enter the second phase of the Contract – the Withdrawal Phase. To elect to enter the Withdrawal Phase, you and your Financial Advisor must complete a Withdrawal Phase election form and send the form to the Service Center.
What is the Withdrawal Start Date and what does it mean?
Your Withdrawal Start Date is the date that we receive a completed Withdrawal Phase election form indicating your choice, once you are eligible under the Contract to enter the Withdrawal Phase. The Withdrawal Phase entitles you to begin taking annual withdrawals up to the Guaranteed Lifetime Withdrawal Amount (discussed later in this provision) without reducing your Guaranteed Lifetime Withdrawal Base. To be eligible to enter the Withdrawal Phase, you must reach age 55 or older. In the case of Co-Annuitants, your eligibility to elect to enter the Withdrawal Phase is based on the date the younger Co-Annuitant reaches the age of 55. However, for Contracts owned by an IRA, distributions in an amount necessary to satisfy your minimum required distributions as provided in the Internal Revenue Code will not reduce your Guaranteed Lifetime Withdrawal Base, regardless of the age of your spouse. This means that if you must meet required minimum distributions, you may enter the Withdrawal Phase.
If you are eligible, and you wish to enter the Withdrawal Phase, you must complete a Withdrawal Phase election form. You may request the form through your Financial Advisor or from the Service Center. Your Withdrawal Start Date will be the date we receive your completed Withdrawal Phase election form at the Service Center, even if you do not take an actual withdrawal at that time. We will notify you that we received your completed Withdrawal Phase election form. If you take a withdrawal after the age of 55 and have not completed the Withdrawal Phase election form, you and your Financial Advisor will be notified. Upon notification, if you do not complete a Withdrawal Phase election form within 30 days, your withdrawal will be considered an Early Withdrawal and your Guaranteed Lifetime Withdrawal Base will be reduced as stated in the Early Withdrawals from Your Account section. Note: If your Withdrawal Start Date is in the initial Contract Year or in the year you turn 55, the amount of your initial withdrawals may be prorated based upon the number of days remaining in that calendar year.
If you do not affirmatively elect to enter the Withdrawal Phase, every withdrawal you take will be considered an Early Withdrawal. As described in the Early Withdrawals from Your Account section, Early Withdrawals will reduce your Guaranteed Lifetime Withdrawal Base. If you do not enter the Withdrawal Phase, you will continue to pay for the Guarantee but will not receive the benefit of the Guaranteed Lifetime Withdrawals.
Once you enter the Withdrawal Phase, the Early Withdrawal provisions of this prospectus are inapplicable to your Contract and your potential 5% roll-up to the Guaranteed Lifetime Withdrawal Base that was available in the Accumulation Phase will no longer be available.
What is the Guaranteed Lifetime Withdrawal Amount and how is it calculated?
The Guaranteed Lifetime Withdrawal Amount is the maximum amount you may withdraw each calendar year after your Withdrawal Start Date without reducing your Guaranteed Lifetime Withdrawal Base. The Guaranteed Lifetime Withdrawal Amount is calculated by multiplying your Guaranteed Lifetime Withdrawal Base by your Guaranteed Lifetime Withdrawal Percentage.
Your Guaranteed Lifetime Withdrawal Percentage depends on your age (or in the case of Co-Annuitants, the younger Co-Annuitant's age) at the time of the withdrawal. Your Guaranteed Lifetime Withdrawal Percentage will automatically increase on the calendar year after you (or in the case of Co-Annuitants, the younger Co-Annuitant) turns 65.
Your Age (or in the case of a Co-Annuitant, the age of the younger Co-Annuitant) at the time of the withdrawal	Guaranteed Lifetime Withdrawal Percentage
55 – 64	4%
65 or older	5%
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In other words:
Guaranteed Lifetime Withdrawal Amount	=	Guaranteed Lifetime Withdrawal Base	X	Guaranteed Lifetime Withdrawal Percentage
Note: Although withdrawals taken that do not exceed the Guaranteed Lifetime Withdrawal Amount do not reduce the Guaranteed Lifetime Withdrawal Base, they do reduce Your Account Value.
Note: Your Guaranteed Lifetime Withdrawal Amount should be considered when you determine your periodic withdrawal strategy for retirement income or other purposes. Amounts withdrawn in excess of the Guaranteed Lifetime Withdrawal Amount will negatively impact your Guaranteed Lifetime Withdrawal Base and any Guaranteed Lifetime Income Payments that may be payable to you under this Contract in the future.
The Guaranteed Lifetime Withdrawal Amount is not cumulative. In other words, taking less than the Guaranteed Lifetime Withdrawal Amount in one calendar year does not entitle you to withdraw more than the Guaranteed Lifetime Withdrawal Amount in a subsequent calendar year.
Can the Guaranteed Lifetime Withdrawal Base change during the Withdrawal Phase?
Yes. There are several ways that your Guaranteed Lifetime Withdrawal Base can increase or decrease during the Withdrawal Phase:
(1)
The Annual Benefit Base Review. On each Contract Anniversary during the Withdrawal Phase, we do an Annual Benefit Base Review to see if you are eligible for an increase to your Guaranteed Lifetime Withdrawal Base. We will examine the following two items and your Guaranteed Lifetime Withdrawal Base will be set equal to the greater of:
(a)
the current Guaranteed Lifetime Withdrawal Base, adjusted for transactions in the previous Contract Year that affected the Guaranteed Lifetime Withdrawal Base; or
(b)
Your Account Value as of the Contract Anniversary.
Any increase to the Guaranteed Lifetime Withdrawal Base will be automatic if there are no terms and conditions changes. Otherwise, we require an election to increase the Guaranteed Lifetime Withdrawal Base. See Terms and Conditions of the Contract for an explanation of the impact upon the Guaranteed Lifetime Withdrawal Base if there is a terms and conditions change.
Note: Since the Contract Fee is calculated based on the Guaranteed Lifetime Withdrawal Base, increases to the Guaranteed Lifetime Withdrawal Base will result in higher Contract Fees. Under the automatic Annual Benefit Base Review feature, you agree to pay the larger Fee.
You can cancel the automatic Annual Benefit Base Review by notifying us.
(2)
Additional Deposits to Your Account in the Withdrawal Phase. Just as in the Accumulation Phase, the Contract permits you to make Additional Deposits to Your Account during the Withdrawal Phase, which will result in an immediate increase to your Guaranteed Lifetime Withdrawal Base equal to the dollar amount of the Additional Deposit.
Note: We reserve the right to refuse to accept an Additional Deposit made into Your Account for your Guaranteed Lifetime Withdrawal Base that brings your Total Gross Deposits above $2,000,000 (see Suspension and Termination Provisions). Your Account Value may increase above $2,000,000 due to market performance without suspension.
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(3)
Excess Withdrawals from Your Account. Excess Withdrawals are any withdrawals taken after your Withdrawal Start Date that, during any calendar year, exceed the Guaranteed Lifetime Withdrawal Amount. Excess Withdrawals will result in a decrease to your Guaranteed Lifetime Withdrawal Base. The amount of that decrease will be the greater of (a) or (b), where:

(a)	=	the dollar amount of the Excess Withdrawal (the amount withdrawn during any calendar year in excess of the Guaranteed Lifetime Withdrawal Amount); and
(b)	=	a "proportional amount" derived from the following calculation: (A ÷ B) × C, where:
		A	=	the dollar amount of the Excess Withdrawal;
		B	=	Your Account Value (which will be reduced by any Guaranteed Lifetime Withdrawal Amount taken) on the date of the Excess Withdrawal; and
		C	=	your Guaranteed Lifetime Withdrawal Base on the date of the Excess Withdrawal
Note: When an Excess Withdrawal occurs at a time when the market is doing well enough that Your Account Value exceeds the Guaranteed Lifetime Withdrawal Base, an Excess Withdrawal will result in a dollar for dollar reduction in the Guaranteed Lifetime Withdrawal Base. When an Excess Withdrawal occurs at a time when the market has declined so that Your Account Value is less than the Guaranteed Lifetime Withdrawal Base, an Excess Withdrawal will result in a proportional reduction to the Guaranteed Lifetime Withdrawal Base. Furthermore, the more the market has declined (i.e., the greater the difference between Your Account Value and the Guaranteed Lifetime Withdrawal Base), the greater impact the proportional reduction will have on the remaining Guaranteed Lifetime Withdrawal Base, resulting in a larger decrease to overall Guaranteed Lifetime Withdrawals.
Example Excess Withdrawal Calculations
In this example, the Account Value is greater than the Guaranteed Lifetime Withdrawal Base:			In this example, the Account Value is less than the Guaranteed Lifetime Withdrawal Base:
At the time of the Excess Withdrawal:			At the time of the Excess Withdrawal:
Account Value	=	$500,000	Account Value	=	$400,000
Guaranteed Lifetime Withdrawal Base	=	$450,000	Guaranteed Lifetime Withdrawal Base	=	$450,000
Guaranteed Lifetime Withdrawal Amount	=	$22,500	Guaranteed Lifetime Withdrawal Amount	=	$22,500
Withdrawal Amount	=	$30,000	Withdrawal Amount	=	$30,000
Excess Withdrawal Amount ($30,000 - $22,500)	=	$7,500	Excess Withdrawal Amount ($30,000 - $22,500)	=	$7,500
Guaranteed Lifetime Withdrawal Base reduction calculations:			Guaranteed Lifetime Withdrawal Base reduction calculations:
Dollar amount	=	$7,500	Dollar amount	=	$7,500
Proportional amount ($7,500 ÷ $477,500) x $450,000	=	$7,068	Proportional amount ($7,500 ÷ $377,500) x $450,000	=	$8,940
After the Excess Withdrawal:			After the Excess Withdrawal:
Account Value ($500,000 - $30,000)	=	$470,000	Account Value ($400,000 - $30,000)	=	$370,000
Guaranteed Lifetime Withdrawal Base ($450,000 - $7,500)	=	$442,500	Guaranteed Lifetime Withdrawal Base ($450,000 - $8,940)	=	$441,060
If your Contract is issued as an asset in an IRA, and the only withdrawals you take from the assets in Your Account are those taken to meet required minimum distributions for that account under the Internal Revenue Code, those withdrawals will not be considered Excess Withdrawals, even if the withdrawal exceeds the Guaranteed Lifetime Withdrawal Amount.
In the case of an Excess Withdrawal that causes any reduction to your Guaranteed Lifetime Withdrawal Base, we will provide you with the opportunity to restore your Guaranteed Lifetime Withdrawal Base to the amount that was in effect prior to the Excess Withdrawal. To do so, within 45 days of the withdrawal, you must make Additional Deposits to Your Account equal to or greater than the Excess Withdrawal amount, and submit a request to us in writing to restore your Guaranteed Lifetime Withdrawal Base as of the date of the Excess Withdrawal. In the event you restore your Guaranteed Lifetime Withdrawal Base after an Excess Withdrawal, we reserve the right to limit this restoration of your Guaranteed Lifetime Withdrawal Base to one time per Contract Year, not to exceed three times during the life of the Contract. We will confirm with you that your Guaranteed Lifetime Withdrawal Base is restored, and will notify you if you reach the limit of withdrawal restorations.
Note: The Guaranteed Lifetime Withdrawal Base will never decrease due to market performance, even if Your Account Value goes down.
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Do Early Withdrawals and Excess Withdrawals affect the Guaranteed Lifetime Withdrawal Amount and the Guaranteed Lifetime Withdrawal Base differently?
Yes. Early Withdrawals are considered "early" because they are taken before your Withdrawal Start Date, when your Guaranteed Lifetime Withdrawal Amount has not yet been established. If you take Early Withdrawals, your Guaranteed Lifetime Withdrawal Base will be reduced by the greater of the dollar amount of the Early Withdrawal or the proportional amount calculation. The proportional amount calculation for Early Withdrawals (as described above) uses Your Account Value at the time of the Early Withdrawal.
Excess Withdrawals are in "excess" of your Guaranteed Lifetime Withdrawal Amount, an amount established after your Withdrawal Start Date. If you take withdrawals in excess of your Guaranteed Lifetime Withdrawal Amount, your Guaranteed Lifetime Withdrawal Base will be reduced by the greater of the dollar amount of the Excess Withdrawal or the proportional amount calculation. The proportional amount calculation for Excess Withdrawals (as described above) will apply to Your Account Value on the date of the Excess Withdrawal (minus any Guaranteed Lifetime Withdrawal Amount taken on that day). Thus, Your Account Value is reduced by the Guaranteed Lifetime Withdrawal Amount and any Excess Withdrawal Amount.
What if the Account Value and the Guaranteed Lifetime Withdrawal Base decline to zero due to Excess Withdrawals during the Withdrawal Phase?
If both Your Account Value and the Guaranteed Lifetime Withdrawal Base decline to zero, the Contract will automatically terminate without value.
Triggering the Income Phase
What events will trigger the Income Phase?
Your Account will continue in the Withdrawal Phase until any of the following events, referred to as "triggering events," occurs:
•
Your Account Value, after your Withdrawal Start Date, falls below the greater of $10,000 or the Guaranteed Lifetime Withdrawal Amount (the "Minimum Account Value");
•
Your Account Value is invested in the Minimum Account Value Eligible Portfolio, as discussed in the Suspension and Termination Provisions section, and you reach your Withdrawal Start Date; or
•
You, after your Withdrawal Start Date, affirmatively elect to begin the Income Phase by submitting the appropriate administrative forms.
For Contracts owned by an IRA, the Co-Annuitant for whom the IRA was established shall not be precluded from entering the Income Phase if a triggering event occurs, regardless of the age of their spouse.
Note: It is possible that you may never begin the Income Phase. If you (and your spouse, if the Spousal Continuation Option is elected) die before any of the triggering events occurs, no benefit is payable under this Contract.
How is the Contract transitioned into the Income Phase?
If, and when, a triggering event occurs, we will send you a written notice informing you that you have met all of the conditions in order for your Contract to transition from the Withdrawal Phase to the Income Phase. The notice will contain an Income Phase election form.
If you decide to transition your Contract into the Income Phase, you must return the executed Income Phase election form to the Service Center and instruct MSSB to liquidate Your Account and transfer any remaining balance to us. Any unpaid Contract Fee will be charged against Your Account on a pro-rated basis, but will not affect your Guaranteed Lifetime Withdrawal Base. We will accept those assets as a premium payment for your immediate fixed income annuity contract ("Annuity"). Shortly thereafter, we will issue your Annuity, and we will begin making Guaranteed Lifetime Income Payments to you. The date the Annuity is issued is referred to as the "Annuity Commencement Date." The Guaranteed Lifetime Income Payments will continue for as long as you (or your spouse, if the Spousal Continuation Option is elected) live.
If you decide not to transition your Contract into the Income Phase by indicating your choice on the Income Phase election form and returning the form to the Service Center, your Contract will terminate and we will make no payments to you.
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If we do not receive an Income Phase election form within 90 days of sending it from the Service Center, we will assume you do not intend to transition your Contract into the Income Phase and you wish to terminate your Contract. The Contract Fees that you have paid us, including the fees that you paid during this 90 day period, will not be refunded. You will not receive any benefits of the Guarantee and will not receive any Guaranteed Lifetime Income Payments from us.
The Income Phase
How much will each Guaranteed Lifetime Income Payment be?
Each Guaranteed Lifetime Income Payment will be the same amount as your most recent Guaranteed Lifetime Withdrawal Amount. However, your first Guaranteed Lifetime Income Payment will be prorated based on the amount previously withdrawn during the calendar year prior to beginning the Income Phase. No Additional Deposits and no Guaranteed Lifetime Withdrawals are permitted.
Will the Guaranteed Lifetime Income Payment ever increase or decrease?
No. The Guaranteed Lifetime Income Payments will always be the same amount.
How often are the Guaranteed Lifetime Income Payments paid?
The Guaranteed Lifetime Income Payments will be paid to you at the frequency you request on your Income Phase election form.
Note: Although you elect the frequency of payment, we reserve the right to decrease the frequency so that each scheduled payment is at least $100.
How long will the Guaranteed Lifetime Income Payments be paid?
Once the Guaranteed Lifetime Income Payments begin, they will continue until the death of the Annuitant (or the Co-Annuitant if the Spousal Continuation Option was elected).
Terms and Conditions of the Contract
What does it mean to have a change in "terms and conditions" of the Contract?
Nationwide can change certain terms and conditions of the Contract after you have purchased the Contract. These terms and conditions are: determination of which Select UMA Models are Eligible Portfolios and changes to the Contract Fee Percentages associated with the Eligible Portfolios.
How will a change to the terms and conditions of the Contract affect an existing Contract?
If Nationwide changes one or more terms and conditions of the Contract after it is issued, the change will not apply to your Contract unless you agree to such change. Your acceptance or rejection of any such change will impact the Annual Benefit Base Review which, as of the effective date of the change of terms and conditions, will no longer be automatic. Rather, in order to take advantage of any Annual Benefit Base Review, you will have to consent to have the Annual Benefit Base Review applied to your Contract. In other words, in order to receive the benefit associated with the Annual Benefit Base Review, you must also accept the new terms and conditions associated with the Contract. At the time of the terms and conditions change, we will provide you with the information necessary to make this determination. Specifically, we will provide: Your Account Value; the current Guaranteed Lifetime Withdrawal Base; the current terms and conditions associated with the Contract; and instructions on how to communicate your election to Nationwide.
If you accept the new terms and conditions associated with the Contract, we will continue with the Annual Benefit Base Review at the time of your next Contract Anniversary.
If you refuse to accept the terms and conditions, or we do not receive your election to accept the terms and conditions change within 60 days after the day we send notification to you (in which case we will assume you do not intend to invoke the Annual Benefit Base Review), the new terms and conditions of the Contract will not apply to your Contract. Your Guaranteed Lifetime Withdrawal Base will stay at the same value as of the most recent Contract Anniversary and you will no longer have an Annual Benefit Base Review. However, if you submit Additional Deposits to Your Account, you will
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receive a dollar for dollar increase to your Guaranteed Lifetime Withdrawal Base. Once you decline a terms and conditions change, you will no longer be permitted to accept any other terms and conditions change or reinstate your Annual Benefit Base Review.
If we re-characterize an Eligible Portfolio to a Former Eligible Portfolio, you will be notified of this term and condition change as stated in this section. If you choose to switch to another Eligible Portfolio, you may continue your Annual Benefit Base Review. If you choose to remain in the Former Eligible Portfolio, you will no longer be permitted to accept any other terms and conditions change or reinstate your Annual Benefit Base Review, and the cost of the Former Eligible Portfolio will remain the same. If MSSB no longer offers a Former Eligible Portfolio, the terms of the Suspension and Termination Provisions section will apply.
During the first two years of the Contract, we guarantee that the Contract Fee Percentage will not increase from the price that was in effect at the time you purchased the Contract. Other terms and conditions may change upon notice to you as stated above. After your second Contract Anniversary, Contract Fee Percentage changes are considered a term and condition change. Any Contract Fee Percentage increase will not rise above the maximum Contract Fee Percentage provided in the How much will the Contract cost? and The Contract Fee sections of this prospectus, and you will be notified of any terms and conditions change according to this Terms and Conditions of the Contract section.
Spousal Continuation Option
What is the Spousal Continuation Option?
The Spousal Continuation Option allows, upon your death, your surviving spouse to continue the Contract and receive all the rights and benefits associated with the Contract, including Guaranteed Lifetime Withdrawals and, possibly, Guaranteed Lifetime Income Payments.
Election of the Spousal Continuation Option.
The following conditions apply to Contracts electing the Spousal Continuation Option:
(1)
The Spousal Continuation Option must be elected at the time of application, and the younger spouse must be between 45 and 80 and the older spouse must be 84 or younger.
(2)
Both spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as owners of Your Account and the Annuitant(s) of Your Contract. For Contracts issued to IRAs and Roth IRAs, you and your spouse must be Co-Annuitants, and the person for whom the IRA or Roth IRA was established must name their spouse the sole beneficiary of Your Account.
(3)
If, prior to the Withdrawal Start Date, your marriage terminates due to divorce, dissolution, or annulment, or a Co-Annuitant dies, we will remove the Spousal Continuation Option from your Contract after you submit to the Service Center a written request and evidence of the marriage termination or death that is satisfactory to Nationwide. After removal of the Spousal Continuation Option, we will not charge you the Spousal Continuation Option Fee Percentage. Once the Spousal Continuation Option is removed from the Contract, the option may not be re-elected or added to cover a subsequent spouse.
(4)
If, on or after the Withdrawal Start Date, your marriage terminates due to divorce, dissolution, or annulment, or a Co-Annuitant dies, you may not remove the Spousal Continuation Option from the Contract. The remaining Owner of the Contract will continue to be charged the Spousal Continuation Option Fee Percentage, and after the remaining Owner of the contract submits to the Service Center a written request in a form acceptable to Nationwide, the remaining Owner of the Contract's former spouse will no longer be eligible to receive withdrawals.
(5)
For Contracts with non-natural owners (other than IRAs), one spouse must be the Annuitant and the other spouse must be the Co-Annuitant.
(6)
Upon either Co-Annuitant's death, the surviving spouse must keep Your Account open and comply with all of the requirements of this Contract.
(7)
If you enter the Income Phase of the Contract, both you and your spouse must be named primary beneficiaries of the Contract at that time to ensure the Guaranteed Lifetime Income Payments will continue for both lives.
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How much does the Spousal Continuation Option cost?
The maximum Spousal Continuation Option Fee Percentage is 0.30% of your Guaranteed Lifetime Withdrawal Base. Currently, the Spousal Continuation Option Fee Percentage is 0.20% of your Guaranteed Lifetime Withdrawal Base and is assessed in the same manner and at the same time as the Contract Fee. The Spousal Continuation Option Fee is in addition to the Contract Fee, resulting in a maximum total of 1.75% and a current total of 1.20%. Nationwide reserves the right to discontinue the Spousal Continuation Option Fee. If the Spousal Continuation Option Fee is discontinued, it will be discontinued for all Contracts.
Is it possible to pay for the Spousal Continuation Option but not receive a benefit from it?
There are situations where you would not receive the benefit of the Spousal Continuation Option. For example, if on or after the Withdrawal Start Date your spouse dies before you, the benefits associated with the option will not be realized. Also, if withdrawals are taken after the Withdrawal Start Date and your marriage terminates due to death, divorce, dissolution, or annulment, you may not remove the Spousal Continuation Option from the Contract and you must continue to pay the Spousal Continuation Option Fee.
The Contract Fee
How much is the Contract Fee?
The maximum Contract Fee Percentage for the Contract is a rate of 1.45% of the Guaranteed Lifetime Withdrawal Base. The current Contract Fee Percentage is 1.00% of the Guaranteed Lifetime Withdrawal Base. If you choose to elect the Spousal Continuation Option, there is an additional fee (see How much does the Spousal Continuation Option cost?). Once your Contract is issued, the Contract Fee associated with your Contract will not increase, except possibly, if you affirmatively elect the change of any terms and conditions, or if you have to go to the Minimum Account Value Eligible Portfolio and the Contract Fee Percentage is higher (see Terms and Conditions of the Contract). Nationwide also reserves the right to discontinue the Contract Fee. If the Contract Fee is discontinued, it will be discontinued for all Contracts.
The Contract Fee is in addition to charges that are imposed in connection with advisory, custodial, platform and other services, or charges imposed by Investment Products comprising Your Account at MSSB.
We provide a price guarantee during the first two years that you own the Contract. During this time, your Contract Fee Percentage will not increase above the Contract Fee Percentage that was in place at the date of issuance of the Contract. After your second Contract Anniversary, a change in the Contract Fee Percentage will be considered a terms and conditions change (see Terms and Conditions of the Contract).
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes to Nationwide. Nationwide will not pass these taxes through to the Contract owner.
When and how is the Contract Fee assessed?
The Contract Fee is only assessed during the Accumulation and Withdrawal Phases of the Contract. It is deducted from Your Account on a calendar quarter basis at the beginning of each quarter in the same manner as MSSB's advisory fees for Your Account. The Fee is paid in advance based on the value of the Guaranteed Lifetime Withdrawal Base as of the last day of the previous calendar quarter. If you make an Additional Deposit or take an Early or Excess Withdrawal during the pre-paid quarter, your Fee will not be impacted for that quarter since the Fee was paid in advance. The Fee for the following quarter will be impacted because the Guaranteed Lifetime Withdrawal Base will reflect any increase from an Additional Deposit or a decrease from an Early or Excess Withdrawal.
The Contract Fee Percentage is assessed at the beginning of the quarter because it corresponds with MSSB's billing, and the quarterly billing will have no other impact other than to reduce Your Account Value. The Contract Fee will be deducted by MSSB and remitted to us. To facilitate this, you must sign the Client Agreement allowing MSSB to deduct the Fee from Your Account. The sale or transfer of investments in Your Account to pay the Contract Fee will not reduce your Guaranteed Lifetime Withdrawal Base, but will reduce Your Account Value.
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For example:
Contract Fee Percentage:	1.00%
Number of days in calendar quarter:	90
Number of days in the calendar year:	365
Guaranteed Lifetime Withdrawal Base (as of the end of the previous quarter):	$500,000
Contract Fee Calculation: $500,000 x [1.00% x (90 ÷ 365)] =	$1,232.87
If your Contract is issued in the middle of a quarter, we will prorate your Contract Fee for that quarter. Thereafter, the Fee for the next calendar quarter will be calculated based on the Guaranteed Lifetime Withdrawal Base as of the end of the prior calendar quarter. If you terminate your Contract in the middle of a quarter, we will prorate that quarter's Fee and will return the remainder to you.
We will allow you the flexibility to pay the Fees in ways other than through a deduction from Your Account consistent with your Client Agreement.
Will the Contract Fee be the same amount from quarter to quarter?
Since the Fee is based on your Guaranteed Lifetime Withdrawal Base at the end of the previous quarter, any time the Guaranteed Lifetime Withdrawal Base increases (via Additional Deposits or the Annual Benefit Base Review) so does the amount of the Fee for the next quarter. Likewise, any time the Guaranteed Lifetime Withdrawal Base decreases (via Early Withdrawals or Excess Withdrawals), so does the amount of the Fee for the next quarter. Additionally, if you elect an Annual Benefit Base Review when a higher or lower Contract Fee Percentage is in effect, the dollar amount of your Contract Fee will increase or decrease accordingly. Thus, the only way the dollar amount of your Contract Fee will remain the same is if your Guaranteed Lifetime Withdrawal Base and the Contract Fee Percentage associated with your Contract stays the same.
Nationwide also reserves the right to discontinue the Contract Fee. If the Contract Fee is discontinued, it will be discontinued for all Contracts.
Will advisory and other fees impact the Account Value and the Guarantee under the Contract?
They might. The provisions of your Contract currently allow for a "Withdrawal Exception" whereby withdrawals up to a certain amount can be deducted from Your Account each calendar quarter to pay for MSSB's advisory and other service fees associated with Your Account without being considered Early Withdrawals/Excess Withdrawals, as applicable. Currently, the maximum amount of the Withdrawal Exception is a total of 3.00% of Your Account Value each calendar year.
If MSSB's actual fees for advice and other services exceed 3.00% of Your Account Value, and you withdraw the entire fee amount from Your Account, the amount withdrawn above the 3.00% limit will be considered an Early Withdrawal/Excess Withdrawal, as applicable, and will reduce your Guaranteed Lifetime Withdrawal Base. This means that if you have not yet reached your Withdrawal Start Date and you exceed the Withdrawal Exception, you will have an Early Withdrawal. If you have reached your Withdrawal Start Date and you exceed the Withdrawal Exception, you will have an Excess Withdrawal if you also take the full Guaranteed Lifetime Withdrawal Amount for that year. Both Early Withdrawals and Excess Withdrawals reduce your Guaranteed Lifetime Withdrawal Base.
Managing Withdrawals from Your Account
There are many factors that will influence your decision of when to take withdrawals from Your Account and in what amount. No two investors' situations will be exactly the same. You should carefully weigh your decision to take withdrawals from Your Account, the timing of the withdrawals, and the amounts. You should consult with your Financial Advisor and a tax advisor. In addition to the advice you may receive from your advisor, here are a few things to consider:
First:
Early Withdrawals and Excess Withdrawals will reduce your Guaranteed Lifetime Withdrawal Base.
The reduction may be substantial, especially if Your Account Value is significantly lower than it was when the Guaranteed Lifetime Withdrawal Base was last computed or adjusted.

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Second:
Once you are ready to begin taking withdrawals of the Guaranteed Lifetime Withdrawal Amount from Your Account, consider setting up a quarterly, monthly or other systematic withdrawal program.
Doing so may help limit the risk that you will make an Excess Withdrawal.

Third:
Consider the timing of your withdrawals. Because your Guaranteed Lifetime Withdrawal Base can increase on your Contract Anniversary via the automatic Annual Benefit Base Review, the higher
Your Account Value is on your Contract Anniversary, the more likely you will be to receive an increase in your Guaranteed Lifetime Withdrawal Base. You might have a higher Guaranteed
Lifetime Withdrawal Base if you defer withdrawals until after your Contract Anniversary.

Fourth:
Consider that the longer you wait to begin taking withdrawals of the Guaranteed Lifetime
Withdrawal Amount, the less likely it is that you will receive any Guaranteed Lifetime Income
Payments. Taking withdrawals reduces Your Account Value. If you wait to begin taking withdrawals, you are likely to reach the Minimum Account Value later in your life, and at the same time, your remaining life expectancy will be shorter.

Death Provisions
The treatment of the Contract upon the death of an Annuitant depends on a number of factors. Those include whether the Contract Owner is a natural or non-natural person, whether there is a Co-Annuitant, and whether the Contract is in the Accumulation or Withdrawal Phase or the Income Phase.
		Annuitant's Death in Accumulation or Withdrawal Phase	Annuitant's Death in Income Phase
Sole Contract Owner	Sole Annuitant (no Spousal Continuation Option)
The Contract terminates and we will make no
payments under the Contract. We will return
that portion of the current quarter's Contract
Fee attributable to the time period between
your death and the end of the current
calendar quarter.

We will calculate the remaining amount of
transferred Account Value that has not yet
been paid to you in the form of Guaranteed
Lifetime Income Payments. We will make
payments to your beneficiary in the same
frequency as the Withdrawal Phase in the
amount equal to your Guaranteed Lifetime
Withdrawals until that amount has been paid.
If all remaining transferred Account Value has
already been paid to you at the time of your
death in the form of Guaranteed Lifetime
Income Payments, we will make no further
payments.

	Co-Annuitants (spouses with the Spousal Continuation Option)	If the Contract Owner/Co-Annuitant of the Contract dies, the Contract will continue with the surviving Co-Annuitant as the sole Contract Owner and sole Annuitant.
● If the Contract Owner/Co-Annuitant of the
Contract dies, we will continue to make
Guaranteed Lifetime Income Payments to
the surviving Contract Owner/Co-Annuitant
for the duration of his or her lifetime.
● Upon the surviving Contract Owner/Co-
Annuitant's death, we will calculate the
remaining amount of transferred Account
Value that has not yet been paid in the form
of Guaranteed Lifetime Income Payments.
We will make payments to your beneficiary
in the same frequency as the Withdrawal
Phase in the amount equal to the
Guaranteed Lifetime Withdrawals until that
amount has been paid.

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		Annuitant's Death in Accumulation or Withdrawal Phase	Annuitant's Death in Income Phase
Joint Contract Owners (spouses)	Sole Annuitant (no Spousal Continuation Option)
If a Joint Owner who is the Annuitant dies,
the Contract terminates and we will make no
payments under the Contract. We will return
that portion of the current quarter's Contract
Fee attributable to the time period between
your death and the end of the current
calendar quarter.

If a Joint Owner who is the Annuitant dies, we
will calculate the remaining amount of
transferred Account Value that has not yet
been paid to you in the form of Guaranteed
Lifetime Income Payments. We will make
payments to your beneficiary in the same
frequency as the Withdrawal Phase in the
amount equal to your Guaranteed Lifetime
Withdrawals until that amount has been paid.
If all remaining transferred Account Value has
already been paid to you at the time of your
death in the form of Guaranteed Lifetime
Income Payments, we will make no further
payments.

		If a Joint Owner who is not the Annuitant dies, the Contract will continue with the surviving Joint Owner/Annuitant as the sole Contract Owner.	If a Joint Owner who is not the Annuitant dies, the Contract will continue with the surviving Joint Owner/Annuitant as the sole Contract Owner receiving Guaranteed Lifetime Income Payments.
	Co-Annuitants (spouses with the Spousal Continuation Option)	If a Joint Owner/Co-Annuitant dies, the Contract will continue with the surviving Joint Owner/Co-Annuitant as the sole Contract Owner and sole Annuitant.
● If a Joint Owner/Co-Annuitant dies, we will
continue to make Guaranteed Lifetime
Income Payments to the surviving Joint
Owner/Co-Annuitant for the duration of his
or her lifetime.
● Upon the surviving Joint Owner/Co-
Annuitant's death, we will calculate the
remaining amount of transferred Account
Value that has not yet been paid in the form
of Guaranteed Lifetime Income Payments.
We will make payments to your beneficiary
in the same frequency as the Withdrawal
Phase in the amount equal to the
Guaranteed Lifetime Withdrawals until that
amount has been paid.

Marriage Termination Provisions
In the event of a divorce, dissolution or annulment whose decree or other agreement affects a Contract, we will require written notice in a manner acceptable to us.
Marriage termination in the Accumulation or Withdrawal Phases.
If the marriage terminates during the Accumulation or Withdrawal Phase and you did not elect the Spousal Continuation Option:
•
If you remain the sole owner of Your Account, there will be no change to the Contract.
•
If your former spouse becomes the sole owner of Your Account, the Contract will be issued as a new Contract, with a new Guaranteed Lifetime Withdrawal Base (calculated as of the date the new Contract is issued) with your former spouse as Contract Owner and Annuitant, and the Contract will terminate upon the death of the Annuitant. Alternately, the former spouse may elect to terminate the Contract.
•
If Your Account is divided between you and your former spouse, the Contract will be reissued as two Contracts (one to each of the former spouses). The Guarantee will not carry over and a new Guaranteed Lifetime Withdrawal Base will be established based on the value of each new account as of the date the new Contracts are issued. Each former spouse will be the named Contract Owner and Annuitant of their respective reissued Contract, and each Contract will terminate upon the death of the respective Annuitant. Alternately, each former spouse may elect to terminate their respective Contract.
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If the marriage terminates during the Accumulation or Withdrawal Phases and you elected the Spousal Continuation Option:
•
If Your Account is taken over solely by one of the Joint Owners (the "Receiving Joint Owner"), the Receiving Joint Owner may elect whether to have the Contract reissued with him/her as the sole Contract Owner and Annuitant, or continue the Contract with both former spouses remaining as Joint Owners and the Receiving Joint Owner as the annuitant. In either situation, the Contract will terminate upon the death of the Annuitant. Alternately, the Receiving Joint Owner may elect to terminate the Contract.
•
If Your Account is divided between the Joint Owners (the former spouses), the Contract will be reissued as two Contracts (one to each of the former spouses), with the contractual Guarantee divided in proportion to the division of the assets in Your Account and a new Guaranteed Lifetime Withdrawal Base will be established for each Contract based on the value of each account as of the date the new Contracts are issued. The Joint Owners may remain as Joint Owners on each reissued Contract, with one former spouse named as Annuitant on each of the Contracts, or each may become the sole Contract Owner and Annuitant on their respective reissued Contract. In either situation, the Contract will terminate upon the death of the Annuitant. Alternately, each former spouse may elect to terminate their respective Contract.
Marriage termination in the Income Phase.
If, during the Income Phase, the marriage terminates, the Contract will not be reissued. We will make Guaranteed Lifetime Income Payments to one or more payees as set forth in the relevant decree, order, or judgment.
Contract Owners should consult with their own advisors to assess the tax consequences associated with these marriage termination provisions.
Suspension and Termination Provisions
Suspension and termination provisions only apply during the Accumulation and Withdrawal Phases of the Contract.
What does it mean to have a suspended Contract?
Contract suspension will not otherwise change or suspend the calculation of the benefits or charges under your Contract.
If you do not cure the suspension of your Contract, we will terminate your Contract, which will eliminate the Guarantee. You will not receive any benefits of the Guarantee and will not receive any Guaranteed Lifetime Income Payments from us.
What will cause a Contract to be suspended?
There are several events that can cause a Contract to be suspended. Some of them are within your control; some are not. We reserve the right to suspend the Contract if any of the following events occur:
•
You do not comply with any provision of this prospectus, including, but not limited to, the requirement that you maintain Your Account at MSSB and invest the assets as required by an Eligible Portfolio or a Former Eligible Portfolio, and the requirement that you execute an agreement that provides for the deduction and remittance of the Contract Fee;
•
Your Account Value falls below the Minimum Account Value;
•
MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios; or
•
You make an Additional Deposit to Your Account when Your Account already exceeds $2,000,000 in Total Gross Deposits, or you make an Additional Deposit to Your Account that causes Your Account to exceed $2,000,000 in Total Gross Deposits.
If one of the suspension events occurs, we will provide you with a suspension notice indicating what exactly is triggering the suspension and when the termination will occur. The purpose of this notice is to give you the opportunity to cure the issue that has triggered the suspension. You will have 45 days to correct the suspension event. If you correct the issue within 45 days in a manner acceptable to us, the termination will not take effect.
What can be done to take the Contract out of suspension?
The notice will indicate that there is a specific suspension period, during which you will have the ability to preserve the Guarantee associated with your Contract. The notice will contain a description of one or more actions you can take to take the Contract out of suspension and avoid termination.
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If you do not or cannot cure the issue causing the suspension by the end of the suspension period, your Contract will terminate on the date indicated in the notice.
Specific suspension events and their cures.
Your Account Value falls to the Minimum Account Value before the Withdrawal Start Date.
If Your Account Value falls below the Minimum Account Value before your Withdrawal Start Date, your Contract will be suspended. The suspension notification will indicate that you must elect one of three options for the Contract:
(1)
Make Additional Deposits to Your Account to bring Your Account Value above the Minimum Account Value;
(2)
Transfer Your Account Value to the Minimum Account Value Eligible Portfolio. The Minimum Account Value Eligible Portfolio is only available to Contract Owners whose Account Value falls below the Minimum Account Value before the Withdrawal Start Date; or
(3)
Terminate the Contract.
If you choose to invest in the Minimum Account Value Eligible Portfolio under these circumstances, Your Account Value must remain allocated to the Minimum Account Value Eligible Portfolio until your Withdrawal Start Date, at which time Your Account will transition to the Income Phase, as discussed in the Triggering the Income Phase section.
The Minimum Account Value Eligible Portfolio currently available with a Contract Fee Percentage of 1.00% is:
Eligible Portfolio	Target Allocations
		U.S. Equity
Minimum Account Value Eligible Portfolio	U.S. Large Cap Value Equity	U.S. Large Cap Growth Equity	U.S. Mid Cap Value Equity	U.S. Mid Cap Growth Equity	U.S. Small Cap Value Equity	U.S. Small Cap Growth Equity
	0%	0%	0%	0%	0%	0%
Composition	International Equity		U.S. Fixed Income		International Fixed Income	Cash
	Developed International Equity	Emerging Markets Equity	U.S. Core Fixed Income	U.S. High Yield Fixed Income	International Fixed Income	Cash/U.S. Short Duration Bond
100% Fixed	0%	0%	40 - 60%	0 - 20%	5 - 25%	20 - 40%
Investment Strategy: Fixed Income- An all fixed income model for a most conservative investor that seeks conservative risk investments with minimal market volatility. In order to accommodate a lower account value, the portfolio is only comprised of exchange traded funds (ETFs) which have lower minimum investment requirements.

Investment Objective: The investment objective for this Model has a primary emphasis on capital preservation. This Model is classified to have low volatility. It is most suitable for an investor that is comfortable with minimal fluctuations in their portfolio, and the possibility of larger declines in value, in order to grow their portfolio over time.

Investment Risk: Fixed income is historically considered less risky than equities. The Minimum Account Value Eligible Portfolio has
100% of the assets in fixed income or cash. Therefore, of all of the Eligible Portfolios, this portfolio provides the most conservative investment risk.

Benchmark: 70% BC Aggregate Bond (U.S. Fixed Income)/30% 90-Day T-Bills (Cash)
For a summary of the asset categories and benchmark indices, please refer to the Eligible Portfolios summary earlier in the prospectus.
If you do not notify us of your election by the end of the suspension period, we will assume that you intend to terminate the Contract.
MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios.
If MSSB no longer manages any Eligible Portfolios or Former Eligible Portfolios, and Nationwide no longer partners with MSSB, we reserve the right to suspend the Contract. The only way to cure this suspension (to preserve your Guarantee under the Contract) is to transfer Your Account Value to a third party account approved by us or to an annuity contract that we, or one of our affiliates, offer.
•
If you decide to transfer to a third party account approved by us, please keep in mind the following:
❍
The charges for those products may be higher than the Contract Fee Percentage assessed in connection with your Contract;
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❍
You will not be charged any transfer fees by us other than the termination fees imposed by your custodian consistent with your custodial agreement; and
❍
The value transferred for the Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer (a Valuation Day is any day the New York Stock Exchange is open for trading).
•
If you decide to transfer Your Account Value to an annuity contract that we, or one of our affiliates, offer, the amount transferred to the new annuity contract will be equal to the value of Your Account on the Valuation Day of the transfer, and the basis for your Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer.
•
If you choose not to transfer Your Account Value, or fail to transfer Your Account Value before the end of the suspension period, the Contract and the Guarantee will terminate.
Additional Deposits that exceed $2,000,000 in Total Gross Deposits
We must manage the risk that your Guaranteed Lifetime Payments may become too large for us to guarantee. While we do not manage Your Account, we maintain sole discretion as to how high your Guaranteed Lifetime Withdrawal Base may increase. Therefore, we reserve the right to refuse to accept an Additional Deposit made into Your Account for your Guaranteed Lifetime Withdrawal Base that brings your Total Gross Deposits above $2,000,000. Our decision to accept your Additional Deposit for your Guaranteed Lifetime Withdrawal Base will be based on one or more factors, including but not limited to: age, spouse age (if applicable), Annuitant age, state of issue, total Account Value, election of the Spousal Continuation Option, current market conditions, and current hedging costs. All such decisions will be based on internally established actuarial guidelines and will be applied in a nondiscriminatory manner. Note: If you have more than one MSSB account with this Guarantee, the $2,000,000 limit in Total Gross Deposits applies to the aggregate account value of Your Accounts.
Since you will not independently be able to make the determination as to whether an Additional Deposit will be accepted for your Guaranteed Lifetime Withdrawal Base, you and your Financial Advisor should contact the Service Center prior to making any Additional Deposit that you suspect may exceed $2,000,000 in Total Gross Deposits. We will assist you in determining whether your Additional Deposit will be accepted for your Guaranteed Lifetime Withdrawal Base calculation. This pre-deposit inquiry prevents an inadvertent suspension of your Contract, because submitting Additional Deposits that exceed the $2,000,000 in Total Gross Deposits limit without Nationwide's prior approval will suspend your Contact, which could lead to Contract termination.
More specifically, the following scenarios apply to the Contract:
•
Pre-Deposit Inquiry. If you contact us before you submit an Additional Deposit that you know or suspect will exceed the $2,000,000 in Total Gross Deposits limit, we will perform an analysis and make a determination as to whether we will accept the Additional Deposit for your Guaranteed Lifetime Withdrawal Base. We will notify you of our determination within a reasonable time.
❍
If we permit the application of all or a portion of an Additional Deposit to the Guaranteed Lifetime Withdrawal Base calculation, that amount will be reflected in your Guaranteed Lifetime Withdrawal Base at the time you deposit the Additional Deposit to Your Account, provided such deposit is made within 5 days of our notification of approval and provided that such deposit does not exceed the amount evaluated in the pre-deposit inquiry. If you make such Additional Deposit after the expiration of the permitted time period, or it is for an amount greater than that submitted in the pre-deposit inquiry, we will treat the Additional Deposit as if no pre-deposit inquiry was made (see "No Pre-Deposit Inquiry" below) and will immediately suspend your Contract.
❍
If we exercise our right to refuse to accept all or a portion of an Additional Deposit for the Guaranteed Lifetime Withdrawal Base (and you have not made the Additional Deposit), we will not suspend your Contract. If however, you proceed to make the Additional Deposit after our notification of our refusal to accept the Additional Deposit for your Guaranteed Lifetime Withdrawal Base, we will treat the Additional Deposit as if no pre-deposit inquiry was made (see "No Pre-Deposit Inquiry" below) and will immediately suspend your Contract.
•
No Pre-Deposit Inquiry. If you do not contact us before you submit an Additional Deposit that causes Your Account to exceed the $2,000,000 in Total Gross Deposits limit, we will immediately suspend your Contract. We will notify you of the suspension and the reason for the suspension. Then, we will perform an analysis and make a determination as to whether we will accept the Additional Deposit for your Guaranteed Lifetime Withdrawal Base. We will notify you of our determination within a reasonable time during the suspension period. Note: In the
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event of multiple Additional Deposits that cause Total Gross Deposits to exceed $2,000,000, each deposit will have its own suspension period and review determination. Multiple Additional Deposits will be evaluated in the order they are deposited.
❍
If we permit the application of all or a portion of an Additional Deposit to the Guaranteed Lifetime Withdrawal Base calculation, that amount will be reflected in your Guaranteed Lifetime Withdrawal Base as of the date you deposited the Additional Deposit to Your Account and we will immediately remove the Contract's suspension. We will notify you that the suspension has been removed.
❍
If we exercise our right to refuse to accept all or a portion of an Additional Deposit for the Guaranteed Lifetime Withdrawal Base, your Contract will continue to be suspended (as of the date of the Additional Deposit). We will notify you and your Financial Advisor immediately of the Contract's suspended status and will request that you remove the Additional Deposit(s) from Your Account. The notification will indicate that the Contract will remain suspended until you remove the Additional Deposit(s) that caused your Total Gross Deposits to exceed $2,000,000 from Your Account, and that if you do not withdraw the necessary amount from Your Account before the end of the suspension period, the Contract will terminate and you will not be eligible for any of the benefits associated with the Contract. During the suspension period, any withdrawal will not constitute an Early Withdrawal or an Excess Withdrawal.
What will cause a Contract to be terminated?
If you fail to cure the cause of a Contract suspension within 45 days, your Contract will terminate. We will provide you with a pre-termination notice indicating what exactly has triggered the termination and when the termination will be effective. The purpose of this pre-termination notice is to give you the opportunity to either cure the issue that has triggered the termination, or to preserve your Guarantee under the Contract by transferring Your Account Value to a third party account approved by us or to an annuity contract we, or one of our affiliates, offer. If you cure the issue before the termination date in a manner acceptable to us, the termination will not take effect.
•
If you decide to transfer to a third party account approved by us, please keep in mind the following:
❍
The charges for those products may be higher than the Contract Fee Percentage assessed in connection with your Contract;
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You will not be charged any transfer fees by us other than the termination fees imposed by your custodian consistent with your custodial agreement;
❍
The value transferred for the Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer.
•
If you decide to transfer Your Account Value to an annuity contract that we, or one of our affiliates, offer, the amount transferred to the new annuity contract will be equal to the value of Your Account on the Valuation Day of the transfer, and the basis for your Guarantee will be equal to the Guaranteed Lifetime Withdrawal Base on the Valuation Day of the transfer.
If you do not cure the issue within the termination cure period, or if you fail to transfer Your Account Value before the end of the termination cure period, the Contract and the Guarantee will terminate. If the Contract does terminate, we will provide you with written notification of the Contract's termination.
Federal Income Tax Considerations
The following discussion is based on our understanding of current United States federal income tax laws. It is a general discussion and does not address all possible circumstances that may be relevant to the tax treatment of a particular Contract Owner. This discussion does not address the tax treatment of transactions involving the investment assets held in Your Account, except to the extent that they may be affected by ownership of the Contract. This discussion does not address matters relating to federal estate and gift tax consequences, or state and local income, estate, inheritance, or other tax consequences of ownership of a Contract.
This Contract is a new and innovative product. The IRS has not yet addressed the tax consequences of ownership of, or distributions from, the Contract (or products similar to the Contract) in any formal ruling or other type of guidance that may be used or cited as precedent. It is possible that the IRS could attempt to apply rules different than the ones described below to the taxation of the distributions from the Contract and/or for transactions taking place within Your Account.
The Contract is in form an annuity contract, and we intend to treat the Contract as an annuity for federal income tax purposes. The Contract will be paid for by periodic payments to Nationwide in exchange for a promise to make periodic payments upon the occurrence of certain events, which payments will cease upon death, with the express purpose of
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providing long-term income security. Consequently, we intend to report taxable income under the Contract to you consistent with the rules applicable to annuity contracts, and the payments will be treated as being annuity payments made after the annuity starting date. We can give no assurances that the IRS will agree with our interpretation regarding the proper tax treatment of the Contract, or the tax implications to the investments in Your Account that may arise by reason of the Contract, or that a Court would agree with our interpretation if the IRS were to challenge such tax treatments.
Except as provided in the Death Provisions section, we will make no Guaranteed Lifetime Income Payments to your beneficiary. We will not return any fees except for the portion of the current quarter's Fees paid in advance.
Because this is a new and innovative product, there are no binding authorities directly addressing the taxation of distributions from the Contract, or how ownership of the Contract may affect the taxation of transactions within Your Account. Any relevant authorities are susceptible to numerous interpretations, some of which may cause the IRS to disagree with our interpretations. If the IRS were to successfully challenge the tax treatment described herein, it could have a material and adverse effect on the tax consequences of the acquisition, owning, and disposition of investments in Your Account. In addition, it is possible that, due to changes in your circumstances in future years, the tax consequences under the qualified dividend and straddle rule could change. For example, losses may be realized when it has become likely that the value of Your Account has been reduced to the greater of $10,000 or your Guaranteed Lifetime Withdrawal Amount. You should consult with your own tax advisors regarding the potential tax implications of purchasing and/or owning a Contract, based on your individual circumstances.
Tax consequences with respect to Your Account and/or your Contract may also be adversely affected by future changes in the tax law.
The IRS addressed arrangements that are similar to the Contract in Private Letter Rulings 200939018, 200949007, 200949036, 201001016, and 201105004. Pursuant to §6110(k)(3) of the Internal Revenue Code, private letter rulings may not be used or cited as precedent, and therefore cannot be relied upon as authoritative rulings by the IRS. With respect to the arrangements described in those private letter rulings, the IRS concluded that: (a) the annuity contract would be treated as an annuity within the meaning of §72 of the Internal Revenue Code; (b) the annuity would not create a right of reimbursement for losses realized on account assets for purposes of §165 and therefore would not prevent a current deduction for such losses; (c) the annuity would not be treated as diminishing the account owner's risk of loss on account assets for purposes of applying the holding period requirements of §1(h)(11); and (d) the annuity contract and the account assets would not, either at the time of the issuance of the contract or subsequently, be viewed as components of a straddle within the meaning of §1092.
THE FOLLOWING GENERAL DISCUSSION IS BASED ON THE ASSUMPTION THAT THE CONTRACT WILL BE TREATED AS AN ANNUITY FOR INCOME TAX PURPOSES.
Taxation of Distributions from the Contract.
If and when you begin the Income Phase, any Guaranteed Lifetime Income Payments made from the Contract are expected to be substantially equal periodic payments, paid no less frequently than annually, and are to be paid while the Annuitant is living (or, if the Spousal Continuation Option is elected, while either Co-Annuitant is living), and will terminate upon the death of the Annuitant (or, if the Spousal Continuation Option is elected, upon the death of the surviving Co-Annuitant). For federal income tax purposes, Guaranteed Lifetime Income Payments should be treated as amounts received as an annuity, and should be taxed in accordance with the rules applicable to annuity payments. As amounts received as an annuity, the portion of these payments that is allocable to income should be taxable to you as ordinary income, and the portion of the payments that is allocable to your after tax payments of premiums for the Contract, or basis, should be treated as the nontaxable return of basis. The amount excludable from each Guaranteed Lifetime Withdrawal in the Income Phase will be determined by the following calculation:
Excludable Amount	=	Guaranteed Lifetime Withdrawal	X	Contract Owner's investment in the Contract
the expected total amount of Guaranteed Lifetime Income Payments over the life of the Contract*
*
The "expected total amount of the Guaranteed Lifetime Income Payments over the life of the Contract" is equal to the amount of one Guaranteed Lifetime Withdrawal payment multiplied by a factor that is determined by your life expectancy. The life expectancy factor tables appear in Treasury Regulation 1.72-9.
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The maximum amount excludable from income is the investment in the Contract; once the entire after-tax investment in the Contract is recovered, all Guaranteed Lifetime Income Payments would be fully includable in income. If payments cease by reason of the death of an Annuitant before the after-tax basis has been fully recovered through Guaranteed Lifetime Income Payments, such unrecovered amounts should be allowable as an income tax deduction in the Contract Owner's last taxable year.
We anticipate that the investment in the Contract will be equal to all amounts paid to us from Your Account. However, it is possible that the IRS could take the position that a portion or all of such payments are nondeductible expenses that are not includible in your investment in the Contract.
Taxation of Eligible Portfolios or Former Eligible Portfolios that are not held by an Individual Retirement Account.
We believe that in both form and substance the Contract is an annuity for income tax purposes and should be taxed in accordance with the rules applicable to annuities. Similarly, we believe that transactions (such as sales, redemptions, exchanges, distributions, etc.) involving the investments in the Eligible Portfolios or Former Eligible Portfolios should receive the same income tax treatment as would be accorded them in the absence of the Contract. The taxation of such transactions is outside the scope of this prospectus, and you should consult with your advisors regarding any matters relating to transactions within Your Account.
The sale of any assets in Your Account in order to pay the Contract Fee for your Contract will be a taxable event, in the same manner as if the assets were sold for any other purpose. Payments of the Contract Fee for your Contract are not on a tax-free basis and are not deductible.
Although the question is not completely free of doubt, we believe that the Eligible Portfolios or Former Eligible Portfolios will not be subject to the "straddle" rules by reason of owning the Contract. The IRS defines straddle as offsetting positions in actively traded personal property. Positions are considered "offsetting" if holding one position substantially diminishes the risk of loss on another position held by a taxpayer. If the straddle rules were to apply to the Eligible Portfolios or Former Eligible Portfolios, the holding period for determining whether the sale of an asset qualifies for long-term capital gain treatment would be suspended, and recognition of losses from the sale of investments could be deferred. To date, there have been no binding published authorities on this matter, and the IRS may seek to impose the straddle tax rules to your Eligible Portfolio or Former Eligible Portfolio, which could result in adverse tax consequences (such as the deferral of the income tax deduction for losses incurred in Your Account) to you.
Additional Medicare Tax.
Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (single, or head of household with qualifying person, or qualifying widow(er) with dependent child). The threshold for estates and trusts is $15,650.
Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.
Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.
The foregoing discussion concerns the surtax’s potential impact to the Contract which we believe is an annuity for income tax purposes and should be taxed in accordance with rules applicable to annuities. This discussion is not intended to address the surtax’s impact on the investments in the Eligible Portfolios or Former Eligible Portfolios. You should consult with your advisors regarding the impact of the tax on the assets in Your Account.
Same-Sex Marriages, Domestic Partnership and Other Similar Relationships.
The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.
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The final regulations define the terms "spouse", "husband", "wife", and "husband and wife" to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the "place of celebration" rule to determine marital status for federal tax purposes. A marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile.
Consistent with Rev. Proc. 2013-17, the final regulations provide that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.
Section 1035 Exchanges.
Although Section 1035 of the Internal Revenue Code provides rules that permit the tax-free exchange of annuity contracts under certain conditions, the Contract does not permit any such exchanges, either from or into another annuity, except as stated in the "Suspension and Termination Provisions" and "Marriage Termination Provisions" of this prospectus.
Qualified Retirement Plans: Individual Retirement Accounts.
The Contract is not offered as an Individual Retirement Annuity described in Section 408(b) of the Internal Revenue Code; however, it may be issued to the trustee or custodian of an IRA described in Section 408(a) of the Internal Revenue Code. The Contract is not issued to employer sponsored qualified retirement plans described in section 401 of the Internal Revenue Code, or as a tax sheltered annuity described in Section 403(b) of the Internal Revenue Code.
If the Contract is purchased inside an IRA, then the beneficial owner of the IRA must be an Annuitant under the Contract. Payments from the Contract will be made to the IRA. Income received by an IRA is generally received by it tax free, whereas distributions from the IRA are generally treated as ordinary income (or, in the case of certain distributions from Roth IRAs, as nontaxable income). For questions regarding tax matters related to your IRA, including matters relating to the taxation of distributions and required minimum distributions, please refer to the information provided to you by the custodian or trustee of the IRA.
We have made no determination as to whether this Contract complies with the terms, conditions and requirements of, or applicable law governing, an IRA. It is your responsibility to determine such compliance matters.
We are not responsible for administering any legal or tax requirements applicable to your IRA, including but not limited to determining the timing and amount of any distributions that may be required, designation of beneficiaries, etc. You or your service provider are responsible for all such matters.
The value of your Contract may be required to be considered in determining the amount of the required distributions from your IRA. We will provide a value of the Contract to your custodian or trustee upon request, but will not determine the total required minimum distribution amount that your IRA will be required to make.
You should consult your plan description and with your custodian or trustee to determine the income tax consequences with respect to contributions to, ownership of, and distributions from, your IRA.
Income Tax Withholding.
Distributions of income from the Contract are subject to federal income tax. We will withhold the tax from the distributions unless you request otherwise. However, under some circumstances, the Internal Revenue Code will not permit you to waive withholding. Such circumstances include:
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if you do not provide us with a taxpayer identification number; or
•
if we receive notice from the Internal Revenue Service that the taxpayer identification number furnished by you is incorrect.
If you are prohibited from waiving withholding, as described above, the distribution will be subject to withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.
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State and Local Tax Considerations.
The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Prospective purchasers of the Contract should consult a financial consultant, tax advisor or legal counsel to discuss any state or local taxation questions.
Non-Resident Aliens.
Generally, income that is payable to a non-resident alien is subject to federal income tax at a rate of 30%. We are required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:
•
Provide us with a properly completed withholding contract claiming the treaty benefit of a lower tax rate or exemption from tax; and
•
Provide us with an individual taxpayer identification number.
If the non-resident alien does not meet the above conditions, we will withhold 30% of income from the distribution.
Exemption from the 30% withholding is also potentially available for a non-resident alien if the following is provided:
•
sufficient evidence that the distribution is connected to the non-resident alien's conduct of business in the United States;
•
sufficient evidence that the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes; and
•
a properly completed withholding contract claiming the exemption.
Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.
FATCA
Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.
Payment of Advisory or Service Fees.
Payment of Advisory or Service Fees in excess of 3.00% of Your Account Value will reduce the Guaranteed Lifetime Withdrawal Base and Guaranteed Lifetime Withdrawals under the Contract. The Withdrawal Exception differs from your Maximum Contract Fee Percentage because the 3% Withdrawal Exception is based on Account Value, while your Maximum Contract Fee Percentage is based on your Guaranteed Lifetime Withdrawal Base. If you pay advisory or service fees for a Contract issued to your IRA from other assets in your IRA, that payment will not be a "distribution" from your IRA under the Internal Revenue Code. If you pay advisory or service fees for a Contract issued to your IRA from other assets held outside your IRA, these fees would generally be treated as an additional contribution to your IRA, would be subject to all of the restrictions and limitations that any other contribution to an IRA would be subject to and, depending on your individual circumstances, may not be a permissible contribution. Such payment may also have other tax consequences to you, and you should consult a tax advisor for further information.
Seek Tax Advice.
The above description of federal income tax consequences of the different types of IRAs which may hold a Contract offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Contract in connection with an IRA should first consult a qualified tax advisor with regard to the suitability of a Contract for the IRA.
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We can provide no assurances, in the event the Internal Revenue Service was to challenge the foregoing treatment that a court would agree with the foregoing interpretations of the law. You should consult with your independent tax and legal advisors before purchasing the Contract.
Miscellaneous Provisions
Ownership of the Contract.
If you and any joint Contract Owner are individuals, each Owner is required to be named as a Contract Owner. If the Owner is a trust or other non-natural person, an individual must be named as Annuitant.
Periodic communications to Contract Owners.
Statements regarding Your Account will be provided to you periodically by your Financial Advisor, or a designated third party.
During the Accumulation and Withdrawal Phases, we will send you and your Financial Advisor an annual statement. You and your Financial Advisor will receive automatic confirmation statements containing information about any change in your Guaranteed Lifetime Withdrawal Base, and you may receive these confirmation statements more frequently than annually at no additional charge. For more information, please contact the Service Center.
Amendments to the Contract.
Changes in the Contract may need to be approved by the state insurance departments. The consent of the Contract Owner to an amendment will be obtained to the extent required by law.
Assignment.
You may not assign your interest in the Contract during the Accumulation or Withdrawal Phase. You may not assign your interest in the Contract during the Income Phase without Nationwide’s prior approval.
Misstatements.
If the age of the Annuitant or any Co-Annuitant is misstated, any Contract benefits will be re-determined using the correct age(s). If any overpayments have been made, future payments will be adjusted. Any underpayments will be paid in full.
Distribution (Marketing) of the Contract
Nationwide Investment Services Corporation ("NISC") acts as the national distributor of the Contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the Financial Industry Regulatory Authority ("FINRA"). NISC's address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide. We do not pay commissions to NISC or to unaffiliated broker-dealers for the promotion and sale of the Contracts.
NISC does not sell Contracts directly to purchasers. Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer member firms. NISC has entered into a selling agreement with MSSB to sell the Contracts through their registered representatives. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Nationwide in order to sell the Contracts. Nationwide offers these Contracts on a continuous basis; however no broker- dealer is obligated to sell any particular amount of Contracts. For limited periods of time, Nationwide may pay additional compensation to broker-dealers as part of special sales promotions. Regardless of any amount paid or received by Nationwide, the amount of expenses you pay under the Contract will not vary because of such payments to or from such selling firms. Nationwide will not pass sales expenses through to the Contract Owner.
Legal Opinion
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the Contracts under Ohio law, and the validity of the Contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
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About Nationwide
Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its Home Office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.
Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
You can request additional information about Nationwide by contacting the Service Center.
Contacting the Service Center
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
•
by telephone at 1-800-848-6331 (TDD 1-800-238-3035)
•
by mail to P.O. Box 182021, Columbus, Ohio 43218-2021.
Nationwide may be required to provide information about your contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a purchase payment and to refuse to process transaction requests for transfers, withdrawals, loans, and/or death benefits until instructed otherwise by the appropriate regulator.
Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer, whether yours or Nationwide's, can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.
Experts
The statutory financial statements and financial statement schedules of Nationwide Life Insurance Company as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The KPMG LLP report dated March 20, 2025 of Nationwide Life Insurance Company includes explanatory language that states that the financial statements are prepared by Nationwide Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
The KPMG LLP report dated March 20, 2025 of Nationwide Life Insurance Company also contains an emphasis of matter paragraph that states that Nationwide Life Insurance Company’s subsidiary received permission from the Ohio Department of Insurance in 2023 to account for an excess of loss reinsurance recoverable as an admitted asset. Under prescribed statutory accounting practices, the excess of loss reinsurance recoverable would not be an admitted asset. As of December 31, 2024 and 2023, that permitted accounting practice increased statutory surplus over what it would have been had that prescribed accounting practice been followed. KPMG LLP’s opinions are not modified with respect to this matter.
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Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
Legal Proceedings
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, the "Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the Internal Revenue Service, the Office of the Comptroller of the Currency, and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the
Company or its affiliates, the Company is cooperating with regulators.
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Definitions
Accumulation Phase – The phase of the Contract from the time the Contract is issued until the Withdrawal Phase.
Account Value – The value of the assets in Your Account, as determined as of the close of business on a Valuation Day.
Additional Deposit(s) – Payments applied to Your Account after the Contract is issued.
Annuitant – The person whose life span is used to measure the Guarantee during the Accumulation, Withdrawal and Income Phases under the Contract.
Annuity – The supplemental immediate fixed income annuity contract issued to you when you begin the Income Phase of the Contract.
Annuity Commencement Date – The date the Annuity is issued.
Client Agreement – The agreement you sign that authorizes MSSB and the Overlay Manager to provide the specified services to you regarding Your Account.
Co-Annuitant – If the Contract is jointly owned and you elect the Spousal Continuation Option, you must name a spouse as Co-Annuitant, which is the second person whose life span is used to measure the Guarantee during the
Accumulation, Withdrawal and Income Phases under the Contract.

Contract – The Guarantee and supplemental immediate fixed income annuity issued by Nationwide, including any endorsements or riders.
Contract Anniversary – The anniversary of the date we issue your Contract.
Contract Fee or Fee – The fee that is assessed quarterly from Your Account during the Accumulation Phase and Withdrawal Phase and remitted to us by MSSB.
Contract Fee Percentage – The percentage that is multiplied by your Guaranteed Lifetime Withdrawal Base to determine your Contract Fee.
Contract Owner or you – The person, entity and/or Joint Owner that maintains all rights under the Contract, including the right to direct who receives Guaranteed Lifetime Income Payments.
Contract Year – The one-year period starting on the date we issue the Contract and each Contract Anniversary thereafter.
Early Withdrawal – Any withdrawal you take from Your Account prior to the Withdrawal Start Date.
Excess Withdrawal – The portion of a withdrawal taken after the Withdrawal Start Date that is in excess of the Guaranteed Lifetime Withdrawal Amount.
General Account – An account that includes Nationwide's assets, which are available to our creditors.
Guarantee – Our obligation to pay you Guaranteed Lifetime Income Payments for the rest of your life, provided that you comply with the terms of the Contract.
Guaranteed Lifetime Income Payments – Payments you receive during the Income Phase from Nationwide.
Guaranteed Lifetime Withdrawals – Withdrawals you make after the Withdrawal Start Date during the Withdrawal
Phase. The amount of each Guaranteed Lifetime Withdrawal will be equal to your most recent Guaranteed Lifetime
Withdrawal Amount.

Guaranteed Lifetime Withdrawal Amount – The amount that you can withdraw from Your Account each calendar year during the Withdrawal Phase without reducing your Guaranteed Lifetime Withdrawal Base. This amount is non-
cumulative, meaning that withdrawals not taken cannot be carried over from one year to the next.

Guaranteed Lifetime Withdrawal Base – The amount multiplied by the Guaranteed Lifetime Withdrawal Percentage to determine the Guaranteed Lifetime Withdrawal Amount. The Guaranteed Lifetime Withdrawal Base may increase or decrease, as described in this prospectus.

43

Guaranteed Lifetime Withdrawal Percentage – The percentage multiplied by the Guaranteed Lifetime Withdrawal
Base to determine the Guaranteed Lifetime Withdrawal Amount, and varies based on age and the time of the withdrawal.

Income Phase – The phase of the Contract during which we are obligated to make Guaranteed Lifetime Income Payments to the Annuitant.
Individual Retirement Account or IRA – An account that qualifies for favorable tax treatment under Section 408(a) of the Internal Revenue Code, but does not include Roth IRAs.
Joint Owner – One of two Contract Owners, each of which owns an undivided interest in the Contract. Joint Owners must be spouses as recognized under applicable federal law.
MSSB – Morgan Stanley Smith Barney, LLC, its affiliates, or any successors.
Nationwide, we or us – Nationwide Life Insurance Company.
Non-Qualified Contract – A Contract that does not qualify for favorable tax treatment under the Internal Revenue Code as an IRA, Roth IRA, SEP IRA, or Simple IRA.
Roth IRA – An account that qualifies for favorable tax treatment under Section 408A of the Internal Revenue Code.
SEC or Commission – Securities and Exchange Commission.
SEP IRA – An account that qualifies for favorable tax treatment under Section 408(k) of the Internal Revenue Code.
Service Center – The department of Nationwide responsible for receiving all service and transaction requests relating to the contract. For service and transaction requests submitted other than by telephone (including fax requests), the
Service Center is Nationwide's mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide's operations processing facility. Information on how to contact the Service Center is in the "Contacting the Service Center" provision.

Simple IRA – An account that qualifies for favorable tax treatment under Section 408(p) of the Internal Revenue Code.
Total Gross Deposits – The total of all deposits, including your initial deposit and excluding any withdrawals, made into Your Account.
Valuation Date or Day – Each day the New York Stock Exchange is open for business. The value of Your Account is determined at the end of each Valuation Date, which is generally at 4:00 pm EST, but may be earlier on certain days when the New York Stock Exchange is closed early.

Withdrawal Phase – The phase of the Contract during which you take Guaranteed Lifetime Withdrawals from Your Account.
Withdrawal Start Date – The date we receive at the Service Center your completed Withdrawal Phase election form indicating your eligibility (and the Co-Annuitant's eligibility, if applicable) and desire to enter the Withdrawal Phase and begin taking annual withdrawals of the Guaranteed Lifetime Withdrawal Amount from Your Account.

You – In this prospectus, "you" means the Contract Owner and/or Joint Owners.
Your Account – The Select UMA account you own.
44

APPENDIX A
NATIONWIDE LIFE INSURANCE COMPANY
(A Wholly Owned Subsidiary of Nationwide Financial Services, Inc.)
2024 Form S-1 MD&A, Statutory Financial Statements and Supplemental Schedules

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC" or "the Company") is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a wholly-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a wide range of products and services, which include fixed, variable and registered index-linked annuities, public and private sector group retirement plans including retirement plan guarantee products, life insurance, investment advisory services, pension risk transfer ("PRT") contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc., Nationwide Securities, LLC and Nationwide Financial General Agency, Inc. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Wholly-owned subsidiaries of NLIC as of December 31, 2024 include Nationwide Life and Annuity Insurance Company ("NLAIC") and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC ("Olentangy") and Nationwide SBL, LLC ("NWSBL"), Jefferson National Life Insurance Company ("JNL") and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York ("JNLNY"), Eagle Captive Reinsurance, LLC ("Eagle"), Nationwide Investment Services Corporation ("NISC") and Nationwide Investment Advisors, LLC ("NIA"). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a dormant Vermont domiciled special purpose financial insurance company and a nonadmitted subsidiary. NWSBL is an Ohio limited liability company that offers a securities-backed consumer lending product and is a nonadmitted subsidiary. JNL and JNLNY primarily offer individual deferred fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor and a nonadmitted subsidiary.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Annuities, Retirement Solutions, Life Insurance and Corporate Solutions and Other.
"Pre-tax operating earnings" used below is defined as income before federal income tax expense and net realized capital gains and losses on investments.
Annuities
The Annuities segment consists of individual deferred annuity products and immediate annuities. Individual deferred annuity contracts consist of deferred variable annuity contracts, deferred fixed annuity contracts, deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods. Deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts are linked to the performance of an external index and subject to other factors that determine the performance of the contract. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment.

The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$11,211	$9,549	$7,733
Pre-tax operating earnings	$414	$171	$194
Retirement Solutions
The Retirement Solutions segment is composed of the private and public sector retirement plans businesses and retirement plan guarantee products. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401-qualified plans funded through fixed and variable group annuity contracts. The public sector business primarily includes IRC Section 457(b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as in the form of administration-only business. The retirement plan guarantee products include solutions that offer guaranteed lifetime income and protection regardless of market performance. The Retirement Solutions segment also includes stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$4,452	$5,172	$6,148
Pre-tax operating earnings	$126	$139	$170
Life Insurance
The Life Insurance segment consists of life insurance products, including individual variable universal life insurance products, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$889	$888	$876
Pre-tax operating earnings	$41	$68	$110
Corporate Solutions and Other
The Corporate Solutions and Other segment consists of corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") products, PRT, small business group life insurance, spread income on Federal Home Loan Bank of Cincinnati ("FHLB") funding agreements and net investment income on invested assets not assigned to other reportable segments. Certain COLI and BOLI products include stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$5,943	$4,586	$4,143
Pre-tax operating earnings	$1,113	$1,081	$360
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide

Retirement Solutions, Inc. ("NRS"), Nationwide Securities, LLC ("NSLLC") and Nationwide Financial General Agency, Inc. ("NFGA"). The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Unaffiliated Distribution
Independent Broker-Dealers, Registered Investment Advisors, Regional Firms and Life Insurance Agencies. The Company sells individual annuities, mutual funds, group retirement plans, PRT and life insurance products through, or at the recommendation or direction of, independent broker-dealers, registered investment advisors and agencies (including brokerage general agencies in the Life Insurance and Annuities segments) and regional firms in each state and the District of Columbia. The Company also provides information and education to registered investment advisors who may recommend these products to their customers. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.
Financial Institutions and Wirehouses. The Company markets individual annuities, mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company markets individual annuities and life insurance products under its brand name and on a private-label basis. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private-label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators, and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities, as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and the International Association of Fire Fighters.
Affiliated Producers. The Company has affiliated producers that are authorized to distribute life insurance, annuity and mutual fund products, as well as individual securities and investment advisory services. Producers licensed and appointed through NFGA sell fixed life insurance and fixed annuities to individual consumers. Producers licensed and registered with NSLLC, a registered broker-dealer and federally registered investment advisor, offer variable life insurance and variable annuities, as well as various other securities and investment advisory services.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and accident and health risks in order to reduce the net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The maximum net amount at risk of last survivor joint life insurance retained by the Company on any two lives is $15 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and accident and health business. Total amounts recoverable under these unaffiliated reinsurance contracts totaled $40 million and $58 million as of December 31, 2024 and 2023, respectively.

Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment-grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Life Insurance and Annuities segments. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s material reinsurance agreements with affiliates are the modified coinsurance agreement pursuant to which NLIC cedes nearly all of its accident and health insurance business not ceded to unaffiliated reinsurers to NMIC, the 100% coinsurance agreement with funds withheld with Eagle to cede specified guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefits ("GLWB") obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain inforce and subsequently issued fixed individual deferred annuity contracts, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain variable universal life insurance, whole life insurance and universal life insurance policies, and the 100% coinsurance agreement with NLAIC, pursuant to which NLIC assumes a certain life insurance contract, as described in Note 11 to the audited statutory financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2024, NLIC has a financial strength rating of "A+" (Superior) from A.M. Best Company, Inc. ("A.M. Best") and its claims-paying ability/financial strength is rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P").
Competition
The Company competes with many other insurers, as well as non-insurance financial services companies, some of which offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each domiciled and licensed in the State of Ohio as life insurers. The Ohio Department of Insurance ("the Department") serves as their domiciliary regulator. NLIC is licensed and regulated as a life insurer in all 50 states, the District of Columbia, Guam, Virgin Islands and Puerto Rico. NLAIC is licensed and regulated as a life insurer in 49 states (excluding New York) and the District of Columbia. JNL is domiciled in the State of Texas, with the Texas Department of

Insurance serving as its domiciliary regulator. JNL is licensed as a life insurer in 49 states (excluding New York) and the District of Columbia. JNLNY is domiciled and licensed as a life insurer in the state of New York with the New York State Department of Financial Services ("NY DFS") serving as its domiciliary regulator. Eagle is domiciled in Ohio and licensed as a special purpose financial captive insurance company regulated by the Department. Olentangy is domiciled in Vermont and is licensed in Vermont as a dormant special purpose financial insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Among other areas, these authorities regulate advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; risk-based capital ("RBC") requirements; statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurers; environmental, social and governance ("ESG") rules and standards including management and disclosure of climate risks; and other matters.
The National Association of Insurance Commissioners ("NAIC") is the U.S. standard setting and regulatory support organization created and governed by the chief insurance regulatory authorities of the 50 states, the District of Columbia and the five U.S. territories. A primary mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, JNL, JNLNY and Eagle.
Insurance Holding Company Regulation
NLIC is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corp., a wholly-owned subsidiary of NMIC. NMIC is the ultimate controlling entity of the Nationwide group of companies. As such, Nationwide is subject to certain insurance laws of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system (generally referred to as "insurance holding company acts"). Generally, under such laws, among other requirements, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile and, in some cases, the state of commercial domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
Group-Wide Supervision
The NAIC has promulgated model laws for adoption in the U.S. that would provide for "group-wide" supervision of certain insurance holding companies in addition to the current regulation of insurance subsidiaries. While the timing of their adoption and content will vary by jurisdiction, the following generally represent the areas of focus in these model laws: (1) uniform standards for insurer corporate governance; (2) group-wide supervision of insurance holding companies; (3) adjustments to RBC calculations to account for group-wide risks; and (4) additional regulatory and disclosure requirements for insurance holding companies.
Some laws which facilitate group-wide supervision have already been enacted in the jurisdictions in which the Company operates, such as Own Risk and Solvency Assessment ("ORSA") reporting, which requires larger insurers to assess the adequacy of its and its group’s risk management and current and future solvency position, and Corporate Governance Annual Disclosure reporting, which requires insurance groups to report on their governance structure, policies and practices. The NAIC utilizes a U.S. group capital calculation ("GCC") using an RBC aggregation methodology. The GCC is intended to be a financial tool to assist regulators in identifying risks that may emanate from a holding company system and to holistically understand the financial condition of non-insurance entities and how capital is distributed across an entire group. It is a quantitative measure used to complement the view of group-specific risks provided in the ORSA. In addition, the GCC is intended to comply with the requirements under the Covered Agreements with the European Union ("EU") and the United Kingdom ("UK"). The GCC met the requirement that the States have a "worldwide group capital calculation" in place by November 7, 2022 in order to avoid the EU or UK from imposing a group capital assessment or requirement at the level of the worldwide parent. In April 2022, Ohio adopted the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) to implement the GCC. Nationwide files its GCC with the Department annually.
Principle-Based Reserving
In June 2016, the NAIC adopted a recommendation that activated a principle-based reserving approach for life insurance products. Principle-based reserving replaced the previous formulaic basis for reserves which did not fully reflect the risks or costs of the liability or obligations of the insurer. The principle-based reserving approach had a three-year phase in period. At the Company’s discretion, it could be applied to new individual life business beginning as early as January 1, 2017 and was required to be applied for all new individual life business issued January 1, 2020 and later. The Company started the application of the principle-based reserving approach on all new individual life business on January 1, 2020. The principle-based reserving approach did not affect reserves for policies in force prior to January 1, 2020 and had no material impact on the Company’s statutory financial statements.
In 2019, the NAIC adopted revisions to the Valuation Manual Requirements for Principle-Based Reserves for Variable Annuities ("VM-21"), which provided comprehensive updates to the Commissioners Annuity Reserve Valuation Method of reserving for variable annuities. VM-21 provided the choice of (1) full adoption beginning January 1, 2020, (2) an election to grade in over 3 years, or (3) an election to grade in over 7 years, subject to commissioner discretion. The Company elected to fully adopt the change in reserving valuation basis as of January 1, 2020.
Captive Reinsurance Regulation
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC and reinsured by Eagle. Actuarial Guideline 38 ("AG 38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. As the result of an NAIC study on the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG 38, Actuarial Guideline 48 ("AG 48") was created. The purpose and intent of AG 48 is to establish uniform, national standards governing Regulation XXX and AG 38 reserve financing arrangements. The provisions of AG 48 apply to new reinsurance treaties that were issued on or after January 1, 2015. Policies covered by existing captive reinsurance treaties prior to the adoption of AG 48 were not impacted. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation ("Reserve Financing Model Regulation") in December 2016 to replace AG 48. The Reserve Financing Model Regulation is consistent with AG 48 and will replace AG 48 in a state upon the state’s adoption of the model law and regulation. The Reserve Financing Model Regulation became an NAIC accreditation standard on September 1, 2022, although states can use AG 48 to satisfy the accreditation requirement.
In 2018, the NAIC adopted a framework for proposed revisions to the current Actuarial Guideline No. 43 ("AG 43") and RBC "C-3 Phase II" system applicable to variable annuity reserves and capital requirements. Changes included: (i) aligning economically-focused hedge assets with liability valuations; (ii) reforming standard scenarios for AG 43 and C-3 Phase II; (iii) revising asset admissibility for derivatives and deferred tax assets; and (iv) standardizing capital market assumptions and aligning total asset requirements and reserves. The revised framework became effective January 1, 2020 through the establishment of VM-21 (and revisions to AG 43 to reference VM-21) and included an optional three-year phase in. The impact to the Company was minimal due to its continued utilization of a captive which was not impacted by VM-21 and resulted in a reduction of VM-21 related reserves that were not ceded to the captive.
Macro-Prudential Supervision
The NAIC has been focused on a Macro-Prudential Initiative ("MPI") to improve state macro-prudential supervisory tools. The MPI focuses on four areas for potential enhancement: (1) liquidity, (2) recovery and resolution, (3) capital stress testing and (4) identifying exposure concentrations. The NAIC explained that the key objectives of the MPI are to better monitor and respond to the impact of external financial and economic risk to supervised firms; better monitor and respond to risks emanating from or amplified by the supervised firms that might be transmitted externally and which may result in significant market impacts or financial, reputational, litigation or regulatory risks for the firm; and increase public awareness of NAIC/state monitoring capabilities regarding macro-prudential trends within the U.S. insurance sector and their implications. The NAIC adopted amendments to the Model Holding Company Act and Regulation that also implemented a filing requirement for a liquidity stress-testing ("LST") framework. The LST requires the ultimate controlling person of certain large U.S. life insurers and insurance groups meeting certain scope criteria based on the amounts of business written or material exposure to certain investment transactions, to file the results of the LST annually with a group’s lead state regulator. Nationwide files its LST with the Department annually.
Regulation of Dividends and Other Distributions
See Note 14 to the audited statutory financial statements in the F pages of this report for a discussion of dividend restrictions.
Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by state insurance regulatory authorities, and their business and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC, NLAIC, JNL and Eagle each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance regulatory authorities periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The Department’s most recently completed financial examination of NLIC, NLAIC and Eagle concluded in 2023 and was for the five-year period ended December 31, 2021.
The most recently completed financial examination of JNL and JNLNY by the Texas Department of Insurance and NY DFS, respectively, was as of December 31, 2021 and concluded in 2023. Vermont, in coordination with the timing of the Department exams above, completed an examination of Olentangy in 2023 for the five-year period ended December 31, 2021.
The examinations for NLIC, NLAIC, JNL, JNLNY, Eagle and Olentangy were completed in 2023 and did not result in any significant issues or adjustments. The examination reports are available to the public.
Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC, NLAIC, JNL and JNLNY continually monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers, in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.

Assessments levied against the Company and subsidiaries during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC, NLAIC, JNL, or JNLNY under these laws are beyond the control of NLIC, NLAIC, JNL, and JNLNY. A portion of the assessments paid by NLIC, NLAIC, JNL, or JNLNY pursuant to these laws may be used as credits for a portion of NLIC, NLAIC, JNL, or JNLNY’s premium taxes. For the years ended December 31, 2024, 2023 and 2022, credits received by the Company have not been material.
Statutory Surplus
As licensed insurers, NLIC, NLAIC, JNL and JNLNY are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC, NLAIC, JNL and JNLNY may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is currently dormant and subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
As of December 31, 2024, NLIC, NLAIC, JNL, JNLNY and Eagle are subject to RBC requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. Eagle is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Ohio. See Note 14 to the audited statutory financial statements included in the F pages of this report for additional discussion of RBC requirements.
The NAIC often considers reforms to the RBC framework which can increase the Company’s capital requirements. The NAIC has undertaken a principle-based bond project, effective January 1, 2025, which includes consideration of factors to determine whether an investment in an asset-backed security qualifies for reporting on an insurer’s statutory financial statement as a bond on Schedule D, Part 1 (long-term bonds) as opposed to Schedule BA, Part 1 (other long-term invested assets), the latter of which has a higher risk charge. The NAIC is also reviewing the RBC treatment of collateralized loan obligations ("CLOs") on an interim and long-term basis, and on August 16, 2023, the NAIC increased the RBC factor for structured security residual tranches from 30% to 45%, which were effective for year-end 2024 RBC filings.
On August 13, 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative Interest Maintenance Reserve ("IMR") balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. If this occurs, previous statutory accounting guidance required the non-admittance of negative IMR, which can impact how accurately an insurer’s surplus and financial strength are reflected in its financial statements and result in lower reported surplus and RBC ratios. The NAIC’s temporary statutory accounting guidance, which is effective through December 31, 2025, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC intends to develop a long-term solution for the accounting treatment of negative IMR.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards and other enhanced conduct standards that create additional responsibilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens or expose the Company to increased liability for any violation of such regulations and responsibilities.
The NAIC adopted revisions to the Suitability in Annuity Transactions Model Regulation to incorporate a best interest standard of care for sales of annuity products. Several states have adopted the amendments, including Ohio. Additionally, some state insurance and securities regulators are actively engaged in the development and adoption of rulemaking in this space independent from the NAIC.

Regulation of Investments
The Company is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity, foreign investments and common stocks. Failure to comply with these laws and regulations may cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments comply, in all material respects, with such laws and regulations as of December 31, 2024.
In recent years, the NAIC has been evaluating the risks associated with insurers’ investments in leveraged loans and CLOs. In March 2023, the NAIC adopted an amendment to the Purposes and Procedures Manual to assign risk weights to CLOs based on its own modeling as opposed to credit ratings. Under the amendment, the NAIC Structured Securities Group will model CLO investments and evaluate tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios to assign NAIC designations that reduce RBC arbitrage. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral, in order to avoid RBC arbitrage. The amendment became effective on January 1, 2024, with insurers first reporting the financially modeled NAIC designations for CLOs with their year-end 2024 financial statement filings.
Federal Initiatives
Although the U.S. federal government generally does not directly regulate the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") expand the federal presence in insurance oversight.
The Dodd-Frank Act established the Financial Stability Oversight Counsel ("FSOC"), which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. It is possible, although not likely, that the Company could be designated as a non-bank SIFI by the FSOC. Being so designated would subject the Company to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.
Following the establishment of the FSOC in 2012, rules and interpretative guidance were issued for assessing risks to financial stability and the process for designating non-bank SIFIs. After a period of proposals and comments, FSOC introduced a new analytical framework for identifying financial stability risks, effective November 14, 2023, and guidance for reviewing nonbank financial companies for potential SIFI designation, effective January 16, 2024. These replaced the previous versions from 2012 and 2019.
The updated 2024 framework mandates FSOC monitor the financial services marketplace to identify threats to financial stability, defined as events or conditions that could significantly impair the financial system's ability to support economic activity. Upon identifying a potential risk, FSOC evaluates the contributing vulnerabilities and the likelihood of the risk spreading throughout the financial system. FSOC has several risk mitigation tools to address the potential risk, including designating a nonbank financial company as a SIFI.
Under the 2024 guidance, FSOC employs a two-stage process to determine if a nonbank financial company should be designated a SIFI. In stage 1, the company undergoes a preliminary analysis based on quantitative and qualitative information from public and regulatory sources. Stage 2 involves a more detailed review and evaluation for companies requiring further scrutiny. A two-thirds vote of FSOC members is needed to designate a company as a SIFI. Designated companies are reviewed annually, and the designation can be removed if they no longer meet the criteria.
In addition, the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S. in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative, to enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

Further, Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer financial products and services.
Securities Laws
Certain of NLIC and its subsidiaries’ products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC, NLAIC, JNL and JNLNY are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC, NLAIC, JNL and JNLNY are also registered under the Securities Act of 1933, as amended (the "Securities Act"). NISC, a subsidiary of the Company, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority and is also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisers Act of 1940, as amended.
All aspects of investment advisory activities are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such events, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
Derivatives Regulation
The Company’s derivatives use is subject to statutory and regulatory requirements in the states of Ohio, the Company’s domiciliary state, and New York, where the Company is licensed to sell certain products. Each state requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives use plan meets the requirements of both states. While the statutory constructs and regulatory oversight of Ohio and New York are historically consistent, there is a possibility the two states could diverge in their respective regulation of the Company’s derivatives use creating an additional expense or lost opportunity to the Company.
Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter ("OTC") derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. NLIC and NLAIC, currently required to clear specified OTC derivatives products, are subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties. These initial margin requirements, in conjunction with variation margin requirements, may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.
Environmental, Social and Governance Regulation
The Company is exposed to risks relating to ESG factors. Customers, regulators and other market participants may evaluate the Company’s business or other practices according to a variety of ESG standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC, legislators and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG legislation, rules or standards applicable to the Company. For example, the NAIC (led by the California Department of Insurance) has modified the Insurer Climate Risk Disclosure Survey to align with the standards established by the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures ("TCFD"), a recognized framework of recommendations that were developed to enhance climate-related disclosures. In March 2024, the SEC adopted final climate disclosure regulations that impose new reporting requirements for certain climate-related information including disclosure of the board’s existing oversight practices for climate-related risks and management’s role in assessing and managing material climate-related risks as well as describing internal processes for identifying, assessing, mitigating and disclosing material climate risks. The final regulation includes a phased-in compliance period, with the compliance date dependent on a filer’s status and content of disclosure. The impacts of the final regulation are being evaluated by the Company. However, the new rules have been paused by a U.S. appeals court in response to pending litigation. Some regulators are taking opposing positions on financial services companies’ consideration of ESG factors in carrying out their businesses. For instance, some states are prohibiting entities with state contracts from considering certain ESG factors, while others are encouraging consideration of such factors and promoting divestment from certain industries, especially carbon-based industries. Such opposing regulatory positions present potential difficulties for Nationwide’s Investment and Retirement Security businesses, which have extensive state contracts. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, the Company may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators or other constituents. As a result, the Company could face adverse regulatory, customer, media or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges. More specifically, climate risk has the potential for negative impacts resulting from damage to physical property insured or held as investments due to increase extreme weather events, financial losses or decreased revenues resulting from the transition to a low carbon economy and legal and regulatory losses attributable to climate change or failing to manage climate risk factors.
Management of Climate Risk
The NAIC, state legislators and state insurance regulators are evaluating issues related to the management of climate risk. The NAIC’s goal is to address climate-related risks through three areas of insurance regulation: financial risk analysis; insurance market availability and affordability; and consumer education and outreach. The NAIC’s executive-level Climate and Resiliency Task Force has four workstreams dedicated to this initiative.
In October 2023, California adopted legislation that requires businesses with total revenues over $1 billion and operating in California to disclose to an emissions reporting organization their Scope 1 and 2 greenhouse gas emissions starting in 2026 and Scope 3 starting in 2027.
In addition, in furtherance of the Executive Order on Climate-Related Financial Risk, dated May 20, 2021, the FIO sought public comment on climate-related financial risks in the insurance industry. In June 2023, the FIO released a report entitled, Insurance Supervision and Regulation of Climate-Related Risks, which assesses climate-related issues and gaps in the supervision and regulation of insurers. The report acknowledges that there are important existing efforts to incorporate climate-related risk into state insurance regulation and supervision, although they largely remain in the preliminary stage. The report encourages state insurance regulators and the NAIC to build on their progress and makes 20 policy recommendations to improve the supervision of climate-related risks, including that NAIC and state insurance regulators should prioritize the creation and use of new and effective climate-related risk tools and processes, such as the development of scenario analysis.
Diversity and Corporate Governance
The NAIC and state insurance regulators are also evaluating issues related to diversity within the insurance industry. In New York, the NY DFS issued a circular letter in 2021 stating that it expects the insurers it regulates to make diversity of their leadership a business priority and a key element of their corporate governance. The NY DFS published aggregate data from 2020 regarding the diversity of corporate boards and management from insures that met certain New York premium thresholds, although no further guidance was provided. The NAIC is also evaluating issues related to race, diversity and inclusion, and is examining practices in the insurance industry in order to determine how barriers are created that disadvantage people of color or historically underrepresented groups.
Privacy and Cybersecurity Regulation
The Company is regulated by the federal Gramm-Leach-Bliley Act ("GLBA") and subject to federal and state regulations promulgated thereunder that require financial institutions and other businesses to ensure the privacy, security and confidentiality of nonpublic personal information, including laws that regulate the use and disclosure of, among others, Social Security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including Social Security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to focus on regulation regarding these subjects, including the privacy of personal information, and the security of financial institutions’ information technology ("IT") systems and the information processed thereon. Despite functionally similar laws and regulations, there is ongoing risk of non-uniform regulatory interpretation and application due to the multiplicity of state and federal regulators examining the Company.

The California Consumer Privacy Act of 2018 ("CCPA") grants all California residents the right to know the information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of "personal information" is more expansive than those found in other privacy laws applicable to the Company in the U.S. Failure to comply with CCPA could result in regulatory fines, further, the law grants a right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. The CCPA became effective on January 1, 2020 and enforcement by California’s Attorney General began July 1, 2020. Final regulations were promulgated shortly thereafter. In November 2020, the CCPA was amended by the California Privacy Rights Act ("CPRA"), which became effective in most material respects on January 1, 2023. The CPRA provides expanded rights for California consumers (e.g., the right to correct inaccurate personal information) and created a new regulatory agency, the California Privacy Protection Agency, dedicated to enforcing Californians’ consumer privacy rights. Other U.S. states have enacted, or are considering, similar privacy laws. While most of the state consumer privacy laws which have been enacted include entity-wide exemptions for financial institutions that collect and use nonpublic personal information subject to the GLBA, Oregon and Minnesota have now enacted consumer privacy laws to which Nationwide is, or will be, subject.
New York’s cybersecurity regulation for financial services institutions requires entities, including insurance entities subject to the jurisdiction of the NY DFS, to establish and maintain a cybersecurity program designed to protect consumers’ private data. The regulation specifically provides for: (i) senior leader and Board oversight of the covered entity’s cybersecurity program; (ii) controls relating to the governance framework for a cybersecurity program; (iii) risk-based minimum standards for technology systems for data protection; (iv) requirements for cyber breach responses, including notice to the NY DFS of material events; and (v) identification and documentation of material deficiencies, remediation plans and annual certification of regulatory compliance with the NY DFS. On November 1, 2023, NY DFS adopted amendments to its cybersecurity regulation. Among other things, the amended regulation requires the Company’s Chief Executive Officer ("CEO") to sign an annual certification that Nationwide is complying with the cybersecurity regulation. Previously, this certification was signed by the Chief Information Security Officers ("CISO") only, but it must now be signed by both the CEO and CISO.
The NAIC adopted the Insurance Data Security Model Law (the "Cybersecurity Model Law"), which established standards for data security and notification of cybersecurity events in states where adopted. The Cybersecurity Model Law has been adopted in Ohio and multiple other states. Additional states may follow. The Cybersecurity Model Law, which is functionally similar to the NY DFS’ regulation, imposes significant regulatory burdens intended to protect the confidentiality, integrity and availability of the regulated entity’s information systems. The NAIC also has two privacy models, the Insurance Information and Privacy Protections Model Act (Model 670), and the Privacy of Consumer Financial and Health Information Regulation ("Model 672"). While the NAIC proposed replacing these two privacy models with a new model privacy law (i.e., Model 674) in 2023, it ultimately decided to revise Model 672 instead. In August 2024, the NAIC released draft revisions to Model 672. On September 30, 2024, the NAIC’s Privacy Protections (H) Working Group’s ("PPWG") held a meeting to discuss the section of the draft focused on third-party service providers.
The NAIC has also established a Big Data and Artificial Intelligence (H) Working Group ("BDAIWG") devoted to ensuring that regulations and regulatory activities appropriately protect consumers from harm which could result from technological developments in the insurance sector. The BDAIWG is considering such issues as the lack of transparency and potential for bias in algorithms used to synthesize big data. It has issued an artificial intelligence ("AI") survey for life insurance and is exploring the creation of a regulatory evaluation of third-party data and model vendors. On July 17, 2023, the NAIC’s Innovation, Cybersecurity, and Technology (H) Committee exposed for public comment a draft model bulletin which outlines how insurance departments should govern the development, acquisition and use of AI technologies, as well as the types of information that regulators may request during an investigation or examination of an insurer in relation to AI systems. The public comment period closed on September 5, 2023. The NAIC released a revised version of the bulletin on October 17, 2023, and it adopted a final version of the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers during its Fall National Meeting in December 2023. The Company cannot predict what, if any, changes to laws or regulations may be enacted with regard to big data and AI.
In February 2022, the SEC proposed new rules for investment advisors, registered investment companies, and business development companies to enhance cybersecurity preparedness and improve the resilience against cybersecurity threats and attacks. Specifically, the proposal would: require advisers and funds to adopt and implement written policies and procedures that are reasonably designed to address cybersecurity risks; require advisers to report significant cybersecurity incidents to the SEC on proposed Form ADV-C; enhance adviser and fund disclosures related to cybersecurity risks and incidents; and require advisers and funds to maintain, make, and retain certain cybersecurity-related books and records. In March 2023, the SEC approved additional proposals for public comment to amend Privacy of Consumer Financial Information ("Regulation S-P") and Regulation Systems Compliance and Integrity. On May 16,

2024, the SEC adopted amendments to Regulation S-P. Among other things, the amendments require covered entities to adopt written policies and procedures to safeguard customer records and information, and to notify customers of data breaches within 30 days.
Compliance with existing and emerging privacy and cybersecurity regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material effect on our business, financial condition and results of operations. The Company cannot predict whether such rules would be adopted, or what effect such rules would have on its business or compliance costs.
Employee Retirement Income Security Act ("ERISA")
The ERISA contains fiduciary obligations that have been changing dramatically back and forth over the past few years. In 2016, the Department of Labor ("DOL") enacted a 2016 Fiduciary Rule that expanded the traditional Five Part Test as to who was a fiduciary under ERISA. However, on June 21, 2018, the United States Court of Appeals for the Fifth Circuit vacated the 2016 Fiduciary Rule. As a result, the fiduciary standards under ERISA revert to those in place before the issuance of the 2016 Rule. On June 29, 2020, the DOL further released technical amendments that reinstated the Five Part Test. On December 18, 2020, the DOL also adopted a new Prohibited Transaction Class Exemption ("PTE"), "Improving Investment Advice for Workers & Retirees" effective February 16, 2021. Although this was the current status of the law in 2023, the DOL proposed another Fiduciary Rule referred to as "the Retirement Security Rule." Like the 2016 Fiduciary Rule, the Retirement Security Rule would again significantly alter the Five Part Test, expand the definition of a fiduciary, and modify known exemptions. On April 23, 2024, the DOL adopted the Retirement Security Rule, effective September 23, 2024, with a one-year phase-in period for certain conditions of the related amended prohibited transaction exemptions. However, in July 2024, the U.S. Federal Courts for the Eastern District of Texas and the Northern District of Texas issued stays of the effective date of the Retirement Security Rule and the related prohibited transaction exemptions, pending reversal of the stays on appeal or a final decision on the merits by the courts.
See also "Risk Factors—Changes to regulations under ERISA could adversely affect the Company’s distribution model by restricting the Company’s ability to provide customers with advice."
Tax Matters
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
In August 2022, the Inflation Reduction Act ("Act") was signed into law. The Act includes a new Federal corporate alternative minimum tax, effective in 2023, that is based on the adjusted financial statement income set forth on the applicable financial statement of an Applicable Corporation. See Note 8 to the audited statutory financial statements included in the F pages of this report for additional discussion of the Act.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes to the IRC could have an adverse impact on the desirability of the products offered by the Company.
Employees
The Company does not have any employees of its own as its associates are employed by NMIC or NLAIC pursuant to the enterprise cost sharing agreements between the companies.
Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include surplus notes and a variety of short-term debt instruments, including intercompany borrowings and FHLB programs.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if its level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such a case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue debt with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.
Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results.
At times throughout the past several years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.
General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.
The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability of its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown. As a result of uncertainties with respect to financial institutions and the global credit markets, changes in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. In addition, events in the U.S. or foreign markets and political and social unrest in the U.S. and various countries around the world can impact the global economy and capital markets. The impact of such events is difficult to predict. Protectionist trade policy actions, such as tariffs and quotas could adversely affect the Company’s investment results, as an increase in the scope and size of tariffs could disrupt global supply chains and increase inflationary pressures which may have an adverse effect on economic activity. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.
In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors could also adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s business, results of operations and financial condition.
Risks Related to Investments
The Company is exposed to financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors included in its portfolio and other factors outside the Company’s control.

Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources or as securities are realized prior to maturity, the yield on new investments will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Conversely, inflation may increase and interest rates may suddenly spike, which could have a material effect on the Company’s results of operations, insofar as inflation may affect interest rates. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.
The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.
There may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.
The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses or decrease unrealized gains in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities. In addition, market volatility can make it difficult to value certain of the Company’s securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes due to market volatility, which could have a material adverse effect on the Company’s results of operations or financial condition.
The Company invests a portion of its portfolio in alternative investments, such as private equity funds, private debt, real estate funds, hedge funds and tax credit funds. The capital and surplus of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and amount of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict and can impact the Company’s net investment income and net realized capital gains and losses.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the Company’s annuity products offer guaranteed benefits, which increases its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.
The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
The Company uses derivative instruments to manage exposures and mitigate risks. These derivative instruments primarily include interest rate swaps, currency swaps, total return swaps, futures contracts and options. There can be no assurances these programs will successfully mitigate the associated risks. See Note 2 and Note 6 to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments.
The Company maintains an Asset Valuation Reserve ("AVR") as established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an IMR established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 to the audited statutory financial statements included in the F pages of this report for additional information regarding the Company’s use of an AVR and IMR.
Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not expect to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments.
Securities Lending can affect liquidity and exposes Nationwide to investment risk.
Nationwide currently engages in securities lending. Its securities lending program is managed through Bank of New York Mellon ("BNYM"). As its agent, BNYM lends out securities to approved borrowers and receives cash or U.S. government/agency collateral (non-cash loans). The cash collateral is invested in accordance with the approved investment policy. The investment policy currently is constrained to U.S. Government and Agency collateralized overnight reverse repurchase agreements. BNYM indemnifies Nationwide against borrower default and losses on non-cash loans. Nationwide bears the risks associated with cash investments. There is risk in the reverse repurchase agreements which the cash collateral is invested in. If the counterparty in the repurchase agreement defaults, Nationwide would retain the U.S. government bonds and/or U.S. agency bonds/mortgages. There is risk that the U.S. government bonds and/or U.S. agency bonds/mortgages have declined in value below the level of the cash invested.
The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.

Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected by an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.
The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact the results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited statutory financial statements included in the F pages of this report.
The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.
The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, cash equivalents, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the Department, as applicable, the carrying value of such investments is as follows:
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Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in fair value of bonds stated at fair value are charged to capital and surplus.
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Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation methodology, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).
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Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of "4" through "6", which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in fair value of stocks stated at fair value are charged to capital and surplus.
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The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC, JNL and Eagle, and wholly-owned noninsurance subsidiaries, NISC and NIA, are carried using the equity method of accounting. Investments in NLAIC, JNL and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.
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Commercial mortgage loans are recorded at unpaid principal balance, adjusted for premiums and discounts, less an allowance for credit losses.
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Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

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Cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools.
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Short-term investments primarily consist of outstanding unsecured promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value.
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Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.
The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.
See Note 2 to the audited statutory financial statements included in the F pages of this report, for a discussion of the Company’s fair value categories and valuation methodologies.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable, and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.
Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The Company cannot predict whether or in what form changes will be enacted and, if so, whether the enacted changes will positively or negatively affect the Company’s insurance entities.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.
NLIC and NLAIC have elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 ("OAC 3901-1-67") to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims. The application of this prescribed practice on NLIC’s eligible derivative instruments and indexed products resulted in a change of NLIC’s statutory surplus by an immaterial amount as of December 31, 2024 and 2023. The application of this prescribed practice on NLAIC’s eligible derivative instruments and indexed products resulted in a decrease of NLIC’s subsidiary valuation of NLAIC by $227 million and $89 million as of December 31, 2024 and 2023, respectively.

Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed GMDB and GLWB risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the SAP detailed within the Accounting Manual pursuant to Ohio Revised Code Chapter 3964 and approved by the Department. The prescribed practice resulted in an increase of the Company’s subsidiary valuation of Eagle by $529 million and $228 million as of December 31, 2024 and 2023, respectively.
Effective October 1, 2023, Eagle was granted a permitted practice from the Department, allowing Eagle to carry a reinsurance recoverable asset under an excess of loss reinsurance agreement with a third-party reinsurer as an admitted asset that increased NLIC's subsidiary valuation of Eagle by $861 million and $853 million as of December 31, 2024 and 2023, respectively.
Prior to October 1, 2023, Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies. Effective October 1, 2023, Olentangy terminated this permitted practice due to NLAIC's recapture of the reinsurance agreements.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business, as well as to federal oversight with respect to certain portions of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Accordingly, the Company could be adversely affected by, among other things, changes in state law relating to advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; RBC requirements, statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; cyber protocols; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurance; ESG rules and standards including management and disclosure of climate risks; AI regulations intended to eliminate bias or discrimination in data models, and other matters. Changes in state regulations, or in the interpretation or application of existing state laws or regulations may adversely impact the Company’s pricing, capital requirements, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance.
Changes are often implemented by state regulators in order to benefit policyholders to the detriment of insurers. State insurance regulators and the NAIC continually re-examine existing laws and regulations and may impose changes in the future that put further regulatory burdens on the Company, and thus, could have an adverse effect on its results of operations and financial condition.
In addition, state insurance laws, rather than federal bankruptcy laws, govern the liquidation or restructuring of insurance companies. Virtually all states in which the Company operates require the Company bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies via participation in state guaranty associations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies.

At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employment and employee benefits regulation, financial services regulation, and federal taxation, can significantly affect the insurance business.
This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. The Company cannot predict the effect any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
A failure to comply with rules and regulations in a jurisdiction could lead to disciplinary action, the imposition of fines or the revocation of the license, permission or authorization necessary to conduct the Company’s business in that jurisdiction, all of which could have a material adverse effect on the continued conduct of business in a particular jurisdiction.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or Nationwide employees.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the SEC, the Financial Industry Regulatory Authority, the DOL, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.
The amount of statutory capital and surplus that the Company and its insurance subsidiaries have and the amount of statutory capital and surplus they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, which have the effect of increasing or decreasing the amount of statutory capital that the Company’s insurance entities must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
In addition, the NAIC often considers reforms to the RBC framework which can increase the Company’s capital requirements. See "Business - Regulation - Risk-Based Capital" for further discussion of potential changes to the RBC framework.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If the Company is unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on its business, financial condition, results of operations and liquidity.
See Note 14 to the audited statutory financial statements included in the F pages of this report for further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products, such as disallowing a portion of the income tax interest deduction for many businesses that own life insurance. In addition, Congress has considered proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Congress and various state legislatures also have considered proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products, making them less competitive. Such proposals, if adopted, could have a material effect on the Company’s profitability and financial condition or ability to sell such products, and could result in the surrender of some existing contracts and policies.
The products that the Company sells have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain products is significantly dependent on these characteristics and the Company’s ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of the Company’s capital management strategies. Accordingly, changes in tax law, the Company’s ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by the Company’s products, could impact product pricing and returns or require the Company to reduce its sales of these products or implement other actions that could be disruptive to the Company’s businesses. In addition, the adoption of "principle-based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
See "Business - Tax Matters" for further discussion of other changes in federal tax laws and regulations that may adversely affect the Company’s business, results of operations and financial condition.
Changes to regulations under ERISA could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.
The prohibited transaction rules of ERISA and the IRC generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account ("IRAs") owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, which vary according to the investment recommendation chosen.

Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates. The 2020 PTE, which took effect on February 16, 2021, was expected to ease some of the investment advice restrictions under ERISA. However, this expectation may change if the Retirement Security Act, discussed earlier, becomes law. Currently, the Retirement Security Act’s anticipated September 23, 2024, effective date has been stayed by Texas federal courts from going into effect pending the outcome of the underlying lawsuits challenging the rule and its amended exemptions.
In recent years, the DOL has issued or proposed several regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See "Business – The Company’s insurance entities are subject to extensive regulation" for further information on the impact of regulations issued by the DOL.
Changes in state insurance laws regarding the suitability of product sales and fiduciary/best interest standards may affect the Company’s operations and profitability.
The Company’s annuity sales practices are currently subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. The NAIC amended its annuity suitability model regulation to incorporate a best interest standard. Many states have adopted the amendments, including Ohio. Some states have enacted or proposed legislation to impose new or expanded fiduciary/best interest standards on broker-dealers, investment advisors and/or insurance agents providing services to retail investors. Additionally, some state regulators have adopted or signaled they will be pursuing rule-making in this space. For example, the NY DFS amended the annuity suitability regulation to incorporate the best interest standard for annuity sales and they expanded its scope to include "in-force" recommendations and life insurance policies. Any material changes to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business, results of operations and financial condition. See "Business—Regulation—Annuity Sales Practices."
Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, competitive position, and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and its subsidiaries’ financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for NFS and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.
See "Business - Ratings" for further discussion of current financial strength, claims-paying ability and credit ratings.

Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.
NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability to borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.
Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.
Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor-owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and the Company’s pricing assumptions for new business.
The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of the Company’s risk management strategies or techniques are based upon historical customer and market behavior, and all such strategies and techniques are based to some degree on management’s subjective judgment. The Company cannot provide assurance that its risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change and the markets in which the Company operates evolve, the Company’s risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, results of operations and financial condition.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government-sponsored programs and longer-term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Business - Competition" for a further discussion of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services, or their misrepresentation of the Company’s products or services, could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.
The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personal information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological safeguards and defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Over the past few years there has also been an increase in the sophistication and frequency of AI-driven cyber-attacks as AI technology has evolved rapidly. Such events may expose the Company to civil and criminal liability or regulatory action, require consumer and regulatory notification of the unauthorized data access harming its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to anticipate or prevent all breaches of information security.

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack, pandemic or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business.
Nationwide employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, the Company is in the business of accepting certain risks. The associates who conduct the Company’s business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other personnel, do so in part by making decisions and choices that involve exposing the Company to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, deciding which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although the Company employs controls and procedures designed to monitor individual business decisions and prevent the Company from taking excessive risks, it is not always possible to deter or prevent individual misconduct, and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. The impact of those losses and excessive risks could harm the Company’s reputation and have a material adverse effect on the Company’s financial condition and business operations.
The Company’s business may be adversely affected if Nationwide is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries, and from businesses outside those industries, for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its business and to expand into new business areas depends on its ability to attract new personnel and to retain and motivate its existing personnel. If the Company is not able to successfully attract, retain, and motivate the personnel that provide services to it, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.

Acquisitions and integration of acquired businesses and dispositions or other structural changes may result in operating difficulties, unforeseen liabilities or asset impairments, and other unintended consequences.
From time to time, the Company may investigate and pursue acquisition or disposition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition or disposition justify the risks.
The Company’s ability to achieve certain financial benefits it anticipates from its acquisitions will depend in part upon its ability to successfully grow the businesses consistent with its anticipated acquisition economics. The Company’s financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key Nationwide employees, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.
The process of integrating an acquired company or business can be complex and costly and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.
The Company faces compliance obligations and corresponding risk of noncompliance with, and enforcement action under, the Bank Secrecy Act and other anti-money laundering, and sanctions statutes and regulations.
A major focus of U.S. governmental policy on financial institutions is aimed at combating money laundering and terrorist financing. The USA PATRIOT Act of 2001 substantially broadened the scope of U.S. anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations on regulated companies, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the U.S., in certain circumstances, and by expanding the categories of financial institutions subject to such laws and regulations to include some categories of insurance companies. Certain financial institutions are also prohibited from entering into specified financial transactions and account relationships and must use enhanced due diligence procedures in their dealings with certain types of high-risk clients and implement a written customer identification program. Financial institutions must take certain steps to assist government agencies in detecting and preventing money laundering and report certain types of suspicious transactions without notifying the affected clients. Similarly, the U.S. government has been escalating the obligations and requirements associated with sanctions laws including those enforced by the Treasury Department’s Office of Foreign Assets Control ("OFAC"). Regulatory authorities routinely examine financial institutions to ensure that they have policies and procedures reasonably designed to comply with applicable requirements and for compliance with the policies and procedures and these substantive obligations. Failure of a financial institution to maintain and implement adequate programs, including policies and procedures, to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution. Regulatory authorities have imposed cease and desist orders and civil money penalties against institutions found to be violating these obligations. The Company and its subsidiaries are subject to OFAC’s regulations, and anti-money laundering statutes and certain regulations, and its compliance obligations under these rules result in increased costs and allocation of internal resources.
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company.
LEGAL PROCEEDINGS
See Note 13 to the audited statutory financial statements included in the F pages of this report for a discussion of legal proceedings.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2024.
There were no dividends paid in 2024, 2023 or 2022.
NLIC currently does not have a formal dividend policy.
See "Business - Regulation - Regulation of Dividends and Other Distributions and Risk-Based Capital" for further discussion of dividend restrictions.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend," "plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)
fluctuations in the results of operations or financial condition;
(b)
actual claims losses exceeding reserves for claims;
(c)
difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(d)
the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;
(e)
changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board ("FASB"), SEC, NAIC or other standard-setting bodies;
(f)
the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;
(g)
heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;
(h)
adverse state and federal legislation and regulation, with respect to, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;
(i)
the inability to mitigate the capital impact associated with statutory reserving and capital requirements;
(j)
failure to maintain or expand distribution channels;
(k)
possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;

(l)
loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information or otherwise perform;
(m)
changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(n)
outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(o)
competitive, regulatory or tax changes that affect the cost of, or demand for, products;
(p)
fluctuations in RBC levels;
(q)
settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;
(r)
deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;
(s)
adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(t)
the availability, pricing and effectiveness of reinsurance;
(u)
the effectiveness of policies and procedures for managing risk;
(v)
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;
(w)
adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;
(x)
the inability to protect intellectual property and defend against claims of infringement;
(y)
realized losses with respect to impairments of assets in the investment portfolio of the Company;
(z)
exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(aa)
statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX, Guideline AXXX and principle-based reserving requirements;
(ab)
lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(ac)
defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2024. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes beginning on page F-1 of this report.
See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.
Revenues and Expenses
The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, accident and health insurance premiums and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Accident and health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives, with the exception of derivatives applying the prescribed practice under OAC 3901-1-67 which are recognized in net investment income. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.
The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products. See Business – Marketing and Distribution for a description of the Company’s unaffiliated and affiliated distribution channels.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.
In particular, the Company’s profitability is driven by premiums and annuity considerations for life and accident and health contracts, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and annuity considerations for life and accident and health contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 and Note 7 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s policies for fair value measurements of certain assets and liabilities.
Credit Risk Associated with Derivatives
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Significant Accounting Estimates and Significant Accounting Policies
The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.
See Note 2 to the audited statutory financial statements included in the F pages of this report for a summary of significant accounting policies.

Results of Operations
2024 Compared to 2023
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2024	2023	Change
Revenues
Premiums and annuity considerations	$16,402	$14,670	12%
Net investment income	3,329	3,136	6%
Other revenues	2,764	2,389	16%
Total revenues	$22,495	$20,195	11%
Benefits and expenses
Benefits to policyholders and beneficiaries	$20,838	$17,416	20%
Increase in reserves for future policy benefits and claims	1,967	3,747	(48% )
Net transfers from separate accounts	(3,469)	(3,742)	7%
Commissions	843	766	10%
Reserve adjustment on reinsurance assumed	(144)	(153)	6%
Other expenses	766	702	9%
Total benefits and expenses	$20,801	$18,736	11%
Income before federal income tax expense and net realized capital losses on investments	$1,694	$1,459	16%
Federal income tax expense	67	108	(38% )
Income before net realized losses on investments	$1,627	$1,351	20%
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(476)	(402)	(18% )
Net income	$1,151	$949	21%
The Company recorded higher net income for the year ended December 31, 2024 compared to 2023, primarily due to smaller increases in reserves for future policy benefits and claims, higher premiums and annuity considerations and increased other revenues. These were partially offset by higher benefits to policyholders and beneficiaries, a decline in net transfers from separate accounts and higher net realized capital losses on investments.
The smaller increase in reserves for future policy benefits and claims was primarily related to decreases during 2024 in fixed COLI and BOLI product and general account PRT product reserves as compared to increases in 2023 as well as a smaller increase in individual deferred fixed annuity contract reserves. These were partially offset by larger increases in deferred registered index-linked annuity and immediate annuity contract reserves and a smaller decrease in individual deferred variable annuity contract guaranteed benefit reserves.
The increase in premiums and annuity considerations was primarily attributable to individual deferred variable annuity considerations, COLI and BOLI premiums, deferred registered index-linked annuity considerations and public sector retirement plan considerations, partially offset by decreases in individual deferred fixed annuity and private sector retirement plan considerations.
The increase in other revenues was primarily associated with COLI and BOLI products.
Higher benefits to policyholders and beneficiaries were principally related to surrender benefits in individual deferred variable annuity contracts and surrender and death benefits in COLI and BOLI products.
The decline in net transfers from separate accounts was primarily associated with higher year-over-year net transfers to separate accounts in variable COLI and BOLI products and separate account PRT products, partially offset by higher year-over-year net transfers from separate accounts in individual deferred variable annuity contracts and public sector retirement plans.
The increase in net realized capital losses on investments, net of tax and transfers, was primarily associated with derivative instruments.

2023 Compared to 2022
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2023	2022	Change
Revenues
Premiums and annuity considerations	$14,670	$14,535	1%
Net investment income	3,136	2,019	55%
Other revenues	2,389	2,346	2%
Total revenues	$20,195	$18,900	7%
Benefits and expenses
Benefits to policyholders and beneficiaries	$17,416	$15,963	9%
Increase in reserves for future policy benefits and claims	3,747	2,525	48%
Net transfers from separate accounts	(3,742)	(1,635)	(129% )
Commissions	766	810	(5% )
Reserve adjustment on reinsurance assumed	(153)	(161)	5%
Other expenses	702	564	24%
Total benefits and expenses	$18,736	$18,066	4%
Income before federal income tax expense and net realized capital (losses) gains on investments	$1,459	$834	75%
Federal income tax expense	108	100	8%
Income before net realized capital (losses) gains on investments	$1,351	$734	84%
Net realized capital (losses) gains on investments, net of tax and transfers to the interest maintenance reserve	(402)	240	(268% )
Net income	$949	$974	(3% )
The Company recorded lower net income for the year ended December 31, 2023 compared to 2022, primarily due to higher benefits to policyholders and beneficiaries, increases in reserves for future policy benefits and claims and net realized capital (losses) gains on investments, net of tax and transfers. These were partially offset by larger net transfers from separate accounts and increases in net investment income and premiums and annuity considerations.
Higher benefits to policyholders and beneficiaries were principally related to surrender benefits in individual deferred variable annuity contracts and private sector retirement plans.
The increase in reserves for future policy benefits and claims was primarily related to larger reserve increases in individual deferred fixed annuity and immediate annuity contracts that was partially offset by larger reserve decreases in private and public sector retirement plans and individual deferred variable annuity contracts.
Net realized capital losses on investments, net of tax and transfers during 2023 compared to gains in 2022 were primarily associated with derivative instruments in each period.
The increase in net transfers from separate accounts was primarily associated with individual deferred variable annuity contracts, variable COLI and BOLI products, separate account PRT products and retirement plan guarantee products.
The increase in net investment income was principally related to the Corporate Solutions and Other segment.
The increase in premiums and annuity considerations was primarily attributable to individual deferred fixed annuity and immediate annuity contract considerations, partially offset by decreases in deferred registered index-linked annuity contract, individual deferred variable annuity contract and retirement plan guarantee product considerations and COLI and BOLI product premiums.

Business Segments
Annuities
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$8,677	$7,368	18%
Net investment income	882	613	44%
Other revenues	1,652	1,568	5%
Total revenues	$11,211	$9,549	17%
Benefits and expenses
Benefits to policyholders and beneficiaries	$11,533	$8,867	30%
Increase in reserves for future policy benefits and claims	3,797	4,210	(10% )
Net transfers from separate accounts	(5,197)	(4,246)	(22% )
Commissions	624	542	15%
Reserve adjustment on reinsurance assumed	(144)	(153)	6%
Other expenses	184	158	16%
Total benefits and expenses	$10,797	$9,378	15%
Pre-tax operating earnings	$414	$171	142%
Pre-tax operating earnings increased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily driven by higher annuity considerations and net investment income, larger net transfers from separate accounts and a smaller increase in reserves for future policy benefits and claims, partially offset by higher benefits to policyholders and beneficiaries.
The increase in annuity considerations was due to higher sales of individual deferred variable annuity contracts that were driven by enhanced guaranteed benefits, deferred registered index-linked annuity contracts and immediate annuity products. These were partially offset by a decline in sales of individual deferred fixed annuity contracts due to intentional crediting rate actions.
The increase in net investment income was principally due to growth in individual deferred fixed annuity, deferred registered index-linked annuity and individual immediate annuity contracts.
The increase in net transfers from separate accounts primarily reflects higher benefits to policyholders and beneficiaries, partially offset by an increase in annuity considerations for individual deferred variable annuity contracts.
The smaller increase in reserves for future policy benefits and claims was driven by lower sales in individual deferred fixed annuity contracts that was partially offset by higher sales in deferred registered index-linked annuity and immediate annuity contracts and a smaller decrease in guaranteed benefit reserves in individual deferred variable annuity contracts.
The increase in benefits to policyholders and beneficiaries primarily reflects higher surrender benefits in individual deferred variable annuity contracts driven by positive year-over-year market performance increasing account values of surrendered contracts as the higher interest rate environment influenced participant lapse behavior.
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$7,368	$5,758	28%
Net investment income	613	346	77%
Other revenues	1,568	1,629	(4% )

	December 31,
(in millions)	2023	2022	Change
Total revenues	$9,549	$7,733	23%
Benefits and expenses
Benefits to policyholders and beneficiaries	$8,867	$7,978	11%
Increase in reserves for future policy benefits and claims	4,210	2,347	79%
Net transfers from separate accounts	(4,246)	(3,307)	(28% )
Commissions	542	546	(1% )
Reserve adjustment on reinsurance assumed	(153)	(161)	5%
Other expenses	158	136	16%
Total benefits and expenses	$9,378	$7,539	24%
Pre-tax operating earnings	$171	$194	(12% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily driven by a larger increase in reserves for future policy benefits and claims and higher benefits to policyholders and beneficiaries, partially offset by higher annuity considerations, net transfers from separate accounts and net investment income.
The larger increase in reserves for future policy benefits and claims was driven by higher sales in individual deferred fixed annuity and immediate annuity contracts that was partially offset by larger outflows in individual deferred variable annuity contracts and lower sales in deferred registered index-linked annuity contracts.
The increase in benefits to policyholders and beneficiaries reflects higher surrender benefits in individual deferred variable annuity contracts driven by positive year-over-year market performance increasing account values of surrendered contracts as the increasing interest rate environment influenced participant lapse behavior.
The annuity considerations increase was due to higher sales of individual deferred fixed annuity and immediate annuity contracts that were driven by the increasing interest rate environment and partially offset by lower sales in deferred registered index-linked annuity and individual deferred variable annuity contracts due to recent market volatility.
The increase in net transfers from separate accounts primarily reflects a decrease in annuity considerations and higher benefits to policyholders and beneficiaries in individual deferred variable annuity contracts.
The increase in net investment income was principally due to growth in individual deferred fixed annuity, deferred registered index-linked annuity and individual immediate annuity contracts.
Retirement Solutions
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$3,498	$4,150	(16% )
Net investment income	788	835	(6% )
Other revenues	166	187	(11% )
Total revenues	$4,452	$5,172	(14% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,758	$6,990	(3% )
Decrease in reserves for future policy benefits and claims	(1,440)	(1,469)	2%
Net transfers from separate accounts	(1,316)	(791)	(66% )
Commissions	80	89	(10% )
Other expenses	244	214	14%
Total benefits and expenses	$4,326	$5,033	(14% )

	December 31,
(in millions)	2024	2023	Change
Pre-tax operating earnings	$126	$139	(9% )
Pre-tax operating earnings decreased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily driven by lower annuity considerations, partially offset by higher net transfers from separate accounts.
The decrease in annuity considerations was primarily related to a decline in sales in fixed private sector retirement plans, partially offset by an increase in public sector retirement plans due to large case acquisitions.
The larger net transfers from separate accounts were principally related to public sector retirement plan products and driven by higher variable benefits to policyholders and beneficiaries, partially offset by increased variable considerations.
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$4,150	$5,097	(19% )
Net investment income	835	860	(3% )
Other revenues	187	191	(2% )
Total revenues	$5,172	$6,148	(16% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,990	$6,662	5%
Decrease in reserves for future policy benefits and claims	(1,469)	(622)	(136% )
Net transfers from separate accounts	(791)	(320)	(147% )
Commissions	89	138	(36% )
Other expenses	214	120	78%
Total benefits and expenses	$5,033	$5,978	(16% )
Pre-tax operating earnings	$139	$170	(18% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily driven by lower annuity considerations and larger benefits to policyholders and beneficiaries, partially offset by higher decrease in reserves for future policy benefits and claims and net transfers from separate accounts.
The decrease in annuity considerations was primarily related to the non-recurrence of a 2022 large case acquisition in retirement plan guarantee products and a reduced level of exchanges from noninsurance trust products in public sector retirement plans.
Benefits to policyholders and beneficiaries increased primarily due to surrender benefits in private sector retirement plan products, partially offset by decreases in surrender benefits in public sector retirement plan and retirement plan guarantee products.
The larger decrease in reserves for future policy benefits and claims in private and public sector retirement plan reserves primarily reflects lower participant account values due to higher volumes of withdrawals.
The larger net transfers from separate accounts was principally related to retirement plan guarantee products and driven by lower annuity considerations, partially offset by decreased surrender benefits to policyholders and beneficiaries.

Life Insurance
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$411	$412	(0% )
Net investment income	285	276	3%
Other revenues	193	200	(4% )
Total revenues	$889	$888	0%
Benefits and expenses
Benefits to policyholders and beneficiaries	$772	$673	15%
Increase in reserves for future policy benefits and claims	69	59	17%
Net transfers from separate accounts	(152)	(64)	(138% )
Commissions	25	25	0%
Other expenses	134	127	6%
Total benefits and expenses	$848	$820	3%
Pre-tax operating earnings	$41	$68	(40% )
Pre-tax operating earnings decreased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily due to higher benefits to policyholders and beneficiaries and larger increases in reserves for future policy benefits and claims, partially offset by higher net transfers from separate accounts.
The increase in benefits to policyholders and beneficiaries was primarily related to variable universal life insurance product and traditional life insurance product surrender and death benefits.
The larger increase in reserves for future policy benefits and claims was driven by a larger year-over-year increase in fixed and indexed universal life insurance product reserves that was partially offset by a larger year-over-year decrease in reserves for traditional life insurance products.
The higher net transfers from separate accounts reflects an increase in benefits to policyholders and beneficiaries for variable universal life insurance products.
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$412	$415	(1% )
Net investment income	276	261	6%
Other revenues	200	200	0%
Total revenues	$888	$876	1%
Benefits and expenses
Benefits to policyholders and beneficiaries	$673	$659	2%
Increase in reserves for future policy benefits and claims	59	45	31%
Net transfers from separate accounts	(64)	(98)	35%
Commissions	25	26	(4% )
Other expenses	127	134	(5% )
Total benefits and expenses	$820	$766	7%
Pre-tax operating earnings	$68	$110	(38% )

Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily due to lower net transfers from separate accounts, higher benefits to policyholders and beneficiaries and larger increases in reserves for future policy benefits and claims, partially offset by higher net investment income.
The lower net transfers from separate accounts reflects a decrease in benefits to policyholders and beneficiaries and transfers into fixed option funds for variable universal life insurance products.
The increase in benefits to policyholders and beneficiaries were primarily related to fixed universal life insurance product death benefits, partially offset by a decrease in variable universal life insurance product death and surrender benefits.
The increase in change in reserves for future policy benefits and claims was driven by a larger year over year increase in fixed and indexed universal life insurance products reserves that was partially offset by a larger year over year decrease in reserves for variable universal life insurance and traditional life insurance products.
Higher net investment income was primarily associated with growth in fixed universal life insurance products.
Corporate Solutions and Other
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$3,816	$2,740	39%
Net investment income	1,374	1,412	(3% )
Other revenues	753	434	74%
Total revenues	$5,943	$4,586	30%
Benefits and expenses
Benefits to policyholders and beneficiaries	$1,775	$886	100%
(Decrease) increase in reserves for future policy benefits and claims	(459)	947	(148% )
Net transfers to separate accounts	3,196	1,359	135%
Commissions	114	110	4%
Other expenses	204	203	0%
Total benefits and expenses	$4,830	$3,505	38%
Pre-tax operating earnings	$1,113	$1,081	3%
Pre-tax operating earnings increased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily due to the current year decrease in reserves for future policy benefits and claims, higher premiums and annuity considerations and increased other revenues, partially offset by increases in net transfers to separate accounts and benefits to policyholders and beneficiaries.
The decrease in reserves for future policy benefits and claims during 2024 compared to the increase in 2023 was primarily associated with increased surrender activity and non-recurrence of 2023 large case acquisitions in fixed COLI and BOLI products as well as the net impact of lower general account PRT annuity sales and higher annuity benefits paid.
Higher premiums and annuity considerations were primarily driven by large case acquisitions in variable COLI products and higher separate account PRT annuity sales, partially offset by lower general account PRT annuity sales.
The increase in other revenues was primarily driven by larger internal replacements in COLI and BOLI products.
The increase in net transfers to separate accounts was principally attributable to higher variable COLI and BOLI product premiums and separate account PRT annuity considerations.
Increases in benefits to policyholders and beneficiaries was primarily driven by surrender and death benefits in COLI and BOLI products.

2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$2,740	$3,265	(16% )
Net investment income	1,412	552	156%
Other revenues	434	326	33%
Total revenues	$4,586	$4,143	11%
Benefits and expenses
Benefits to policyholders and beneficiaries	$886	$664	33%
Increase in reserves for future policy benefits and claims	947	755	25%
Net transfers to separate accounts	1,359	2,090	(35% )
Commissions	110	100	10%
Other expenses	203	174	17%
Total benefits and expenses	$3,505	$3,783	(7% )
Pre-tax operating earnings	$1,081	$360	200%
Pre-tax operating earnings increased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily due to an increase in net investment income and lower net transfers to separate accounts, partially offset by decrease in premiums and annuity considerations, higher benefits to policyholders and beneficiaries and a larger increase in reserves for future policy benefits and claims.
The increase in net investment income was principally due to dividends received from Eagle included in invested assets not assigned to other reportable segments, interest income in the FHLB funding agreement program and growth in COLI, BOLI and PRT products.
The decline in net transfers to separate accounts was primarily attributable to lower premiums and annuity considerations due to the non-recurrence of 2022 large case acquisitions in variable COLI and BOLI products and lower separate account PRT annuity sales.
The non-recurrence of 2022 large case acquisitions in variable COLI and BOLI products was also the primary factor for the decrease in premiums and annuity considerations.
Increases in benefits to policyholders and beneficiaries was driven by interest expense in the FHLB funding agreement program, surrender benefits in COLI and BOLI products and annuity benefit payments in PRT products.
The increase in reserves for future policy benefits and claims was primarily associated with higher general account PRT annuity sales and increased renewal premiums in COLI and BOLI products.
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company’s operations have historically provided substantial cash flow. The Company has sufficient cash resources to meet all current obligations for policyholder benefits, withdrawals, surrenders, dividends and policy loans. The Company also participates in inter-company repurchase agreements or other borrowing arrangements with affiliates to satisfy short-term cash needs.
The most significant long-term contractual obligations of the Company relate to the future policy benefits and claims for its annuity and life insurance products. The Company purchases investments with durations aligned with the expected durations of the liabilities they support.
To mitigate the risks that actual withdrawals may exceed anticipated amounts or that rising interest rates may cause a decline in the value of the Company’s bond investments, the Company imposes market value adjustments or surrender charges on many of its products and offers products where the investment risk is transferred to the contractholder. Liabilities related to separate accounts, where the investment risk is typically borne by the contractholder, comprised 69.2% of total liabilities as of December 31, 2024 and 68.3% as of December 31, 2023.

A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, much of the general account group annuity reserves are subject to a market value adjustment at withdrawal.
Life insurance policies are less susceptible to withdrawal than annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.
The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds, investment and cash flow assumptions underlying these projections. The Company periodically adjusts to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.
Borrowed Money
The Company is a party to a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2024 and 2023.
The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to the effective federal funds rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2024 and 2023.
The Company has agreements with the FHLB to provide short-term financing for operations. These agreements, which were renewed in June 2024 and expire June 2025, allow the Company access to borrow up to $1.1 billion. As of December 31, 2024 and 2023, the Company had no amounts outstanding under these agreements.
See Note 9 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of short-term debt and FHLB funding agreements.
Surplus Notes
The surplus notes below were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against the Company, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.
On December 19, 2001, the Company issued a $300 million surplus note to NFS, with an interest rate of 7.5%, and a maturity date of December 31, 2031. Interest on the note is subject to prior approval of the Department and is payable semi-annually on June 17 and December 17. The Company received approval from the Department and made all scheduled interest payments.
On June 27, 2002, the Company issued an additional $300 million surplus note to NFS, with an interest rate of 8.15%, and a maturity date of June 27, 2032. Interest on the note is subject to prior approval of the Department and is payable semi-annually on April 15 and October 15. The Company received approval from the Department and made all scheduled interest payments.
On December 23, 2003, the Company issued an additional $100 million surplus note to NFS, with an interest rate of 6.75%, and a maturity date of December 23, 2033. Interest on the note is subject to prior approval of the Department and is payable semi-annually on January 15 and July 15. The Company received approval from the Department and made all scheduled interest payments.

On December 20, 2019, the Company issued an additional $400 million surplus note to NFS, with an interest rate of 4.21%, and a maturity date of December 19, 2059. Interest on the note is subject to prior approval of the Department and is payable semi-annually on June 1 and December 1. The Company received approval from the Department and made all scheduled interest payments.
See Note 10 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of surplus notes.
Regulatory Risk-based Capital
Each insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. RBC is used to evaluate the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in the insurer’s business related to asset quality, asset and liability matching, mortality and morbidity, and other business factors. Regulatory compliance is determined annually based on a ratio of a company’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Companies with a ratio below 200% (or below 250% with negative trends) are required to take corrective action steps. The Company exceeded the minimum RBC requirements for all periods presented.
See Note 14 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s regulatory RBC.
Investments
General
The Company’s assets are divided into separate account and general account assets. Of the Company’s total assets, $122.9 billion (65%) and $113.3 billion (64%) were held in separate accounts as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the Company held assets of $67.3 billion (35%) and $63.9 billion (36%) in general accounts, respectively, including $65.3 billion of general account invested assets as of December 31, 2024 compared to $61.9 billion as of December 31, 2023.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, investment performance is generally passed into the Company’s separate account assets through to the Company’s customers.
The following table summarizes the Company’s general account investments by asset category, as of the dates indicated:
	December 31, 2024		December 31, 2023
(in millions)	Carrying value	% of total	Carrying value	% of total
Invested assets:
Bonds	$45,798	70%	$43,867	71%
Stocks	3,971	6%	3,714	6%
Mortgage loans, net of allowance	9,619	15%	9,144	15%
Policy loans	1,038	2%	969	2%
Derivative assets	194	0%	113	0%
Cash, cash equivalents and short-term investments	1,687	3%	1,555	2%
Securities lending collateral assets	247	0%	359	1%
Other invested assets	2,776	4%	2,198	3%
Total invested assets	$65,330	100%	$61,919	100%
See Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for further information regarding the Company’s investments.
Bonds
The NAIC assigns securities quality ratings and uniform valuations (called NAIC designations), which are used by insurers when preparing their annual statements. For most securities, NAIC ratings are derived from ratings received from nationally recognized rating agencies. The NAIC also assigns ratings to securities that do not receive public ratings. The designations assigned by the NAIC range from class 1 (highest quality) to class 6 (lowest quality). Of the Company’s bonds, 96% were in the two highest NAIC designations as of December 31, 2024 and 2023.

Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in the fair value of bonds stated at fair value are charged to surplus.
The following table displays the NAIC designation of the Company’s investment in bonds, as of the dates indicated:
(in millions)	December 31, 2024			December 31, 2023
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
1	$24,577	$22,976	54%	$23,341	$22,064	53%
2	19,281	18,056	42%	18,621	17,583	43%
3	1,223	1,177	3%	1,191	1,126	3%
4	536	533	1%	563	547	1%
5	170	161	0%	138	132	0%
6	11	18	0%	13	22	0%
	$45,798	$42,921	100%	$43,867	$41,474	100%
See Note 2 to the Company’s audited statutory financial statements included in the F pages of this report for the policy for valuation of bonds.
Loan-backed structured securities
Loan-backed and structured securities include residential mortgage-backed securities, commercial mortgage-backed securities and certain other asset-backed securities.
The following table displays the NAIC designation of the Company’s investment in loan-backed structured securities, as of the dates indicated:
(in millions)	December 31, 2024			December 31, 2023
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
1	$8,657	$8,455	98%	$7,695	$7,440	97%
2	118	114	1%	125	118	2%
3	39	35	0%	49	42	1%
4	45	41	1%	38	33	0%
5	18	19	0%	15	16	0%
6	1	7	0%	2	9	0%
	$8,878	$8,671	100%	$7,924	$7,658	100%
Stocks
Stocks are largely comprised of investments in affiliated entities. Refer to Note 2 and Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for information on the valuation methodology and investment in subsidiaries.
Other Invested Assets
The Company’s other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnership, investment in Eagle accounted for under the equity method, and derivatives collateral and receivables.
The following table summarizes the composition of the Company’s carrying value of other invested assets, as of the dates indicated:
	December 31,
(in millions)	2024	2023
Alternative investments:
Private equity and debt funds	$1,485	$1,153
Real estate partnerships	1,068	879
Tax credit funds	70	90

	December 31,
(in millions)	2024	2023
Investment in Eagle	69	69
Total alternative investments	$2,692	$2,191
Derivatives collateral and receivables	84	7
Total other invested assets	$2,776	$2,198
Mortgage Loans, Net of Allowance
As of December 31, 2024, commercial mortgage loans were $9.6 billion, compared to $9.1 billion as of December 31, 2023. There were $434 million and $490 million of outstanding commitments to fund commercial mortgage loans as of December 31, 2024 and 2023, respectively.
As of December 31, 2024 and 2023, the Company has a diversified mortgage loan portfolio with no more than 22% and 23%, respectively, in a geographic region in the U.S., no more than 44% in a property type and no more than 1% with any one borrower.
See Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for additional information on the mortgage loan portfolio.
Other Investment Information
See Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for additional information on the Company’s investment in subsidiaries, real estate, and securities lending agreements. See Note 6 to the Company’s audited statutory financial statements included in the F pages of this report for additional information on the Company’s derivative instruments.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of some of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of some of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.
The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Annuities[1]		Retirement Solutions[2]		Life Insurance[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2024
Minimum guaranteed crediting rate of 3.51% or greater	$-	-%	$-	-%	$506	4.00%	$1	4.00%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$167	3.45%	$2,591	3.50%	$-	-%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$995	2.81%	$669	2.70%	$582	3.09%	$2,237	3.11%

	Annuities[1]		Retirement Solutions[2]		Life Insurance[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
Minimum guaranteed crediting rate of 0.01% to 2.00%	$372	1.99%	$12,169	2.32%	$161	2.47%	$2,189	3.21%
No minimum guaranteed crediting rate[4]	$3,609	-%	$3,461	2.44%	$-	-%	$-	-%

December 31, 2023
Minimum guaranteed crediting rate of 3.51% or greater	$-	-%	$-	-%	$527	4.00%	$1	4.00%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$184	3.47%	$3,248	3.47%	$-	-%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$1,167	2.81%	$2,902	2.39%	$592	3.09%	$2,256	3.09%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$390	1.39%	$12,673	2.54%	$127	2.27%	$2,574	3.11%
No minimum guaranteed crediting rate[4]	$2,344	-%	$1,520	2.21%	$-	-%	$-	-%
1
Includes individual fixed annuity products and the fixed investment options selected within individual variable annuity and indexed products.
2
Includes group fixed annuity products.
3
Includes universal life insurance products and the fixed investment options selected within variable life insurance products.
4
Includes certain products with a stated minimum guaranteed crediting rate of 0%.
The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of certain of its assets to be consistent with those of liabilities. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.
A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately eight years as of December 31, 2024. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from its operations, the Company might need to sell assets. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has investment guidelines based on its specific characteristics. The guidelines establish asset maturity and duration, quality and other relevant targets.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment guidelines established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.

Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over- or under- investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
The Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios, as well as certain deterministic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.
Use of Derivatives to Manage Interest Rate Risk
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage interest rate risk.
Characteristics of Interest Rate Sensitive Financial Instruments
In accordance with SAP and as noted above, the majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company.
See Note 7 to the audited statutory financial statements included in the F pages of this report for a summary of the Company’s assets and liabilities held at fair value.
Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to monitor credit exposure within the investment portfolio to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2024 and 2023, approximately 88% and 87% of separate account assets were invested in equity mutual funds, respectively. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.
The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB.
Many of the Company’s individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB.
See Note 2 to the audited statutory financial statements included in the F pages of this report for further information regarding these indexed features and guarantees.
Use of Derivatives to Manage Equity Market Risk
To mitigate these risks, the Company enters into a variety of derivatives including futures, options, index options and total return swaps.
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage these risks.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	62	February 2013
Timothy G. Frommeyer	60	January 2009
Steven A. Ginnan	57	June 2018
Craig A. Hawley	56	August 2024
Holly R. Snyder	57	October 2021
Kirt A. Walker	61	November 2009
For biographical information on Mmes. Snyder and Messrs. Carter, Frommeyer, Ginnan, Hawley, and Walker, please see the information provided below in Executive Officers of the Registrant.
Executive Officers of the Registrant
Name	Age	Position with NLIC
John L. Carter	62	President and Chief Operating Officer
Vinita J. Clements	60	Executive Vice President-Chief Human Resources Officer
James R. Fowler	53	Executive Vice President-Nationwide Chief Technology Officer
Timothy G. Frommeyer	60	Executive Vice President
Mark S. Howard	62	Executive Vice President-Chief Legal Officer
Ramon Jones	55	Executive Vice President-Chief Marketing Officer
Michael W. Mahaffey	52	Executive Vice President-Chief Customer, Strategy and Innovation Officer
Tina S. Ambrozy	54	Senior Vice President-NF Strategic Customer Solutions
Ann S. Bair	62	Senior Vice President-Marketing Management-Financial Services
James D. Benson	59	Senior Vice President-Corporate Controller and Chief Accounting Officer
Joel L. Coleman	59	Senior Vice President-Chief Investment Officer
Rae Ann Dankovic	57	Senior Vice President-Chief Compliance Officer
Steven A. Ginnan	57	Senior Vice President-Chief Financial Officer-Nationwide Financial
Rona Guymon	50	Senior Vice President-Annuity Distribution
Craig A. Hawley	56	Senior Vice President-Nationwide Annuity
Kevin T. Jestice	44	Senior Vice President-Investment Management Group
David P. LaPaul	59	Senior Vice President and Treasurer
Juan J. Perez	44	Senior Vice President-Corporate Solutions
Denise L. Skingle	54	Senior Vice President-Finance & Strategy Legal and Corporate Secretary
Holly R. Snyder	57	Senior Vice President-Nationwide Life
Eric R. Stevenson	61	Senior Vice President-Retirement Solutions
Business experience for each of the individuals listed in the previous table is set forth below:

Kirt A. Walker has been a Director of NLIC since November 2009 and has been Chief Executive Officer of NMIC since October 2019. Immediately prior to that, Mr. Walker was President and Chief Operating Officer of NLIC from December 2009 to October 2019 and President and Chief Operating Officer-Nationwide Financial for NMIC from October 2009 to October 2019. Previously, he served as President and Chief Operating Officer-Nationwide Insurance for NMIC from February 2009 through October 2009, Division President-NI Eastern Operations for NMIC from March 2006 to February 2009, and President-Allied Insurance Operations from August 2003 through March 2006. Mr. Walker has been with Nationwide since 1986.
John L. Carter has been President and Chief Operating Officer of NLIC since October 2019. Previously, Mr. Carter was Senior Vice President–Nationwide Retirement Plans of NLIC from April 2013 to October 2019, President of Nationwide Retirement Solutions, Inc. from July 2015 to October 2019 and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. from July 2013 to July 2015. He has also served as a Director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.
Vinita J. Clements has been Executive Vice President-Chief Human Resources Officer of NLIC since July 2021. Previously, Ms. Clements was Senior Vice President-Human Resources – P&C from November 2018-March 2021. She also served as Senior Vice President-Human Resources – NF from October 2017 to November 2018 and Vice President-Human Resources from January 2016 to October 2017 and Associate Vice President-Human Resources from January 2008 to January 2016.
James R. Fowler has been Executive Vice President-Nationwide Chief Technology Officer of NLIC since September 2021. Previously, Mr. Fowler was Executive Vice President-Chief Information Officer from August 2018 to September 2021. Prior to joining Nationwide, Mr. Fowler was Chief Information Officer for General Electric.
Timothy G. Frommeyer has been Executive Vice President of NLIC and several other Nationwide companies since October 1, 2021 and has served as a Director of NLIC since January 2009. Mr. Frommeyer is currently the CFO of Nationwide Mutual Insurance Company. Previously, Mr. Frommeyer was Senior Vice President–Chief Financial Officer since November 2005.
Mark S. Howard has been Executive Vice President-Chief Legal Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Mr. Howard is also Executive Vice President-Chief Legal Officer of Nationwide Mutual Insurance Company since April 2016. Prior to joining Nationwide, Mr. Howard served as Senior Vice President and Deputy General Counsel of USAA.
Ramon Jones has been Executive Vice President-Chief Marketing Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously, Mr. Jones served as Senior Vice President-Marketing – Financial Services. Mr. Jones has been with Nationwide since 2009.
Michael W. Mahaffey has been Executive Vice President-Chief Customer, Strategy and Innovation Officer of NLIC and Nationwide Life and Annuity Insurance Company since January 2024. Previously, Mr. Mahaffey served as Executive Vice President-Chief Strategy and Corporate Development Officer of NLIC and Nationwide Life and Annuity Insurance Company from December 2022 to January 2024. Previously, Mr. Mahaffey served as Senior Vice President-Chief Risk Officer, and Associate Vice President-Enterprise Risk Management. Mr. Mahaffey has been with Nationwide since 2005.
Tina S. Ambrozy has been Senior Vice President-NF Strategic Customer Solutions since October 2019. Currently, Ms. Ambrozy serves as President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016 and President of Nationwide Investment Services Corporation since April 2017. Previously, Ms. Ambrozy was Senior Vice President-NF Sales and Distribution of NLIC from December 2016 to October 2019. Ms. Ambrozy has been with Nationwide since 1996.
Ann S. Bair has been Senior Vice President-Marketing Management - Financial Services since October 2020. Ms. Bair has been with Nationwide since 2006 in various marketing roles.
James D. Benson has been Senior Vice President-Corporate Controller and Chief Accounting Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously Mr. Benson was Vice President-Controller from 2005-2011 and Senior Vice President-Controller from 2011-2014 of NLIC. Mr. Benson has been with Nationwide since 1997.
Joel L. Coleman has been Senior Vice President-Chief Investment Officer of NLIC since August 2020. Currently Mr. Coleman is President of Nationwide Asset Management, LLC since July 2020. Prior to joining Nationwide, Mr. Coleman was Chief Investment Officer of Transamerica.

Rae Ann Dankovic has been Senior Vice President-Chief Compliance Officer of NLIC since August 2021. Previously, Ms. Dankovic was Senior Vice President-Nationwide Financial Services Legal of NLIC from February 2013 to August 2021. Ms. Dankovic has been with Nationwide since 1993.
Steven A. Ginnan has been Senior Vice President-Chief Financial Officer-Nationwide Financial of NLIC and several other Nationwide companies since 2018 and has served as Director of NLIC since June 2018. Mr. Ginnan is also President of 525 Cleveland Avenue, LLC since June 2021. Previously Mr. Ginnan served as VP-NF Chief Actuary from August 2006 to September 2012; and VP-Nationwide Financial Services Chief Actuary.
Rona Guymon has been Senior Vice President-Annuity Distribution for NLIC and several other companies within Nationwide since February 2022. Previously, Ms. Guymon was Vice President, Annuity Distribution - Broker Dealer.
Craig A. Hawley has been Senior Vice President-Nationwide Annuity of NLIC and several other companies within Nationwide since August 2024. He has also served as a Director of NLIC since August 2024. Mr. Hawley is currently President of Olentangy Reinsurance, LLC since August 2024, Eagle Captive Reinsurance, LLC since August 2024, and President of Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York since August 2024. Previously, Mr. Hawley served as Senior Vice President-Retirement Solutions Sales from January 2022 to August 2024, and Senior Vice President-Annuity Distribution from October 2019 to January 2022. Mr. Hawley has been with Nationwide since March 2017 and was previously with Jefferson National Life Insurance Company in a legal role.
Kevin T. Jestice has been Senior Vice President–Investment Management Group of NLIC since February 2023. Previously, Mr. Jestice was Vice President-Internal Sales Services – Institutional Investments Distribution. Prior to joining Nationwide, Kevin was Principal, Head of Enterprise Advice with Vanguard.
David P. LaPaul has been Senior Vice President and Treasurer of NLIC as well as other Nationwide companies since November 2010. Mr. LaPaul is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Juan J. Perez has been Senior Vice President-Corporate Solutions of NLIC since February 2021 and several other companies within Nationwide. Mr. Perez has been with Nationwide since 2009 in various product, financial, business development roles.
Denise L. Skingle has been Senior Vice President-Finance & Strategy Legal and Corporate Secretary of NLIC and several other companies within Nationwide since June 2020. Ms. Skingle has been with Nationwide since September 2005.
Holly R. Snyder has been Senior Vice President-Nationwide Life since October 2019. Ms. Snyder also serves as Director for NLIC since October 2019. Ms. Snyder has been with Nationwide since 2003 in various product, financial, business development roles.
Eric R. Stevenson has been Senior Vice President-Retirement Solutions of NLIC and several other companies within Nationwide since February 2021. Mr. Stevenson also serves as Director for several companies within Nationwide. Previously, he was Senior Vice President-Workplace Solutions from November 2020 to February 2021 and Senior Vice President-Retirement Plan Sales from January 2019 to November 2020.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the NMIC Human Resources Committee has made under those programs, and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers (NEOs):
2024 Named Executive Officers
John L. Carter – President and Chief Operating Officer ("PEO" of NLIC)
Steven A. Ginnan – Chief Financial Officer – Nationwide Financial ("PFO" of NLIC)
Kirt A. Walker – NMIC Chief Executive Officer
Eric S. Henderson – Senior Vice President – Nationwide Annuity
Eric R. Stevenson – Senior Vice President – Retirement Solutions

Executive Summary
Our mission is to protect people, businesses, and futures with extraordinary care. We exist to create value for members and businesses by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high-quality products. We motivate our executives to achieve these goals, in part, by delivering direct rewards including base salary, annual and long-term incentives, and other benefits and perquisites. Consistent with our pay for performance philosophy, we focus our compensation programs on sustained financial performance. Compensation levels will increase or decrease to the extent we meet our pre-established performance expectations.
The discussion below is intended to show how:
•
our financial planning process leads to financial and individual objectives;
•
we identify our industry peers to determine market-competitive levels of target rewards;
•
we incorporate financial and individual objectives into our incentive programs;
•
our executive compensation program is designed to closely link pay and performance and align the interests of our executives with our members;
•
we consider individual performance and use other non-financial factors to create flexibility in our compensation programs; and
•
we consider both the level and form of these rewards, which we believe help us to attract and retain the executive talent that is necessary to create and maintain stakeholder value.
Compensation Process and Roles
Organizational Structure with Respect to Compensation Decisions
Our Named Executive Officers provide services to other Nationwide companies in addition to NLIC. Decisions regarding the total compensation levels of our Named Executive Officers are made by the NMIC Human Resources Committee based on their roles within NFS and NMIC, as applicable. The NMIC Human Resources Committee does not directly consider the roles of Named Executive Officers with respect to NLIC in determining total compensation. Instead, NLIC pays an allocable portion of total compensation for its Named Executive Officers, which is determined pursuant to a cost-sharing agreement among several Nationwide companies. The remainder of the compensation of NLIC’s executive officers was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.
Amounts we disclose in this prospectus reflect only compensation allocated to and paid by NLIC or its subsidiaries; however, performance is measured at the NFS and/or NMIC level, which includes NLIC performance, when determining compensation for our Named Executive Officers. As a result, metrics and results discussed herein will refer to NFS or NMIC metrics and results, as applicable. The methods we use for the allocation of compensation paid to our Named Executive Officers varies by officer and the type of compensation and is discussed in more detail in "2024 Compensation Program Design and Implementation."
NMIC Board of Directors and NMIC Human Resources Committee
As delegated by our Board of Directors, the NMIC Human Resources Committee's primary purpose is to discharge the responsibilities of the board as to the compensation of our executive officers. The NMIC Human Resources Committee also carries out the Board of Directors' oversight responsibilities by reviewing our human resources, compensation, and benefits practices.
The operation of the NMIC Human Resources Committee is outlined in a charter that has been adopted by the NMIC Board of Directors. The charter provides that the committee's duties include, among other things:
•
establishment of an overall compensation philosophy;
•
oversight and review of human resources programs for directors, executive officers, and associates;
•
approval of salaries, incentive compensation plans, and awards under such plans for certain executive officers, including the NEOs; and
•
oversight of people and culture risk practices, including policy, strategy, tolerance, and control. Key areas of risk oversight include key person risk and succession planning, employment practices, workplace safety, organizational culture, and compensation design.

The NMIC Human Resources Committee is actively engaged throughout the year and met six times during 2024, including executive sessions without management present. The graphic below summarizes the activities performed during a typical compensation cycle.

Compensation Consultants
The NMIC Human Resources Committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation and has the power to retain and terminate independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC Human Resources Committee's scope of responsibilities. Compensation Advisory Partners LLC (CAP), the NMIC Human Resources Committee’s external consultant, attended NMIC Human Resources Committee meetings to provide information and perspective on competitive compensation practices, compensation trends on regulatory updates, the competitiveness of executive pay levels, and the alignment of executive pay with company performance, and to raise issues to be addressed by management and/or the NMIC Human Resources Committee. With committee concurrence, management at times directed CAP to collect and analyze data and develop needed background material. CAP has also recommended changes to pay programs and compensation. Management representatives and CAP consultants attend executive sessions of committee meetings as required.
The NMIC Human Resources Committee annually reviews CAP’s independence, considering, among other factors, that CAP provides no other services for us other than those related to its engagement by the NMIC Human Resources Committee as described above. Based on this review, the NMIC Human Resources Committee has determined CAP’s work for the committee to be free from conflicts of interest.
Compensation Governance
Under the guidance of the NMIC Human Resources Committee, Nationwide’s executive compensation programs align with industry best practices including:
WHAT WE DO	WHAT WE DON’T DO
Pay for Performance. A significant percentage of total compensation is pay-at-risk that is connected to performance.	No guaranteed annual salary increases. Annual salary increases are based on evaluations of individual performance and market data.
Independent Compensation Consultant. The NMIC Human
Resources Committee retains an independent consultant to avoid conflicts of interest with the business and management. Other consulting services provided to management are subject to
approval by the NMIC Human Resources Committee.
No Incentive for Short-term Results to the Detriment of Long-term Goals and Results. NEOs’ pay mix is heavily weighted toward long-term incentives.

WHAT WE DO	WHAT WE DON’T DO
Generally, Target Pay at the Median of Market Comparator
Groups. We aim to target compensation at the median of
companies comparable to us in size. We review the peer group annually to ensure alignment of the industry, companies with whom we compete for talent, business complexity, lines of
business, and company size based on revenue.
No Excessive Perquisites. We provide limited perquisites and personal benefits.
Maximum Payout Caps for Broad-based Annual and Long- term Incentive Plans. The maximum payment prior to the exercise of discretion is two times the target amount.
No Excessive Severance Benefits. Severance benefits for the
CEO are limited to two times base salary and annual incentives;
and for Named Executive Officers other than the CEO, severance benefits are limited to one times base salary and annual
incentive.

Clawback of Incentive Compensation. Incentive compensation
is subject to clawback if a material financial accounting
restatement occurs or if we must materially adjust the results of a metric used for funding incentive compensation plans.
Additional events that would trigger the clawback policy include detrimental conduct and solicitation of employees.
No Above Market Target Pay Philosophy. We generally do not aim to position target compensation for our Named Executive Officers above market median.
Meaningful Stretch Goals. We establish clear and measurable performance goals at the beginning of performance cycles. We review the actual pay and performance relationships annually.	No Plans That Encourage Excessive Risk Taking. Risk mitigation is included in sales, broad-based annual, and long- term plan design, and a risk assessment and mitigation plan is reviewed annually.
Role of Executives in Establishing the Compensation of our Named Executive Officers
Upon request of the NMIC Human Resources Committee, members of management may also attend meetings to provide information and answer questions regarding our strategic objectives, financial performance, and legal and regulatory issues impacting the committee's functions. Mr. Walker attends a portion of the meetings of the NMIC Human Resources Committee and assists the Committee by providing recommendations regarding compensation for Mr. Carter. Messrs. Walker, Carter, and Frommeyer assist the NMIC Human Resources Committee by providing recommendations regarding the compensation of Messrs. Ginnan, Henderson, and Stevenson. The NMIC Human Resources Committee and the entire NMIC Board of Directors, as applicable, as described in "Benchmarking and Compensation Target-Setting Process" and "Determination of the Final Annual Incentive Payments", exercise their discretion to modify or accept these recommendations. The NMIC Human Resources Committee also meets in executive session without management when discussing compensation matters and on other occasions as determined by the NMIC Human Resources Committee.
Compensation Objectives and Philosophy
The objectives of our compensation programs are to:
•
align the interests of executives with those of stakeholders;
•
maintain a strong link between pay and individual, line of business, and company performance; and
•
attract, retain, and motivate top-caliber executive officers with compensation that is competitive in level and form.

Compensation Element	Description	Purpose
Base Salary	Cash compensation that is a fixed element of total compensation.	● attract and retain top-caliber executive talent ● recognize executive officers' skills, competencies, experience, and job responsibilities
Annual Incentives	Cash payments awarded after the completion of a one-year performance period.	● reward executives for achieving annual performance goals

Compensation Element	Description	Purpose
Long-term Incentives	Cash awards based on performance over multiple years and subject to forfeiture.
● reward executives for sustained
long-term performance
● retain and motivate executives to ensure
business stability and success
● recognize the achievement of
performance objectives that drive
long-term success, financial stability, and
create value for our customers
● align the interests of executives with
long-term value of our members

Executive Benefits and Perquisites	Includes pension plans, deferred compensation plans, and limited personal perquisites.	● attract and retain top-caliber executive talent ● provide income after retirement and enable saving of income for retirement
Benchmarking and Compensation Decision Process
The NMIC Human Resources Committee uses competitive market analysis to compare our compensation practices to those of companies that compete with us for customers, capital and/or executive-level talent and are similar to us in size, scope, and/or business focus. Our market data sources include publicly disclosed compensation information from companies in two peer groups (described below) that the NMIC Human Resources Committee has identified to provide a holistic view of the competitive market, together with commercially available financial services industry and general industry compensation surveys. For certain Named Executive Officers, we average peer group and survey market data specific to the financial services industry because the NMIC Human Resources Committee believes it is appropriate to compare our positions to others in our market for talent that require similar skills, knowledge, and experience. We also review general industry data to supplement the industry-specific view. We use data sources we believe have the best matches for our positions.
Annually, CAP reviews the Insurance/Financial Services Peer Group and recommends changes, as needed, based on the following criteria:
•
Peer group median revenue should approximate Nationwide’s revenue, and peer companies should generally have revenue between one-third and three-times Nationwide’s revenue;
•
Peer group industry representation should be balanced, reflecting an appropriate mix of insurance and other related industries, as appropriate; and
•
Peer group business mix (i.e., Property & Casualty insurance vs. other insurance and financial services) and geographic footprint (i.e., U.S. vs. non-U.S. operations) should be, on average, comparable to Nationwide.
The review that CAP performed in 2023 resulted in the following companies in the Insurance/Financial Services Peer Group to be used to inform 2024 target compensation recommendations:
•
AFLAC, Incorporated
•
American Express Company
•
American International Group, Inc.
•
Capital One Financial Corporation
•
Chubb Limited
•
Equitable Holdings, Inc.
•
Lincoln National Corporation
•
Met Life, Inc.
•
Principal Financial Group, Inc.
•
The Progressive Corporation
•
Prudential Financial, Inc.
•
The Allstate Corporation
•
The Hartford Insurance Group, Inc.
•
The PNC Financial Services Group, Inc.
•
The Travelers Companies, Inc.
•
U.S. Bancorp
•
Unum Group
•
Wells Fargo & Company

The NMIC Human Resources Committee removed Athene Holding Ltd. From the peer group in 2023.
Public Company Peer Group Proxy Data	Priority	Number of Companies	Revenue (Median)	Assets (Median)
Insurance/Financial Services Peer Group[1]	Primary Reference Point	19	$ 32.6 billion	$ 272.9 billion
General Industry Peer Group[2] (includes the 50 companies closest to Nationwide in the Fortune rankings that publicly disclose executive compensation)	Supplemental Reference Point	50	$51.5 billion	N/A
Nationwide			$ 29.2 billion	$ 270.2 billion
1
2024 insurance/financial services peer group determination
2
Fortune 500 rank for 2024 general industry peer group determination
We generally target pay at the market median because we believe this is a competitive and responsible pay position, necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median. Annually, we engage in a talent planning process to:
•
anticipate talent demands and identify implications;
•
identify critical roles;
•
conduct talent assessments; and
•
identify successors for critical roles.
The NMIC Human Resources Committee determines the total compensation levels for the Named Executive Officers (which are benchmarked to the competitive external market) as well as the individual elements distributed among base salary and annual and long-term incentives. Annually, we review and may adjust targets for company and individual performance to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers. The following is an overview of these review procedures.
John L. Carter
In November 2023, CAP also conducted an analysis of competitive market data for Mr. Carter’s roles to inform 2024 compensation recommendations. CAP summarized the 25th, median (50th), and 75th percentile market data for each position and explained any adjustments necessary to attain appropriately competitive compensation. The NMIC Human Resources Committee approved the 2024 executive compensation structure and insurance and financial services peer group used to inform executive compensation decisions. The compensation elements included in the analysis were: base salary, target annual incentive opportunity and target total cash compensation, and target long-term incentive opportunity and target total direct compensation. The analysis considered the size and complexity of each executive’s roles, as measured by assets or direct written premiums, compared to the market data. CAP also considered factors such as:
•
the comparability of job responsibilities to benchmark job responsibilities;
•
experience, tenure, and performance of each executive; and
•
the responsibilities, internal equity, and strategic importance of the positions.
Kirt A. Walker
CAP provided recommendations for Mr. Walker's 2024 compensation program and met with the NMIC Human Resources Committee, which determined a recommendation for Mr. Walker's compensation targets. CAP conducted an analysis of competitive market data in November 2023 to inform 2024 compensation decisions for Mr. Walker. The NMIC Human Resources Committee reviewed and approved 2024 compensation targets for Mr. Walker. The NMIC Human Resources Committee's final decision on target compensation was subject to the NMIC Board of Directors’ assessment of Mr. Walker’s 2023 performance. The NMIC Human Resources Committee met with the NMIC Board to review and approve the target compensation for Mr. Walker.

Steven A. Ginnan, Eric S. Henderson, and Eric R. Stevenson
In November 2023, Nationwide management conducted an analysis of competitive market data for Messrs. Ginnan’s, Henderson’s, and Stevenson’s roles to inform 2024 compensation recommendations. As a delegate of the NMIC Human Resources Committee, Mr. Walker approved the target compensation for Messrs. Ginnan, Henderson, and Stevenson on behalf of the Committee.
2024 Target Compensation Levels and Mix
We compensate executive officers through a mix of base salary, annual incentives, long-term incentives, benefit plans, perquisites, and deferred compensation plans. The plans and the target opportunities for base salary and annual and long-term incentives are reviewed annually by the NMIC Human Resources Committee to ensure total compensation and the mix of pay elements are competitive and changes reflect both the competitive market data and company needs. This ensures we continue to retain talent in key areas and provides a framework for recruiting new talent.
We determine an appropriate mix of pay elements by using the market data as a guideline. In practice, we may adjust individual elements above or below the mix represented in the market data while maintaining the recommended target total compensation range. Some of the reasons we may deviate from the mix of elements represented in market data include:
•
recruiting needs based on compensation received by a candidate in previous positions;
•
year-to-year variation in the market data, indicating the market data may be volatile;
•
differences between the specific responsibilities of our executives' positions and the positions represented in the market data; and
•
a desire to change the alignment of our incentives between annual and long-term goals for certain positions.
For 2024, the analysis resulted in the following compensation levels and mix at target for the Named Executive Officers:
2024 Target Total Direct Compensation

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2024-2026 Performance Period (percentage of target total compensation)	Target Total Direct Compensation	Percentage of Target Total Compensation Attributed to Target Incentives
Carter, John L.	$500,406	175%	$875,710	$1,929,275	$3,305,391	85%
	(15% )		(27% )	(58% )

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2024-2026 Performance Period (percentage of target total compensation)	Target Total Direct Compensation	Percentage of Target Total Compensation Attributed to Target Incentives
Ginnan, Steven A.	$305,808	80%	$244,646	$345,122	$895,576	66%
	(34% )		(27% )	(39% )
Walker, Kirt A.	$377,255	250%	$943,137	$3,561,727	$4,882,118	92%
	(8% )		(19% )	(73% )
Henderson, Eric S.	$382,629	100%	$382,629	$441,495	$1,206,752	68%
	(31% )		(31% )	(37% )
Stevenson, Eric R.	$297,675	110%	$327,443	$364,500	$989,618	70%
	(30% )		(33% )	(38% )
The elements summarized in the table and chart above illustrate the following points relative to our executive compensation philosophy:
•
Consistent with market practices, a relatively small percentage of the target total direct compensation is provided as base salary, as the NMIC Human Resources Committee believes compensation should be delivered to our Named Executive Officers based on performance.
•
A substantial percentage of the target total direct compensation is comprised of variable incentives, delivered through a mix of annual incentives, which are more focused on short-term financial results, and long-term incentives, which are focused on achievements over multiple years and most closely align with building sustained value for our stakeholders. The NMIC Chief Executive Officer's target pay mix is more heavily weighted toward long-term incentives (73% of target direct compensation), consistent with the role.
The charts below illustrate the percentage change in target total direct compensation, which includes changes to base salary, total target cash (which includes base salary and target annual incentives), and/or long-term incentive targets for the Named Executive Officers in 2024 as compared to 2023.
Target Total Direct Compensation Change in 2024

2024 Compensation Program Design and Implementation
We discuss the following items in this section:

•
what we intend to accomplish with our compensation programs;
•
how we determine the amount for each element of compensation; and
•
the impact of performance on compensation.
The principal elements of 2024 compensation for our Named Executive Officers were base salary and annual and long-term incentives. Each serves a different purpose, as discussed above in "Compensation Objectives and Philosophy."
Base Salary
Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data. We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs, and executive performance. In determining adjustments to the Named Executive Officers' salaries for 2024, the NMIC Human Resources Committee evaluated the following:
•
salaries for comparable positions in the marketplace, taking scope of responsibility into account;
•
our recent financial performance, both overall and with respect to key financial indicators;
•
the annual performance evaluation of each executive officer compared to previously established objectives; and
•
internal pay equity.
Base salary rates for the Named Executive Officers increased by an average of 2.6% in 2024. The overall salary increase percentage reflects the impact of competitive market data, a challenging labor market, and individual and company performance.
Annual Incentives
In 2024, we used the Performance Incentive Plan, or "PIP," to provide a portion of at-risk pay to our Named Executive Officers, which promoted our pay-for-performance philosophy. Below are the highlights of our annual incentive plan design and the changes we made in 2024.
•
The PIP provides participants with direct financial rewards in the form of annual incentives the participants earn subject to the achievement of key financial and strategic objectives.
•
In 2024, one set of PIP metrics applied to all Named Executive Officers and reflected a blend of enterprise, corporate staff, and major business line results.
•
The design of incentive plans and reward programs has been used to reinforce a "One Nationwide" strategy, drive an enterprise perspective, and support the alignment of our business operating model.
•
Business unit weights reflect a blend of profit, growth, expense, and customer metrics.
•
Customer metrics are measured at the business unit level, reflecting a blend of internal measures and external customer metrics.
•
The enterprise metric continues to be Consolidated Net Operating Income (CNOI).
•
The maximum payment for each participant is 200% of the participant’s target amount. Any adjustments to printed performance results for incentive purposes are presented to and approved by the NMIC Human Resources Committee. Adjustments to printed performance results for incentive purposes may be made for one-time or unusual financial items that have impacted actual performance, but which management believes should not be included to penalize or receive credit for incentive purposes. Examples may include, but are not limited to:
•
Gains and losses from the acquisition or divestiture of businesses and/or operations;
•
Non-recurring, unanticipated tax adjustments; and
•
Errors and/or omissions during target calculations.
No discretionary adjustments were made in 2024.
•
In 2024, Messrs. Henderson’s and Stevenson’s annual incentive plan included a blend of 60% PIP and 40% Sales Incentive Plan or "SIP," metrics to provide a portion of at-risk pay for their roles. The SIP plan provides direct financial rewards in the form of short-term incentives for the achievement of key enterprise, financial services business unit, and sales and renewal metrics in the annuity and retirement solutions product lines.
•
Our plan also allows the Chief Executive Officer to recommend use of discretion, on approval by the NMIC Human Resources Committee, based on defined guiding principles. Any and all annual incentive performance scores (and corresponding incentive pools), and individual incentive payments may be adjusted up to +/-15%. Proposed adjustments greater than +/-15% require Board approval. The purpose of CEO discretion is to determine if the accomplishments are not adequately reflected in the calculated performance score.
•
The rationale for such discretion may include, but is not limited to:
◼
changes in industry and competitive conditions after target setting;
◼
execution and achievement of key performance indicators that have a longer-term financial impact; and
◼
performance on key performance indicators such as customer experience, associate engagement, Agency ratings, etc. that may not be reflected in the financial results.
Calculating the 2024 Annual Incentive Scores
All Named Executive Officers are compensated using a mix of enterprise, corporate staff, and major business unit metrics. To calculate the overall performance scores for the financial metrics, the performance score on each applicable metric is weighted, adjusted if applicable, and summed, as shown below:

We define the financial goals used in the tables below as follows:
Metric	Definition
Enterprise Metric
Consolidated Net Operating Income (CNOI)
Consolidated Net Operating Income "CNOI" measures our profitability from continuing operations. CNOI excludes the impact of realized gains and losses on sales of investments and hedging instruments, certain hedged items, credit losses, discontinued operations, and extraordinary items, net of tax.

P&C Business Unit Metrics
P&C Adjusted General Operating Expenses	Excludes Incentives, Defense & Adjusting, Commissions, Premium Tax, Fees and all other.
P&C Premium Growth	The increase or decrease in the current performance year-ending business unit premium over the prior performance year-ending business unit premium, as a percentage.
P&C Non-Weather Loss Ratio
Net incurred losses from non-weather perils, excluding contingent suits, divided by earned insurance premiums in the current year. Incurred losses only reflect losses from the current year and prior year development from the previous year.

P&C JD Powers/CEM Customer Metric	Performance results are calculated by averaging the quartile rankings of each product line.
NF Business Unit Metrics

Metric	Definition
NF Return on Capital (adjusted for excess capital)
NF net operating income for the year, excluding interest income on excess capital and adding back debt expense, divided by the total NF equity plus long-term debt at the beginning of the year, excluding excess capital.

NF Adjusted General Operating Expenses	Excludes sales incentives, management incentives, premium and other taxes, licenses and fees, and contingent suits.
NF Sales Growth
NF sales primarily include individual and group annuity considerations, as well as life and specialty insurance premiums calculated in accordance with statutory accounting practices. In addition, NF sales include deposits on administration-only and group trust products within our retirement solutions segment, as well as sales associated with our institutional fund business and securities-backed lending program.

NF Asset Retention
Percentage of assets retained in NF’s key businesses year-over-year. This is calculated in each of the business segments. NF’s retention rate is then calculated using a segment weighting based on revenue.

NF JD Power/Market Metrics	Performance results are calculated by averaging the quartile rankings of each product line.
NF Retirement Solutions Sales Metrics
NF RS: EM/Inst/Govt	First year emerging market, public sector and institutional retirement solutions sales
NF RS: Renewal	Reoccurring public sector retirement solutions sales and private sector retirement solutions sales
NF RS: NWA – EM New	New emerging market, Nationwide Advantage retirement solutions sales
NF RS: IPG	In Plan Guarantee sales
NF Annuity Sales Metrics
NF Annuity: VA	All variable annuity sales with living benefits.
NF Annuity: RILA	All Registered Indexed-Linked Annuity sales (Nationwide Defined Protection Annuity 2.0, Nationwide Defined Protection Annuity, and Nationwide Defender Annuity).
NF Annuity: FIA	All Fixed Index Annuity sales.
NF Annuity: FBB	All non-living benefit sales sold through Advisory or Fee Based Brokerage and JP Morgan Multi-Asset Choice product for annuities sales.
NF Annuity: SPIA/Trad Fix	All single-premium immediate annuity (SPIA) and traditional fixed annuity sales.
Corporate Staff Metrics
Corporate Staff Expense	Includes Finance, HR, Legal, Marketing Staff, Customer, CRE, Aviation, and IT Run. Excludes Brand, IT Build, Foundation/ Charitable Contributions, Management incentives.
CEO Supplemental Metrics
Financial Strength	Manage our business for sustained financial strength.
Customer Centricity	Enhance customer centricity and enable extraordinary care.
Operational Excellence	Deliver operational excellence.
2024 PIP Metrics, Weights, and Performance
Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, (Weight)	Mr. Henderson (Weight)	Mr. Stevenson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2024 Incentive Performance Results	Metric Performance Score
Enterprise Metric

Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, (Weight)	Mr. Henderson (Weight)	Mr. Stevenson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2024 Incentive Performance Results	Metric Performance Score
Enterprise Consolidated Net Operating Income	25.5	30.00	18.00	18.00	$1,240	$2,480	$3,472	$3,151	1.74
NF Business Unit Metrics
NF Return on Capital	7.89	9.29	12.00	12.00	6.9%	11.5%	13.2%	13.7%	2.00
NF Expense: Adjusted General Operating Expenses	3.95	4.64	6.00	6.00	$1,812	$1,759	$1,706	$1,730	1.55
NF Sales Growth	8.88	10.45	13.50	13.50	$41,527	$43,713	$44,899	$50,823	2.00
NF Customer: Asset Retention	3.95	4.64	6.00	6.00	89.85%	92.35%	93.35%	91.03%	0.74
NF Customer: NF JD Power/Market Metrics[1]	2.96	3.48	4.50	4.50	N/A	N/A	1st quartile	2nd quartile	1.33
P&C Business Unit Metrics
Expense: P&C Adjusted General Operating Expenses	3.34	3.93	0.00	0.00	$3,050	$2,961	$2,872	$2,873	1.99
P&C Written Premium Growth	3.34	3.93	0.00	0.00	-5.68%	-3.18%	-1.18%	-9.50%	0.00
P&C Non-Weather Loss Ratio	13.36	15.71	0.00	0.00	48.11%	46.11%	45.11%	43.21%	2.00
P&C Customer: JD Power/CEM Customer Metric[1]	3.34	3.93	0.00	0.00	N/A	3rd quartile	1st quartile	3rd quartile	1.00
NF Annuity Sales Metrics
NF Annuity: VA/RILA/FIA	0.00	0.00	30.00	0.00	$7,536.0	$10,048.0	$12,560.0	$12,321.9	1.91
NF Annuity: SPIA/Trad Fix	0.00	0.00	10.00	0.00	$3,114.0	$4,152.0	$5,190.0	$5,007.1	1.82
NF Retirement Solutions Sales Metrics
NF RS: EM/Inst/Govt	0.00	0.00	0.00	12.00	$3,319.5	$4,426.0	$5,532.5	$5,020.2	1.54
NF RS: Renewal	0.00	0.00	0.00	16.00	$9,310.9	$10,954.0	$12,049.4	$11,389.2	1.40
NF RS: IPG	0.00	0.00	0.00	6.00	$2,055.0	$2,740.0	$3,425.0	$3,635.9	2.00
NF RS: EM New	0.00	0.00	0.00	6.00	$262.5	$350.0	$402.5	$316.0	0.81
Corporate Staff Metric
Corporate Staff Expense	8.50	10.00	0.00	0.00	$1,871	$1,816	$1,762	$1,765	1.94
CEO Supplemental Metrics

Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, (Weight)	Mr. Henderson (Weight)	Mr. Stevenson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2024 Incentive Performance Results	Metric Performance Score
Financial Strength, Customer- Centricity, and Operational Excellence	15.00	0.00	0.00	0.00	Qualitative and quantitative supplemental metrics[2]				1.83
1
Performance results are calculated by averaging the quartile rankings of each product line. Actual calibration for 3rd quartile is 0.67, 2nd quartile is 1.33, and 1st quartile is 2.00.
2
Supplemental Metrics includes objectives related to financial strength, operational excellence, and customer centricity. Metrics include qualitative and quantitative metrics approved by the NMIC Board of Directors.
Determination of the Final Annual Incentive Payments
To determine the 2024 annual incentive compensation payments for our Named Executive Officers, the NMIC Human Resources Committee assessed each executive officer's performance under the PIP, considering the metrics in the tables above in addition to the executive officer's overall performance, our overall financial performance, and management's assessment of performance on individual objectives.
The actual amounts the Named Executive Officers received under the PIP depended solely on the achievement of the approved metrics and the discretion of the NMIC Human Resources Committee to reward individual performance, as described above.
The performance assessment for Mr. Walker, the NMIC Chief Executive Officer, also included supplemental components, which were approved by the NMIC Human Resources Committee. These emphasized:
•
developing world class organization, talent, and culture;
•
enabling execution of strategy with accountability; and,
•
building an accountable and transparent organization.
Each independent director completed a formal evaluation of Mr. Walker’s performance against the non-financial objectives and gave a rating on a five-point scale. After summarizing the results and meeting with the Chair of the NMIC Human Resources Committee, CAP and the NMIC Human Resources Committee met with the NMIC Board of Directors to approve the overall non-financial performance score for Mr. Walker. The score, expressed as a multiple of the weighted target amount, was incorporated into the overall PIP score and approved by the NMIC Board of Directors.
The resulting cash payments for our Named Executive Officers are below:
Executive	Target	Annual Incentive Payment vs. Target	Payment	Summary of Rationale
John L. Carter[1]	$875,710	173.4% of Target	$1,518,852	Performance compared to the PIP enterprise scorecard objectives
Steven A. Ginnan[1]	$244,646	181.9% of Target	$445,012	Performance compared to the PIP enterprise scorecard objectives
Kirt A. Walker[2]	$943,137	171.9% of Target	$1,621,723	Performance compared to the PIP enterprise scorecard objectives and supplemental objectives
Eric S. Henderson[3]	$382,629	177.6% of Target	$679,548	Performance compared to PIP enterprise and NF business unit; and SIP annuity scorecard objectives

Executive	Target	Annual Incentive Payment vs. Target	Payment	Summary of Rationale
Eric R. Stevenson[4]	$327,443	159.6% of Target	$522,598	Performance compared to PIP enterprise and NF business unit; and SIP retirement solutions scorecard objectives
1
Messrs. Carter and Ginnan’s 2024 annual incentive payment included an individual performance discretion adjustment of $30,145 and $29,113 respectfully, to recognize them for achieving above goal performance results.
2
Mr. Walker’s 2024 annual incentive payment did not include individual discretion. Mr. Walker’s award was based on the 85% PIP scorecard results and 15% supplemental objective results.
3
Mr. Henderson’s 2024 annual incentive payment did not include individual discretion. Mr. Henderson’s award was based on the 60% NF PIP scorecard results and 40% annuity sales results.
4
Mr. Stevenson’s 2024 annual incentive payment did not include individual discretion. Mr. Stevenson’s award was based on the 60% NF PIP scorecard results and 40% retirement solutions sales results.
Long-Term Incentives: Long-Term Performance Plan (LTPP)
Three-year Performance Cycle
Consistent with our philosophy of emphasizing pay that is performance-based, long-term incentive compensation constitutes a substantial portion of each Named Executive Officer's total compensation package. The LTPP is intended to accomplish the following objectives:
•
reward sustained long-term value creation with appropriate consideration of risk capacity, appetite, and limits;
•
deliver market-competitive target compensation consistent with organizational performance; and
•
retain and motivate executives to ensure business stability and success.
In 2024, the NMIC Human Resources Committee used the LTPP to award long-term incentives to the Named Executive Officers. The goals used are:
•
Sales and Direct Written Premium growth; and
•
Capital Strength measured by Standard & Poor's capital calculation.
Minimum performance on both metrics is required for a score above 0.0. A situation where Sales and DWP Growth plan is achieved, and Capital Strength is at least AA+ results in a score of 1.00; higher or lower scores will be achieved according to the extent each metric is above or below target. Performance is measured at the end of each year over a three-year period and the final score is the average of the three previous years’ annual scores. A time value of money factor of 3.00% is added to the final payment to account for the length of time between the grant of the target award and the payment.

Three-year Cycle LTPP Performance Matrix and Results for 2024 Year

Executive	2022-2024 LTPP Target	2022-2024 LTPP Payment vs. Target	2022-2024 LTPP Payment[1]
John L. Carter	$1,657,971	193.6% of Target	$3,210,495
Steven A. Ginnan	$225,079	193.6% of Target	$435,844
Kirt A. Walker	$3,001,763	193.6% of Target	$5,812,614
Eric S. Henderson	$441,495	193.6% of Target	$854,910
Eric R. Stevenson	$364,500	193.6% of Target	$705,818
1
2022-2024 LTPP payments were based on a performance factor of 1.88 and time value of money factor of 3.00%.
The 2024 LTPP grants for the 2024-2026 performance cycle are described in "Grants of Plan-Based Awards."
Clawback Policy
If we are required to prepare a material financial accounting restatement or to materially adjust the results of a metric used for funding incentive compensation plans, we may recover from any current or former person we determine to be an elected officer any amount more than what should have been paid, up to and including:
•
The amount of any incentive award under the PIP or LTPP to the extent the restatement impacts the amount awarded;
•
The total amount of awards granted to the extent the restatement impacts the amounts that would have been granted, with such awards valued in good faith at the discretion of the NMIC Board of Directors; and
•
Any other amount determined by the NMIC Board of Directors, in its sole discretion, to have been improperly awarded.
Recovery may, at the NMIC Board of Directors' discretion, be in the form of an adjustment to future incentive awards, as applicable.
For adjustments to incentive plan funding metrics that are not related to an accounting restatement but are considered material for incentive payment purposes, the impacts will be analyzed to determine the degree of incentive plan materiality, and if recovery or additional payments are required, the adjustments will be applied during the next incentive plan payout.

In addition, if an elected officer engages in detrimental conduct, we may recover from the officer all or any portion of incentive compensation that was paid or payable to the officer within the three-year period preceding the date on which we become aware that the officer engaged in detrimental conduct.
For this purpose, "Detrimental Conduct" means any of the following conduct:
•
Misconduct, gross negligence, or commission of a material error, including in a supervisory capacity, that causes, or might reasonably be expected to cause, material reputational, financial or other harm to the Company
•
Material violation of any applicable Company policies, including the Company’s written code of business conduct and ethics
•
Material breach of any written non-competition, non-disclosure, or non-solicitation agreement in effect with the Company.
Personal Benefits and Perquisites
Together with perquisites and other personal benefits, which are the same for all associates (such as health and welfare benefits and pension and savings plans), we provide to our executive officers non-qualified pension and savings plans, deferred compensation plans and personal perquisites, all of which we believe are consistent with market competitive practices. For more information about these personal benefits and perquisites, see the "Summary Compensation Table."
Termination Benefits and Payments
It is Nationwide's practice to provide severance agreements to the NMIC Chief Executive Officer and a limited number of senior executive officers, including our Named Executive Officers. We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level. Annually, the NMIC Human Resources Committee reviews a competitive analysis of the provisions to ensure alignment with industry practices. The agreements provide certain protections to the executive officer regarding compensation and benefits. In exchange for those protections, the executive officer agrees to keep our information confidential, and agrees not to solicit our employees or customers and not to compete with Nationwide for a specified period following termination. We provide additional information with respect to post-termination benefits provided under these severance agreements in "Potential Payments Upon Termination or Change of Control."
Benefit	Mr. Walker	Messrs. Carter, Ginnan, Henderson and Stevenson
Severance benefits	● 2 x salary	● 1 x salary
Annual bonus for the year of termination	● 2 x actual bonus	● 1 x actual bonus
Outstanding LTPP performance cycles	● Actual payout in accordance with plan vesting provisions	● Actual payout in accordance with plan vesting provisions
Lump sum and gross-up for continuation of health care benefits	● 24 months	● 12 months
Retirement benefits	● Bridge to early retirement if terminated within 3 years of age 55 ● Lump sum for company contribution to 401(k) and Supplemental 401(k) for 24 months	● Bridge to early retirement if terminated within 3 years of age 55 ● Lump sum for company contribution to 401(k) and Supplemental 401(k) for 12 months
Restrictive clauses	● Non-compete for 2 years ● Non-solicitation for 2 years ● Confidentiality	● Non-compete for 1 year ● Non-solicitation for 1 year ● Confidentiality
Certain termination-of-employment events may trigger post-termination payments and benefits if a severance agreement does not apply to the payments and benefits. Those events include retirement, severance, termination for cause, death, disability, and voluntary termination. The details of the benefits and payments made upon termination are also described in "Potential Payments Upon Termination or Change of Control."
Impact of Regulatory Requirements on Compensation
There were no regulatory requirements that influenced our compensation arrangements.

Risk Mitigation in Plan Design
Nationwide’s Enterprise Risk & Capital Management capabilities are linked with business planning and execution. The Risk Appetite framework is embedded in strategy development and informs key decisions regarding growth, resource allocation, product development and pricing, strategic asset allocation, asset-liability management, risk transfer, and target returns. Nationwide has spent considerable time developing an appropriate compensation plan to motivate prudent risk taking in pursuit of business objectives. Our compensation plan strengthens the culture of risk management across the organization through risk and capital metrics embedded in the design. The NMIC Human Resources Committee annually reviews our alignment with governance best practices and regulatory requirements regarding the risks inherent in our compensation policies and practices. The risk assessment is comprehensive and:
•
includes the appropriate review of potential areas of risk in the incentive plans, and design features and internal control processes / governance that mitigate risk and support responsible decision making;
•
considers overall enterprise risk management at Nationwide and interplay with compensation programs; and
•
incorporates checks and balances as it relates to performance measurement, risk considerations, and the structure upon which rewards are earned.
We believe that our executive and broad-based compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
Compensation Tables
Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation[1]	Change in Pension Value and Non- qualified Deferred Compensation Earnings[3]	All Other Compensation	Total
John L. Carter President and Chief Operating Officer	2024	$486,539	$0	$3,373,621	$756,614	$50,634 [4]	$4,667,408
	2023	$510,055	$0	$2,488,999	$939,766	$46,805	$3,985,625
	2022	$422,254	$0	$1,970,433	$0	$32,479	$2,425,166
Steven A. Ginnan Chief Financial Officer - Nationwide Financial	2024	$304,007	$0	$424,927	$116,216	$21,552 [5]	$866,702
	2023	$299,300	$0	$343,678	$313,815	$12,831	$969,624
	2022	$240,724	$0	$346,181	$0	$8,026	$594,931
Kirt A. Walker NMIC Chief Executive Officer	2024	$377,255	$0	$4,981,157	$809,593	$84.250 [6]	$6,252,255
	2023	$410,240	$0	$3,885,678	$1,584,447	$75,830	$5,956,195
	2022	$348,789	$0	$3,094,766	$246,180	$53,514	$3,743,249
Eric S. Henderson SVP - Nationwide Annuity	2024	$380,930	$0	$1,141,954	$377,653	$33,818 [7]	$1,934,355
	2023	$398,615	$0	$891,518	$379,805	$21,650	$1,691,588
	2022	$401,569	$0	$977,424	$0	$24,455	$1,403,448
Eric R. Stevenson SVP – Nationwide Retirement Solutions	2024	$296,367	$0	$1,071,129	$240,278	$28,016 [8]	$1,635,790
	2023	-	-	-	-	-	-
	2022	-	-	-	-	-	-
1
Amounts in the summary compensation table above reflect incentive compensation earned under the PIP for the 2023 performance year and the allocated amounts earned under the LTPP for the 2021-2023 cycle that were paid in 2024.
2
Amounts in the table below reflect incentive compensation earned under the PIP for the 2024 performance year and the allocated amounts earned under the LTPP for the 2022-2024 cycle that were paid in 2025.

2025 Incentive Payment Summary2
Executive	2025 PIP Payment	2025 LTPP Payment	2025 Incentive Payments
Mr. Carter	$1,518,852	$3,210,495	$4,729,346
Mr. Ginnan	$445,012	$435,844	$880,855
Mr. Walker	$1,621,723	$5,812,614	$7,434,337
Mr. Henderson	$679,548	$854,910	$1,534,459
Mr. Stevenson	$522,598	$705,818	$1,228,416
3
The change in pension value reflected in summary table includes the change in the NEO’s accumulated benefit under the NRP and SRP. In accordance with Instruction 3 to Item 402(c)(2)(viii), negative values are shown as $0.
4
Includes the contribution we made on behalf of Mr. Carter in the amount of $50,634 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
5
Includes the contribution we made on behalf of Mr. Ginnan in the amount of $21,552 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
6
Includes the actual incremental cost of Mr. Walker's personal use of the company plane in the amount of $27,603; the contribution we made on behalf of Mr. Walker in the amount of $55,361 under the Nationwide Supplemental Defined Contribution Plan; a tax gross-up in the amount of $607 for the actual cost of an executive physical; and $479 the company-paid portion for parking expenses and automotive service in the executive parking garage.
7
Includes the contribution we made on behalf of Mr. Henderson in the amount of $33,818 the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
8
Includes the contribution we made on behalf of Mr. Stevenson in the amount of $28,016 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
Grants of Plan-Based Awards in 2024
		Estimated Future Payouts Under Non-equity Incentive Plan Awards
Name	Grant date	Threshold	Target	Maximum
John L. Carter	2/7/2024 [1,2]	$437,855	$875,710	$2,014,133
	2/7/2024 [3]	$0	$1,929,275	$3,974,307
Steven A. Ginnan	2/7/2024 [1,2]	$122,323	$244,646	$562,686
	2/7/2024 [3]	$0	$345,122	$710,951
Kirt A. Walker	2/7/2024 [1,2]	$471,569	$943,137	$2,169,215
	2/7/2024 [3]	$0	$3,561,727	$7,337,158
Eric S. Henderson	2/7/2024 [1,2]	$191,315	$382,629	$880,046
	2/7/2024 [3]	$0	$441,495	$909,480
Eric R. Stevenson	2/7/2024 [1,2]	$163,722	$327,443	$753,119
	2/7/2024 [3]	$0	$364,500	$750,870
1
We calculated thresholds for metrics other than CNOI separately after a $350.0 million performance level was achieved on CNOI. Actual payment may be less than the amount shown for threshold.
2
Represents PIP award. The maximum reflects a 200% maximum performance-based payout and potential discretionary adjustment of 15% that would require NMIC Human Resources Committee approval and any adjustments beyond 15% require NMIC Board of Directors approval.
3
Represents an award under the LTPP for the 2024-2026 performance period. A time value of money factor of 3.15 will be added to the final payment.
Annual Incentive Compensation
On February 6, 2024, we granted annual incentive target opportunities to our Named Executive Officers. The amounts earned for 2024 annual award opportunities are reflected in the "Summary Compensation Table." In 2024, goals under the PIP were met at 159.6% to 181.9% of the target amount. Additional detail is provided in "2024 Compensation Program Design and Implementation."

Long-term Incentive Compensation
On February 6, 2024, we granted long-term incentive target opportunities to Named Executive Officers. The long-term plan performance is based on NF Sales and DWP Growth, and S&P Capital Strength. Performance is measured annually and averaged at the end of a three-year period to determine a final performance score. A time value of money factor of 3.15% was added to the final payment based on the Guaranteed Investment Contract rate as reviewed and approved by the NMIC Human Resources Committee at the time awards are granted.
Pension Benefits for 20241
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[2]	Payments During Last Fiscal Year[3]
John L. Carter	Nationwide Retirement Plan – Account Balance	18.2	$238,111	$–
	Nationwide Supplemental Retirement Plan	18.2	$4,012,301	$–
Steven A. Ginnan	Nationwide Retirement Plan – Final Average Pay	24.3/8.0	$547,882	$–
	Nationwide Supplemental Retirement Plan	25.0	$1,178,438	$–
Kirt A. Walker	Nationwide Retirement Plan – Final Average Pay	18.0/8.0	$341,272	$–
	Nationwide Supplemental Retirement Plan	25.0	$5,902,434	$–
Eric S. Henderson	Nationwide Retirement Plan – Final Average Pay	29.8/8.0	$1,427,306	$–
	Nationwide Supplemental Retirement Plan	28.8	$3,953,476	$–
Eric R. Stevenson	Nationwide Retirement Plan – Account Balance	18.0	$341,246	$–
	Nationwide Supplemental Retirement Plan	16.0	$1,785,618	$–
1
Effective as of January 1, 2024, the Nationwide Retirement Plan ("NRP") was divided into two separate pension plans. The NRP essentially was renamed the Nationwide Retirement Plan – Account Balance (collectively the "NRP-AB"). The Nationwide Retirement Plan – Final Average Pay ("NRP-FAP") was created as a new plan to provide benefits attributable to participants with a final average pay formula benefit or a final average pay formula benefit with an account balance benefit. Effective as of January 1, 2024, the assets and liabilities attributable to the NRP-FAP participants were spun off to the NRP-FAP.
2
These amounts are unaudited.
3
No Named Executive Officer received pension benefits payments in 2024.
The "Pension Benefits for 2024" table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan Account Balance (collectively the "NRP,") and the Nationwide Supplemental Retirement Plan, or "SRP," as of December 31, 2024. We discuss these plans in more detail below. The reported values are the present value of accrued benefits with benefit commencement occurring at normal retirement age, which is age sixty-five, payable as a life annuity. Optional payment forms are available with reduced payments. A full single lump sum payment option is generally not available. Where applicable, the "Number of years credited service" column for the NRP will reflect years credited for purposes of the final average pay formula and the account balance formula, respectively.
Credited Service
The credited service reported in the "Pension Benefits for 2024" table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways. The NRP provides one month of credited service for each month a participant works, beginning with the participant's hire date. The SRP credits service based on the date an individual first becomes a participant. For details regarding how the SRP credits service, see the "Nationwide Supplemental Retirement Plan" section below. We do not provide credited service under the NRP or the SRP on a more favorable basis for the named executives than for other eligible participants.
Present Value of Accumulated Benefits
The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2024. The present values assume the participant survives to and commences his or her benefit at the earliest age at which unreduced benefits are payable, which is age sixty-five.
We base the present value determinations on the measurement date, discount rate, and post-retirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits. For the December 31, 2024, and 2023 valuations, the discount rates used under this guidance were 5.60% and 4.95%, respectively. There is no mortality discount prior to age sixty-five in the values reported above.
Pension plan compensation includes base salary and certain management incentives.

Qualified and Supplemental Pension Plans
Nationwide Retirement Plans (Final Average Pay and Account Balance)
Effective as of January 1, 2024, Nationwide maintains two separate qualified defined benefit plans. One is called the Nationwide Retirement Plan – Final Average Pay ("NRP-FAP") and the other is called the Nationwide Retirement Plan – Account Balance ("NRP-AB").
Nationwide employees, including the Named Executive Officers, whose pension benefit is based solely on an account balance formula, participate in the NRP-AB. Any participant, including a Named Executive Officer, whom we hired on or after January 1, 2022, will receive benefits under the NRP-AB.
The NRP-FAP and NRP-AB are collectively referred to as the "NRP". Participants become fully vested in the NRP after the completion of three years of service. The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments. A full, single lump sum payment option is generally not available.
The NRP allows a participant the option of receiving his or her benefit at any age, provided that he or she is vested when he or she leaves Nationwide. If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution.
The NRP provides a pre-retirement death benefit payable to a participant's spouse. The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.
The Final Average Pay Formula
We compute the final average pay, or "NRP-FAP", formula benefit as follows:
•
1.25% of the participant's final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus
•
0.50% of the participant's final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.
For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant's last ten years of service. For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant's last ten years of service. The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:
•
severance pay and other amounts following the later of: (i) the pay period that includes the participant's date of termination, or (ii) the pay period in which the participant's date of termination is posted to Nationwide’s payroll system;
•
company car value or subsidy or reimbursement for loss of company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provisions of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date on which a participant's employment status changes from eligible to ineligible and during the period he or she is ineligible.

Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.
Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age sixty-five, whichever is later.
Account Balance Formula
For employees hired (or rehired) before January 1, 2002, benefits are the greater of the FAP formula determination or the account balance formula, described below. These benefits are provided under the NRP-FAP. We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002, which are provided under the NRP-AB. For the NRP-FAP, the notional account under the account balance formula is comprised of the following components:
•
Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus
•
Pay Credits: We add amounts to the account every pay period based on the participant's years of service and compensation. The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus
•
Interest Credits: We add interest amounts to the account on a biweekly basis based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.
Participants under the FAP-AB receive pay credits and interest credits as noted in the description above, but do not have an opening account balance, since they did not have a final average pay benefit that needed to be converted into an opening account balance.
Transition from FAP Formula to Account Balance Formula for Certain NRP-FAP Participants
Notwithstanding the foregoing description of NRP-FAP benefit calculation(s), for participants who were actively employed and accruing benefits under the FAP formula as of December 31, 2016, but had not yet attained age 55 as of such date, their FAP benefit accruals ceased as of such date. These participants accrue NRP-FAP benefits under the account balance formula after December 31, 2016. As a result, such participants’ overall accrued benefit under the NRP will generally be equal to the sum of:
The FAP benefit accumulated through December 31, 2016
PLUS
The account balance benefit accrued after December 31, 2016.
Nationwide Supplemental Retirement Plan
Nationwide maintains the Nationwide Supplemental Retirement Plan, or "SRP," an unfunded, nonqualified supplemental defined benefit plan. The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code. An individual's participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements.
Individuals who became participants prior to January 1, 2013 generally receive the following benefits under the SRP:
•
1.25% of the participant's final average compensation, as defined in the "Final Average Pay Formula" section above, multiplied by the number of years of service, up to a maximum of forty years; plus
•
0.75% of the participant's final average compensation in excess of Social Security-covered compensation, as defined in " Final Average Pay Formula " above, multiplied by the number of years of service, up to a maximum of forty years; minus

•
benefits the executive accrued under the NRP.
Individuals who became participants on or after January 1, 2013 receive the following benefits under the SRP:
•
a pay credit for each year in which the participant is employed on December 31 equal to 7% of the excess of such participant’s covered compensation for such year over the limit set by Section 401(a)(17) of the Internal Revenue Code; plus
•
a biweekly interest credit based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
For purposes of the SRP, the definition of "covered compensation" is the same as described above in the "Final Average Pay Formula" section, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide.
To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP.
In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007. For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years. Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months. The vested percentage is based on the lesser of the participant's vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.
For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year. For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant's date of hire through December 31, 2007. After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.
Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010. For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:
•
his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;
•
his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or
•
his or her SRP benefit without subsidized early retirement factors at the date of termination.
Effective January 1, 2016, the maximum number of SRP participation service years includable in an individual’s benefit determination under the SRP is reduced from 40 years to 25 years. For SRP participants who had more than 25 years of participation service as of December 31, 2015, the maximum number of SRP participation years included in the SRP benefit determination is the total number of participation years as of December 31, 2015 (not to exceed 40 years). In addition, an additional vesting criterion is added to the SRP. In lieu of the previous four-year vesting schedule, participants now become 100% vested in their SRP benefit upon the attainment of 120 months of vesting service. Participants who were 100% vested as of January 1, 2016 will remain 100% vested. However, any participant who was not 100% vested had his vesting percentage, as of December 31, 2015, frozen until such time as he attains 120 months of vesting service. These participants become 100% vested at 120 months of vesting service. Lastly, effective as of January 1, 2016, SRP participants must be age 55 or older at the date of termination of employment to be eligible to receive benefits under the SRP.
Nationwide Savings Plan
The Nationwide Savings Plan, or the "NSP," is a qualified 401(k) plan that includes a qualified cash or deferred arrangement and covers eligible employees of Nationwide. Under the NSP, our Named Executive Officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf. Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax "Roth 401(k)" salary deductions. Participants who reach the age of fifty during the plan year may also make "catch up" contributions for that year of up to the IRS published limits. Nationwide makes matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 8% of compensation deferred or contributed to the NSP by each employee. The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.
For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:
•
severance pay and other amounts following the later of (i) the pay period that includes the participant's date of termination, and (ii) the pay period in which the participant's date of termination is posted to Nationwide's payroll system;
•
company car value or subsidy or reimbursement for loss of a company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provision of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date or on account of a participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date a participant’s employment status changes from eligible to ineligible and during the period he or she is employed in an ineligible status.
Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.
A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment. However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old and 60 months of service with Nationwide. A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable. Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.
The NSP offers an automatic enrollment and automatic increase feature, the latter of which applies to participants contributing less than 12% of their compensation.
Nationwide Supplemental Defined Contribution Plan
The Nationwide Supplemental Defined Contribution Plan, or "NSDC Plan," is an unfunded, nonqualified defined contribution supplemental benefit plan. The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the NSP but for the Internal Revenue Code's limitation on compensation that can be considered for deferrals to the NSP. Only executives of Nationwide whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan. The benefits under the plan vest after five years of participation.
For purposes of the NSDC Plan, "covered compensation" refers to covered compensation as defined in "Nationwide Savings Plan" above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide. We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the NSDC Plan. No guaranteed or above-market earnings are available under the NSDC Plan. Participants may change their investment options on a daily basis.
Payouts under the NSDC Plan are made as follows:
•
credits made for plan years prior to 1996, and earnings on those amounts, are paid in January of the year following the year the participant’s employment terminates;

•
unless otherwise elected in accordance with the terms of the NSDC Plan, credits made to the NSDC Plan for years after 1995, and earnings on those amounts, are paid in 10 installments for participants who qualify for a benefit from the NRP and whose account balance exceeds $25,000, and in a single lump sum payment for all other participants.
Nonqualified Deferred Compensation for 2024
Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[2]	Aggregate Earnings in Last Fiscal Year[3]	Aggregate Withdrawals/ Distributions[4]	Aggregate Balance at Last Fiscal Year End[5]
John L. Carter	$201,283	$47,213	$143,736	$0	$2,104,905
Steven A. Ginnan	$0	$14,205	$10,251	$0	$120,589
Kirt A. Walker	$0	$50,801	$75,242	$26,716	$1,024,999
Eric S. Henderson	$0	$22,105	$7,634	$0	$260,032
Eric R. Stevenson	$0	$15,378	$5,432	$11,524	$140,919
1
Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan.
2
Amount represents company contributions to the NSDC Plan.
3
Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans. Investment gains or losses are attributable to the investment selections the executive officer makes. Executive officers may choose from approximately fifty investment options for the Nationwide Individual Deferred Compensation Plan and the NSDC Plan, and from sixteen investment options for the Nationwide Economic Value Incentive Plan.
4
Amount represents distributions from the Nationwide Individual Deferred Compensation Plan.
5
Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the NSDC Plan and the Nationwide Economic Value Incentive Plan. The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election.
Nonqualified Deferred Compensation Plans
We provide a voluntary deferred compensation plan to allow executives to prepare for retirement.
Nationwide Individual Deferred Compensation Plan
Under the "Nationwide Individual Deferred Compensation Plan," or "IDC Plan," eligible executives of Nationwide may elect to defer payment of compensation otherwise payable to them. Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and short-term incentive compensation they earn during the following year or performance cycle. Participants may also defer up to 80% of the long-term incentive compensation they earn during the following performance cycle. Deferral elections are effective prospectively. Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant. However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to fifteen years from the year in which the deferral of compensation applies. If the entire (post-2005) account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file. We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the IDC Plan. No guaranteed or above-market earnings are available under the IDC Plan. The IDC Plan permits participants to make investment changes on a daily basis. Each participant is always fully vested in his or her accrued amount.
The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.
Payments Made Upon Standard Termination
General Termination Payments
Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:
•
vested amounts contributed, plus related earnings under, the NSP, the IDC Plan, and the NSDC Plan;

•
amounts accrued and vested under the NRP and the SRP; and
•
unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.
Annual Incentive Awards
The effect of a termination of employment on certain executive officers' annual incentives is controlled by the terms of the PIP. Under these plans, unless otherwise provided by the NMIC Human Resources Committee in connection with specified terminations of employment, we make a payment of an annual incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period. In addition, an executive officer must be employed through the date the annual award is paid. However, in the event an executive officer's employment terminates during the performance period, or prior to the date awards are paid, due to death or disability, the executive officer or the executive officer's deemed beneficiary (determined pursuant to the terms of the PIP) will receive a portion or all of the incentive as the NMIC Human Resources Committee determines. In the event an executive officer's employment terminates prior to the date PIP payments are paid due to retirement or termination of the executive officer's employment without cause, the executive officer will remain eligible to receive a portion of the incentive, based on the amount of time the executive officer was employed during the performance period on the date the PIP payment is paid and the executive officer's attainment of the performance goals for the performance period.
Nationwide Long-Term Performance Plan
The LTPP plan design measures performance over a three-year period. The design requires both sales and direct written premium growth and capital strength in order for participants to receive payments, which will range from zero to two times the target amount. If a voluntary termination of employment or termination for cause occurs prior to the last day of the performance period, an executive officer's outstanding target award opportunities will be forfeited. If a termination is due to death, disability or retirement the target award opportunity will be prorated based on the number of days worked in the performance period. Because the termination payment tables that follow assume that the Named Executive Officers worked through all three years of the 2022-2024 performance period, through the first and second years of the 2023-2025 performance period, and through the first year of the 2024-2026 performance period, the amounts shown in the tables relating to the awards under the LTPP reflect prorated opportunities for termination without cause or for termination due to death, disability or retirement, which would be paid after December 31, 2024 or 2025 (as applicable), based on actual performance. Organizational performance was estimated at target performance for 2025 and 2026 for purposes of these tables.
Executive Severance Agreements
Nationwide has entered into executive severance agreements with the Named Executive Officers. The severance agreements are not triggered upon a voluntary termination of employment.
Nationwide entered into an agreement with Mr. Henderson effective as of January 1, 2017. Nationwide entered into an agreement with Mr. Ginnan effective as of April 3, 2018. Nationwide entered into a new agreement with Mr. Carter on November 1, 2019, effective as of October 8, 2019, which replaced his original executive severance agreement dated October 1, 2012. Nationwide entered into an agreement with Mr. Stevenson on November 1, 2019, effective as of October 8, 2019. Nationwide entered into a new agreement with Mr. Walker as the new Chief Executive Officer on November 4, 2019. The new agreement was effective as of January 1, 2020 and replaced his original executive severance agreement dated January 1, 2016. For Mr. Henderson, the initial term ended on December 31, 2017, with automatic one-year renewals commencing on January 1, 2018, unless Nationwide or the executive officer gives notice of nonrenewal. For Mr. Ginnan, the initial term ended on December 31, 2018, with automatic one-year renewals commencing on January 1, 2019, unless Nationwide or the executive officer gives notice of nonrenewal. For Messrs. Carter, Walker and Stevenson, the initial term ended on December 31, 2020, with automatic one-year renewals commencing on January 1, 2021, unless Nationwide or the executive officer gives notice of nonrenewal. Nationwide entered into amendments to the severance agreements with Messrs. Henderson and Ginnan on November 1, 2019. The amendments, effective for terminations after December 31, 2019, provide updated terms with respect to the arbitration dispute resolution process, the jurisdiction and venue of any dispute regarding the restrictive covenants in the executive severance agreements, and the required return of Nationwide property upon termination.
The agreements provide that Nationwide will pay salary, incentive compensation, and benefits as determined by Nationwide's Board of Directors, or a committee thereof, as well as certain payments and benefits upon specified termination events.

The following description of the executive officers’ agreements and the amounts presented in the tables that follow are based on the terms of the agreements as they existed on December 31, 2024 and assume a termination of employment, and such triggering events as are contemplated by the executive severance agreements, occurred on December 31, 2024.
The executive severance agreements in effect as of December 31, 2024, for the executive officers are substantially similar to each other, with certain differences reflected in Mr. Walker’s agreement and highlighted below. Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide's promises to pay severance on the executive officer's compliance with such provisions. The agreements also condition receipt of severance upon the execution of a binding release of Nationwide and other related parties.
Under the executive severance agreements in effect as of December 31, 2024, upon a termination by Nationwide without cause, the following payments and benefits would be provided:
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual base salary in effect immediately before the termination, payable within 30 days following the executive's termination date;
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer's termination date occurs, based on actual performance over the full year, payable when annual bonuses are paid to our other executives;
•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical, dental and vision coverage under COBRA, or under the retiree medical provisions of Nationwide's medical plan, if applicable, for the executive officer, his or her spouse and dependents, for the one-year period (two-year period, for Mr. Walker) following the executive's termination date;
•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
in the event that the executive officer's termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the NRP, a supplemental benefit equal to the benefits the executive officer would have received under the NRP and the SRP had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer's termination date or the earliest date the executive officer would have been eligible to retire under the NRP and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
a lump-sum cash payment equal to the matching contributions that Nationwide would have made for the executive officer under the NSP and the NSDC Plan during the one-year period (two-year period, for Mr. Walker) following the termination date, as if the executive officer's contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer's termination date, payable within 30 days following the executive's termination date;
•
service and age credits for the purpose of eligibility under Nationwide's retiree medical plan, as if the executive officer had continued employment through the one-year period (two-year period, for Mr. Walker) following the termination date;
•
the right to retain certain office equipment and furniture used at the executive officer's home; and
•
amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.
Payments Made Upon Retirement
If an executive officer were to retire on December 31, 2024, the executive officer would receive the full three-year 2022-2024 LTPP award, an amount equal to two-thirds of the total target incentive opportunity for the 2023-2025 performance period and one-third of the total target incentive opportunity for the 2024-2026 performance period multiplied by the respective performance scores paid in the year following the end of the performance periods. For purposes of LTPP awards, retirement means a termination of employment on or after the date on which the executive officer has attained:
•
Normal Retirement Age;
•
age fifty-five and completed 120 months of vesting service; or
•
age sixty-two and completed sixty months of vesting service,

as determined under the NRP.
The PIP provides that if an executive officer retires, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.
Payments Made Upon Death or Disability
If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in "Payments Made Upon Standard Termination," the executive officer will receive benefits under our disability plan or his named beneficiary will receive payments under Nationwide's life insurance plan, as appropriate. In addition, under the PIP, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which the termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.
Potential Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control
The PIP and the LTPP do not provide for special treatment of awards upon a change in control.
The following tables reflect our estimates of the payments and benefits our Named Executive Officers would have received in lump sum if a termination of employment or a change of control had occurred on December 31, 2024.
John L. Carter
President and Chief Operating Officer - Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$1,518,852	$–	$–	$1,518,852	$1,518,852
Long-term incentives:
LTPP 22-24 award[2]	$3,210,495	$3,210,495	$–	$3,210,495	$3,210,495
LTPP 23-25 award[3]	$2,074,091	$2,074,091	$–	$2,074,091	$2,074,091
LTPP 24-26 award[3]	$882,253	$882,253	$–	$882,253	$882,253
Life insurance proceeds	$–	$–	$–	$1,808,695	$–
Cash severance[4]	$–	$1,441,564	$–	$–	$–
Total compensation	$7,685,691	$7,608,403	$–	$9,494,386	$7,685,691
1
Reflects the amount Mr. Carter would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Carter would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Carter would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Carter would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Carter would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Carter and his children. The amounts were not reduced to their present value.
Steven A. Ginnan
SVP and Chief Financial Officer – Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$445,012	$–	$–	$445,012	$445,012

Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Long-term incentives:
LTPP 22-24 award[2]	$435,844	$435,844	$–	$435,844	$435,844
LTPP 23-25 award[3]	$395,762	$395,762	$–	$395,762	$395,762
LTPP 24-26 award[3]	$157,823	$157,823	$–	$157,823	$157,823
Life insurance proceeds	$–	$–	$–	$494,574	$–
Cash Severance[4]	$–	$601,002	$–	$–	$–
Total compensation	$1,434,441	$1,590,431	$–	$1,929,015	$1,434,441
1
Reflects the amount Mr. Ginnan would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Ginnan would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Ginnan would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Ginnan would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Ginnan would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Ginnan and his family. The amounts were not reduced to their present value.
Kirt A. Walker
NMIC Chief Executive Officer
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$1,621,723	$–	$–	$1,621,723	$1,621,723
Long-term incentives:
LTPP 22-24 award[2]	$5,812,614	$5,812,614	$–	$5,812,614	$5,812,614
LTPP 23-25 award[3]	$3,596,604	$3,596,604	$–	$3,596,604	$3,596,604
LTPP 24-26 award[3]	$1,628,770	$1,628,770	$–	$1,628,770	$1,628,770
Life insurance proceeds	$–	$–	$–	$887,658	$–
Cash Severance[4]	$–	$2,786,479	$–	$–	$–
Total compensation	$12,659,711	$13,824,467	$–	$13,547,369	$12,659,711
1
Reflects the amount Mr. Walker would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Walker would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Walker would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Walker would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon a termination employment without cause or upon death, disability or retirement on December 31, 2024. Mr. Walker would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of two times base salary; two times the 2024 matching amounts in the NSP and NSDC Plan; two times the 2024 annual incentive bonus; and the annual COBRA rate for 2025 and 2026, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his spouse. The amounts were not reduced to their present value.

Eric S. Henderson
President - Nationwide Annuity
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$679,548	$–	$–	$679,548	$679,548
Long-term incentives:
LTPP 22-24 award[2]	$854,910	$854,910	$–	$854,910	$854,910
LTPP 23-25 award[3]	$506,276	$506,276	$–	$506,276	$506,276
LTPP 24-26 award[3]	$201,895	$201,895	$–	$201,895	$201,895
Life insurance proceeds	$–	$–	$–	$2,133,155	$–
Cash Severance[4]	$–	$856,751	$–	$–	$–
Total compensation	$2,242,629	$2,419,832	$–	$4,375,784	$2,242,629
1
Reflects the amount Mr. Henderson would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Henderson would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Henderson would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Henderson would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Henderson would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Henderson and his family. The amounts were not reduced to their present value.
Eric R. Stevenson
President, Nationwide Retirement Plans
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$522,598	$–	$–	$522,598	$522,598
Long-term incentives:
LTPP 22-24 award[2]	$705,818	$705,818	$–	$705,818	$705,818
LTPP 23-25 award[3]	$417,984	$417,984	$–	$417,984	$417,984
LTPP 24-26 award[3]	$166,685	$166,685	$–	$166,685	$166,685
Life insurance proceeds	$–	$–	$–	$1,816,425	$–
Cash severance[4]	$–	$670,947	$–	$–	$–
Total compensation	$1,813,085	$1,961,434	$–	$3,629,510	$1,813,085
1
Reflects the amount Mr. Stevenson would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Stevenson would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Stevenson would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Stevenson would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Stevenson would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.

4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Stevenson and his spouse. The amounts were not reduced to their present value.
Directors Compensation for 2024
Each of the directors of NLIC are also employees of NMIC and do not receive any additional compensation for their service as members of the NLIC Board of Directors.
CEO Pay Ratio
As detailed in Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John A. Carter, our Principal Executive Officer (PEO):
For 2024, our last completed fiscal year:
•
the total compensation for the PEO and median employee is calculated based on allocated total compensation to NLIC; and
•
the annual total compensation allocated to NLIC for the median employees (other than our PEO) was $46,381; and
•
the annual total compensation of our PEO, as reported in the "Summary Compensation Table", was $4,667,408; and
•
our PEO’s total annual allocated compensation to NLIC was approximately 101 times that of the median of the annual total compensation of all of our employees.
To identify the median of the annual compensation of all of our employees, and to determine the annual total compensation of our median employee and our PEO, we took the following steps:
1.
We determined that, as of December 31, 2024, our NLIC employee population consisted of 4,727 associates.
2.
To identify the median employee, we calculated total compensation, which is calculated by adding annual base pay earnings (which is determined based on the actual number of hours all employees are scheduled to work in a year), annual and long-term incentives earned in 2024, contributions made on behalf of the associate under the Nationwide Supplemental Defined Contribution Plan, change in pension value, and recognition awards. We used this method to determine the median employee because it enabled us to identify an employee based on a measure that approximated total annual compensation of all employees in a typical year.
3.
Once we identified our median employee, we identified all elements of annual compensation as required by the "Summary Compensation Table" calculations, resulting in the amount shown above. With respect to the annual total compensation of our PEO, we used the number reported in the Total column of the "Summary Compensation Table" shown above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 1, 2025, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.

Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
NLIC has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.
See Note 12 (Transactions with Affiliates) to the audited financial statements included in the F pages of this report for further discussion of related party transactions, including amounts specifically allocated to NLIC under the Cost Sharing Agreement.
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•
using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•
any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the Code of Conduct, which contains the conflict of interests policy, and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report to the Audit Committee covering each conflict of interest reported by a director or an executive officer who reports to Mr. Walker, and the disposition of each matter. An annual summary report of the matters disclosed by other elected officers is submitted to the Chief Legal Officer.

NATIONWIDE LIFE INSURANCE COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2024

Independent Auditors’ Report

Audit Committee of the Board of Directors

Nationwide Life Insurance Company:

Opinions

We have audited the financial statements of Nationwide Life Insurance Company (the Company), which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2024 and 2023, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2024, and the related notes to the statutory financial statements.

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2024, in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance (Department) described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the statutory financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2024 and 2023, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2024.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Department, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices described in Note 2 and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company’s subsidiary received permission from the Department in 2023 to account for an excess of loss reinsurance recoverable as an admitted asset. Under prescribed statutory accounting practices, the excess of loss reinsurance recoverable would not be an admitted asset. As of December 31, 2024 and 2023, the permitted accounting practice increased statutory surplus over what it would have been had that prescribed accounting practice been followed. Our opinions are not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Department. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in Schedule I Summary of Investments - Other Than Investments in Related Parties, Schedule III Supplementary Insurance Information, Schedule IV Reinsurance, and Schedule V Valuation and Qualifying Accounts is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Securities and Exchange Commission’s Regulation S-X. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

March 20, 2025

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

	December 31,
(in millions, except share amounts)	2024	2023

Admitted assets
Invested assets
Bonds	$45,798	$43,867
Stocks	3,971	3,714
Mortgage loans, net of allowance	9,619	9,144
Policy loans	1,038	969
Derivative assets	194	113
Cash, cash equivalents and short-term investments	1,687	1,555
Securities lending collateral assets	247	359
Other invested assets	2,776	2,198
Total invested assets	$65,330	$61,919
Accrued investment income	699	965
Deferred federal income tax assets, net	660	632
Other assets	580	404
Separate account assets	122,872	113,270
Total admitted assets	$190,141	$177,190

Liabilities, capital and surplus
Liabilities
Future policy benefits and claims	$51,793	$49,373
Policyholders’ dividend accumulation	361	380
Asset valuation reserve	950	841
Payable for securities	845	512
Securities lending payable	247	359
Funds held under coinsurance	1,199	1,323
Other liabilities	1,018	1,447
Accrued transfers from separate accounts	(1,685)	(1,548)
Separate account liabilities	122,872	113,270
Total liabilities	$177,600	$165,957

Capital and surplus
Capital shares ($1 par value; authorized - 5,000,000 shares, issued and outstanding - 3,814,779 shares)	$4	$4
Surplus notes	1,100	1,100
Special surplus funds	116	93
Additional paid-in capital	2,543	2,443
Unassigned surplus	8,778	7,593
Total capital and surplus	$12,541	$11,233
Total liabilities, capital and surplus	$190,141	$177,190

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Operations

	Years ended December 31,
(in millions)	2024	2023	2022

Revenues
Premiums and annuity considerations	$16,402	$14,670	$14,535
Net investment income	3,329	3,136	2,019
Other revenues	2,764	2,389	2,346
Total revenues	$22,495	$20,195	$18,900

Benefits and expenses
Benefits to policyholders and beneficiaries	$20,838	$17,416	$15,963
Increase in reserves for future policy benefits and claims	1,967	3,747	2,525
Net transfers from separate accounts	(3,469)	(3,742)	(1,635)
Commissions	843	766	810
Reserve adjustment on reinsurance assumed	(144)	(153)	(161)
Other expenses	766	702	564
Total benefits and expenses	$20,801	$18,736	$18,066

Income before federal income tax expense and net realized capital (losses) gains on investments	$1,694	$1,459	$834
Federal income tax expense	67	108	100

Income before net realized capital (losses) gains on investments	$1,627	$1,351	$734
Net realized capital (losses) gains on investments, net of federal income tax expense (benefit) of $1, $(4) and $3 in 2024, 2023 and 2022, respectively, and excluding $(53), $(30) and $(103) of net realized capital losses transferred to the interest maintenance reserve in 2024, 2023 and 2022, respectively	(476)	(402)	240
Net income	$1,151	$949	$974

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Changes in Capital and Surplus

(in millions)	Capital shares	Surplus notes	Special surplus funds	Additional paid-in capital	Unassigned surplus	Capital and surplus
Balance as of December 31, 2021	$4	$1,100	$-	$1,998	$5,989	$9,091

Correction of error (see Note 2)	-	-	-	-	(39)	(39)
Balance as of January 1, 2022	$4	$1,100	$-	$1,998	$5,950	$9,052

Net income	-	-	-	-	974	974
Change in asset valuation reserve	-	-	-	-	(97)	(97)
Change in deferred income taxes	-	-	-	-	28	28
Change in net unrealized capital gains and losses, net of tax expense of $37	-	-	-	-	(40)	(40)
Change in nonadmitted assets	-	-	-	-	(33)	(33)
Capital contributions from Nationwide
Financial Services, Inc.	-	-	-	310	-	310
Other, net	-	-	-	-	1	1
Balance as of December 31, 2022	$4	$1,100	$-	$2,308	$6,783	$10,195

Net income	-	-	-	-	949	949
Change in asset valuation reserve	-	-	-	-	(103)	(103)
Change in deferred income taxes	-	-	-	-	132	132
Change in net unrealized capital gains and losses, net of tax benefit of $37	-	-	-	-	(77)	(77)
Change in nonadmitted assets, including admitted disallowed interest maintenance reserve	-	-	93	-	(126)	(33)
Capital contributions from Nationwide
Financial Services, Inc.	-	-	-	135	-	135
Other, net	-	-	-	-	35	35
Balance as of December 31, 2023	$4	$1,100	$93	$2,443	$7,593	$11,233

Net income	-	-	-	-	1,151	1,151
Change in asset valuation reserve	-	-	-	-	(109)	(109)
Change in deferred income taxes	-	-	-	-	28	28
Change in net unrealized capital gains and losses, net of tax expense of $53	-	-	-	-	32	32
Change in nonadmitted assets	-	-	-	-	66	66
Capital contributions from Nationwide
Financial Services, Inc.	-	-	-	100	-	100
Other, net	-	-	23	-	17	40
Balance as of December 31, 2024	$4	$1,100	$116	$2,543	$8,778	$12,541

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Cash Flow

	Years ended December 31,
(in millions)	2024	2023	2022

Cash flows from operating activities:
Premiums collected, net of reinsurance	$16,395	$14,675	$14,545
Net investment income	3,570	2,775	2,064
Other revenue	2,440	2,021	3,178
Policy benefits and claims paid	(20,851)	(17,567)	(15,962)
Commissions, operating expenses and taxes, other than federal income tax paid	(1,455)	(1,268)	(1,275)
Net transfers from separate accounts	3,332	3,792	1,658
Policyholders’ dividends paid	(28)	(28)	(30)
Federal income taxes (paid) recovered	(93)	98	(261)
Net cash provided by operating activities	$3,310	$4,498	$3,917

Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	$6,588	$2,594	$3,444
Stocks	60	46	19
Mortgage loans	754	635	1,139
Derivative assets	-	-	431
Other invested assets and other	769	467	641
Total investment proceeds	$8,171	$3,742	$5,674
Cost of investments acquired:
Bonds	$(8,665)	$(6,256)	$(6,024)
Stocks	(438)	(35)	(901)
Mortgage loans	(1,206)	(1,370)	(1,305)
Derivative assets	(302)	(556)	-
Other invested assets and other	(862)	(766)	(1,057)
Total investments acquired	$(11,473)	$(8,983)	$(9,287)
Net increase in policy loans	(69)	(37)	(19)
Net cash used in investing activities	$(3,371)	$(5,278)	$(3,632)

Cash flows from financing activities and miscellaneous sources:
Capital contributions from Nationwide Financial Services, Inc.	$100	$135	$310
Net change in deposits on deposit-type contract funds and other insurance liabilities	499	270	391
Other cash (used) provided	(406)	309	(1)
Net cash provided by financing activities and miscellaneous	$193	$714	$700

Net increase (decrease) in cash, cash equivalents and short-term investments	$132	$(66)	$985
Cash, cash equivalents and short-term investments at beginning of year	1,555	1,621	636
Cash, cash equivalents and short-term investments at end of year	$1,687	$1,555	$1,621
Supplemental disclosure of non-cash activities:
Exchange of bond investments	$386	$385	$349
Intercompany transfer of securities from merger	$-	$203	$-

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(1)	Nature of Operations

Nationwide Life Insurance Company (“NLIC” or “the Company”) is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies (“Nationwide”), which is comprised of Nationwide Mutual Insurance Company (“NMIC”) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (“NFS”), a holding company formed by Nationwide Corporation, a wholly-owned subsidiary of NMIC.

The Company is a leading provider of long-term savings and retirement products in the United States of America (“U.S.”). The Company develops and sells a wide range of products and services, which include fixed, variable and registered index-linked annuities, public and private sector group retirement plans including retirement guarantee products, life insurance, investment advisory services, pension risk transfer (“PRT”) contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc., Nationwide Securities, LLC and Nationwide Financial General Agency, Inc. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.

Wholly-owned subsidiaries of NLIC as of December 31, 2024 include Nationwide Life and Annuity Insurance Company (“NLAIC”) and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC (“Olentangy”) and Nationwide SBL, LLC (“NWSBL”), Jefferson National Life Insurance Company (“JNL”) and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York (“JNLNY”), Eagle Captive Reinsurance, LLC (“Eagle”), Nationwide Investment Services Corporation (“NISC”) and Nationwide Investment Advisors, LLC (“NIA”). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a dormant Vermont domiciled special purpose financial insurance company and a nonadmitted subsidiary. NWSBL is an Ohio limited liability company that offers a securities-backed consumer lending product and is a nonadmitted subsidiary. JNL and JNLNY primarily offer individual deferred fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor and a nonadmitted subsidiary.

The Company is subject to regulation by the insurance departments of states in which it is domiciled and/or transacts business and undergoes periodic examinations by those departments.

As of December 31, 2024 and 2023, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region. Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region in which a single event could cause a severe impact to the Company’s financial position after considering insurance risk that has been transferred to external reinsurers.

(2)	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.

Basis of Presentation

Effective October 1, 2023, Jefferson National Financial Corporation (“JNFC”), a holding company and wholly-owned subsidiary of the Company, completed a merger agreement with the Company. Pursuant to the merger agreement, which was deemed a statutory merger, the operations of JNFC were merged with and into the Company, with the Company continuing as the surviving corporation. Concurrently, JNL, a wholly-owned subsidiary of JNFC prior to the merger, became a wholly-owned subsidiary of the Company. There was not a material impact on the Company’s surplus as a result of the merger.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The statutory financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (“the Department”). Prescribed statutory accounting practices are those practices incorporated directly or by reference in state laws, regulations and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state but allowed by the domiciliary state regulatory authority.

NLIC and NLAIC have elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 (“OAC 3901-1-67”) to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims.

Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed guaranteed minimum death benefits (“GMDB”) and guaranteed lifetime withdrawal benefits (“GLWB”) risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the Statutory Accounting Principles detailed within the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) pursuant to Ohio Revised Code Chapter 3964 and approved by the Department.

Effective October 1, 2023, Eagle was granted a permitted practice from the Department, allowing Eagle to carry a reinsurance recoverable asset under an excess of loss reinsurance agreement with a third-party reinsurer as an admitted asset.

Prior to October 1, 2023, Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies. Effective October 1, 2023, Olentangy terminated this permitted practice due to NLAIC’s recapture of the reinsurance agreements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

If the prescribed or permitted practices were not applied, the Company’s risk-based capital (“RBC”) would continue to be above regulatory action levels. A reconciliation of the Company’s net income between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	State of domicile	December 31,
			2024	2023	2022

Net Income
Statutory Net Income		OH	$1,151	$949	$974
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	OH	270	110	(43)
Reserves for indexed annuities	51	OH	(308)	(75)	15
Tax impact	101	OH	8	(7)	6

NAIC SAP			$1,121	$977	$952

A reconciliation of the Company’s capital and surplus between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	State of domicile	As of December 31,
			2024	2023

Surplus
Statutory Capital and Surplus		OH	$12,541	$11,233
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	OH	350	84
Reserves for indexed annuities	51	OH	(389)	(82)
Tax impact	101	OH	8	-
Subsidiary Valuation - NLAIC	51,86,101	OH	227	89
Subsidiary valuation - Eagle	51	OH	(529)	(228)
State Permitted Practice:
Subsidiary valuation - Eagle	61R	OH	(861)	(853)

NAIC SAP			$11,347	$10,243

Statutory accounting practices vary in some respects from U.S. generally accepted accounting principles (“GAAP”), including the following practices:

Financial Statements

●	Statutory financial statements are prepared using language and groupings substantially the same as the annual statements of the Company filed with the NAIC and state regulatory authorities;

●

assets must be included in the statutory statements of admitted assets, liabilities, capital and surplus at net admitted asset value and nonadmitted assets are excluded through a charge to capital and surplus;

●

an asset valuation reserve (“AVR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and changes in the AVR are reported directly in capital and surplus;

●

an interest maintenance reserve (“IMR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability or other asset, and the amortization of the IMR is reported as revenue;

●	the expense allowance associated with statutory reserving practices for investment contracts held in the separate accounts is reported in the general account as a negative liability;

●	accounting for contingencies requires recording a liability at the midpoint of a range of estimated possible outcomes when no better estimate in the range exists;

●	surplus notes are accounted for as a component of capital and surplus;

●	costs related to successful policy acquisitions are charged to operations in the year incurred;

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

●	negative cash balances are reported as negative assets;

●	certain income and expense items are charged or credited directly to capital and surplus;

●	amounts on deposit in internal qualified cash pools are reported as cash equivalents;

●	the statutory statements of cash flow are presented on the basis prescribed by the NAIC; and

●	the statutory financial statements do not include accumulated other comprehensive income.

Future Policy Benefits and Claims

●	Deposits to universal life contracts, investment contracts and limited payment contracts are included in revenue; and

●	future policy benefit reserves are based on statutory requirements.

Reinsurance Ceded

●	Certain assets and liabilities are reported net of ceded reinsurance balances; and

●	provision is made for amounts receivable and outstanding for more than 90 days through a charge to capital and surplus.

Investments

●	Investments in bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value;

●	investments in preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value;

●	other-than-temporary impairments on bonds, excluding loan-backed and structured securities, are measured based on fair value and are not reversible;

●	the proportional amortized cost method is utilized to determine the liquidation value of Low-Income Housing Tax Credit Funds (“Tax Credit Funds”);

●

admitted subsidiary, controlled and affiliated (“SCA”) entities are not consolidated; rather, those investments are generally carried at audited statutory capital and surplus or GAAP equity, as appropriate, and are recorded as an equity investment in stocks or other invested assets;

●

equity in earnings of subsidiary companies is recognized directly in capital and surplus as net unrealized capital gains or losses, while dividends from unconsolidated companies are recorded in operations as net investment income;

●

undistributed earnings and valuation adjustments from investments in joint ventures, partnerships and limited liability companies are recognized directly in capital and surplus as net unrealized capital gains or losses; and

●	gains on sales of investments between affiliated companies representing economic transactions are deferred at the parent level until the related assets are paid down or an external sale occurs.

Separate Accounts

●	Assets and liabilities of guaranteed separate accounts are reported as separate account assets and separate account liabilities, respectively.

Derivative Instruments

●	Derivatives used in effective hedging transactions are valued in a manner consistent with the hedged asset or liability;

●

with the exception of derivatives applying the prescribed practice under OAC 3901-1-67, unrealized gains and losses on derivatives that are not considered to be effective hedges are charged to capital and surplus;

●	interest earned on derivatives is charged to net investment income; and

●	embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Goodwill

●	Goodwill is limited to 10% of the prior reporting period’s adjusted statutory surplus, with any goodwill in excess of this limitation nonadmitted through a charge to surplus; and

●	goodwill is amortized and charged to surplus.

Federal Income Taxes

●

Changes in deferred federal income taxes are recognized directly in capital and surplus with limitations on the amount of deferred tax assets that can be reflected as an admitted asset (15% of capital and surplus); and

●	uncertain tax positions are subject to a “more likely than not” standard for federal and foreign income tax loss contingencies only.

Nonadmitted Assets

●

In addition to the nonadmitted assets described above, certain other assets are nonadmitted and charged directly to capital and surplus. These include prepaid assets, certain software and other receivables outstanding for more than 90 days.

The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Department. Certain differences exist between SAP and GAAP, which are presumed to be material.

Revenues and Benefits

Life insurance premiums are recognized as revenue over the premium paying period of the related policies when due. Annuity considerations are recognized as revenue when received. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits.

Future Policy Benefits and Claims

Future policy benefits for traditional products are based on statutory mortality and interest requirements without consideration of withdrawals. The principal statutory mortality tables and interest assumptions used on policies in force are the 1958 Commissioner’s Standard Ordinary (“CSO”) table at interest rates of 2.5%, 3.0%, 3.5%, 4.0% and 4.5%, the 1941 CSO table at an interest rate of 2.5%, the 1980 CSO table at interest rates of 4.0%, 4.5%, 5.0% and 5.5%, the 2001 CSO table at an interest rate of 4.0% and 3.5% and the 2017 CSO table at an interest rate of 3.5% and 4.5%. The Company has applied principle-based reserving to all new individual life business. For business subject to principle-based reserving, additional reserves may be held where the deterministic and/or stochastic reserves are in excess of net premium reserves, as defined by Valuation Manual 20, Requirements for Principle-Based Reserves for Life Products (“VM-20”).

Future policy benefits for universal life and variable universal life contracts have been calculated based on participants’ contributions plus interest credited on any funds in the fixed account less applicable contract charges. These policies have been adjusted for possible future surrender charges in accordance with the Commissioner’s Reserve Valuation Method (“CRVM”). For business subject to principle-based reserving, the Company has calculated reserves under VM-20.

Future policy benefits for annuity products have been established based on contract term, interest rates and various contract provisions. Individual deferred annuity contracts issued in 1990 and after have been adjusted for possible future surrender charges in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”).

Future policy benefits for PRT contracts have been established in accordance with the CRVM. Statutory reserves for PRT business written during or after 2020 are calculated as the present value of future benefit payments, using the prescribed 1994 Group Annuity Mortality (“GAM”) table along with the AA projection mortality improvement scale and prescribed valuation rates as specified in Chapter 22 of the Valuation Manual. For the PRT business written before 2020, the statutory reserves are calculated using prescribed GAM tables and valuation interest rates that vary by issue year, as specified in the Standard Valuation Law.

The Company calculated its reserves for variable annuities using a stochastic reserve or alternate methodology, which is floored at the cash surrender value, per Valuation Manual 21, Requirements for Principle-Based Reserves for Variable Annuities.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The aggregate reserves for individual accident and health policies consist of active life reserves, disabled life reserves and unearned premium reserves. The active life reserves for disability income are reserved for on the net level basis, at a 3.0% interest rate, using either the 1964 Commissioner’s Disability Table (for policies issued prior to 1982) or the 1985 Commissioner’s Individual Disability Table A (for policies issued after 1981). The active life reserves for major medical insurance (both scheduled and unscheduled benefits) are based on the benefit ratio method for policies issued after 1981.

The active life reserves for accident and health policies are reserved for on the net level basis, at a 3.0% interest rate, using either the 1956 Inter-Company Hospital-Surgical tables, the 1974 Medical Expense tables or the 1959 Accidental Death Benefits table.

The disabled life reserves for accident and health policies are calculated using the 1985 Commissioner’s Individual Disability Table A at a 3.0% interest rate. Unearned premium reserves are based on the actual gross premiums and actual days.

The aggregate reserves for group accident and health and franchise accident and health policies consist of disabled life reserves and unearned premium reserves. Reserves for benefits payable on disabled life claims are based on the 2012 Group Long-Term Disability Valuation Table, at varying interest rates of 2.75% - 6.0%, for group policies and the 1987 Commissioner’s Group Disability Table, at varying interest rates of 2.75% - 10.25%, for franchise policies.

Future policy benefits and claims for group long-term disability policies are the present value (discounted between 2.75% and 6.00%) of amounts not yet due on reported claims and an estimate of amounts to be paid on incurred but unreported claims. Future policy benefits and claims on other group health policies are not discounted.

The Company issues fixed and floating rate funding agreements to the Federal Home Loan Bank of Cincinnati (“FHLB”). The liabilities for such funding agreements are treated as annuities under Ohio law for life insurance companies and recorded in future policy benefits and claims. Refer to Note 9 for additional details.

Separate Accounts

Separate account assets represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives. Separate account assets are primarily recorded at fair value, with the value of separate account liabilities set to equal the fair value of separate account assets. Separate account assets are primarily comprised of public, privately-registered and non-registered mutual funds, whose fair value is primarily based on the funds’ net asset value. Other separate account assets are recorded at fair value based on the methodology that is applicable to the underlying assets. In limited circumstances, other separate account assets are recorded at book value when the policyholder does not participate in the underlying portfolio experience.

Separate account liabilities, in conjunction with accrued transfers from separate accounts, represent contractholders’ funds adjusted for possible future surrender charges in accordance with the CARVM and the CRVM, respectively. The difference between full account value and CARVM/CRVM is reflected in accrued transfers to/from separate accounts, as prescribed by the NAIC, in the statutory statements of admitted assets, liabilities, capital and surplus. The annual change in the difference between full account value and CARVM/CRVM and its applicable federal income tax is reflected in the statutory statements of operations as part of the net transfers to/from separate accounts and federal income tax, respectively.

Retained Assets

The Company does not retain beneficiary assets. During a death benefit claim, the death benefit settlement method is payment to the beneficiary in the form of a check or electronic funds transfer.

Investments

Bonds and stocks of unaffiliated companies. Bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value. Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in the fair value of bonds and stocks stated at fair value are charged to capital and surplus.

Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Interest income is recognized when earned, while dividends are recognized when declared. The Company nonadmits investment income due and accrued when amounts are over 90 days past due.

For investments in loan-backed and structured securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions, generally obtained using a model provided by a third-party vendor, and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income in the period the estimates are revised. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

Purchases and sales of bonds and stocks are recorded on the trade date, with the exception of private placement bonds, which are recorded on the funding date. Realized gains and losses are determined on a specific identification method on the trade date.

Independent pricing services are most often utilized to determine the fair value of bonds and stocks for which market quotations, quotations on comparable securities or models are used. These are compared to pricing from additional sources when available. Pricing may also be received directly from third-party managers who utilize various methodologies, primarily discounted cash flow models using market-based interest rates and spreads, adjusted for borrower-specific factors. For these bonds and stocks, the Company obtains the pricing services’ and managers’ methodologies and classifies the investments accordingly in the fair value hierarchy.

Corporate pricing matrices are used in valuing certain bonds. The corporate pricing matrices were developed using publicly and privately available spreads segmented by various weighted average lives and credit quality ratings. Certain private placement bonds have adjusted spreads to capture the impacts of liquidity premium based on industry sector. The weighted average life and credit quality rating of a particular bond to be priced using those matrices are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate industry sector or U.S. Treasury yield to create an estimated market yield for that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular bond.

Non-binding broker quotes are also utilized to determine the fair value of certain bonds when deemed appropriate or when valuations are not available from independent pricing services or corporate pricing matrices. These bonds are classified with the lowest priority in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased. Inputs used in the development of prices are not provided to the Company by the brokers, as the brokers often do not provide the necessary transparency into their quotes and methodologies. At least annually, the Company performs reviews and tests to ensure that quotes are a reasonable estimate of the investment’s fair value. Price movements of broker quotes are subject to validation and require approval from the Company’s management. Management uses its knowledge of the investment and current market conditions to determine if the price is indicative of the investment’s fair value.

For all bonds, the Company considers its ability and intent to hold the security for a period of time sufficient to allow for the anticipated recovery in value, the expected recovery of principal and interest and the extent to which the fair value has been less than amortized cost. If the decline in fair value to below amortized cost is determined to be other-than-temporary, a realized loss is recorded equal to the difference between the amortized cost of the investment and its fair value.

The Company periodically reviews loan-backed and structured securities in an unrealized loss position by comparing the present value of cash flows, including estimated prepayments, expected to be collected from the security to the amortized cost basis of the security. If the present value of cash flows expected to be collected, discounted at the security’s effective interest rate, is less than the amortized cost basis of the security, the impairment is considered other-than-temporary and a realized loss is recorded.

All other bonds in an unrealized loss position are periodically reviewed to determine if a decline in fair value to below amortized cost is other-than-temporary. Factors considered during this review include timing and amount of expected cash flows, ability of the issuer to meet its obligations, financial condition and future prospects of the issuer, amount and quality of any underlying collateral and current economic and industry conditions that may impact an issuer.

Stocks may experience other-than-temporary impairment based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the stock to recovery. If a stock is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the investment and its fair value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Investments in subsidiaries. The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC, JNL and Eagle, are carried using the equity method of accounting applicable to U.S. insurance SCA entities. This requires the investment to be recorded based on the value of its underlying audited statutory surplus. Furthermore, the equity method of accounting would be discontinued if the investment is reduced to zero, unless the Company has guaranteed obligations of the subsidiary or otherwise committed to provide further financial support. The Company’s investment in NISC and NIA, wholly-owned non-insurance subsidiaries, are carried using the equity method of accounting applicable to U.S. non-insurance SCA entities. This requires the investment to be recorded based on its underlying audited GAAP equity. Investments in NLAIC, JNL and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.

Mortgage loans, net of allowance. The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. Mortgage loans are held at unpaid principal balance adjusted for premiums and discounts, less an allowance for credit losses. The Company also holds commercial mortgage loans of these property types that are under development. Mortgage loans under development are collateralized by first-priority liens on real estate, partnership equity interests and common stock.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan. Third-party appraisals are obtained to support loaned amounts as the loans are collateral dependent or guaranteed.

The collectability and value of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral. Many of the Company’s mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property. Loans are considered delinquent when contractual payments are 90 days past due.

Mortgage loans require an allowance for credit losses when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When management determines that a loan requires an allowance for credit losses, a provision for losses is established equal to the difference between the carrying value and the fair value of the collateral less costs to sell. Allowance for credit losses charges are recorded in net unrealized capital gains and losses. In the event an allowance for credit losses charge is reversed, the recovery is also recorded in net unrealized capital gains and losses. If the mortgage loan is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the loan and the fair value of the collateral less estimated costs to obtain and sell. Any previously recorded allowance for credit losses is reversed.

Management evaluates the credit quality of individual mortgage loans and the portfolio as a whole through a number of loan quality measurements, including, but not limited to, loan-to-value (“LTV”) and debt service coverage (“DSC”) ratios. The LTV ratio is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral. DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan. These loan quality measurements contribute to management’s assessment of relative credit risk in the mortgage loan portfolio. Based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of an allowance for credit losses, are collectible. This process identifies the risk profile and potential for loss individually and in the aggregate for the commercial mortgage loan portfolios. These factors are updated and evaluated at least annually. Due to the nature of the collateral underlying mortgage loans under development, these loans are not evaluated using the LTV and DSC ratios described above and instead are evaluated using other qualitative metrics.

Interest income on performing mortgage loans is recognized in net investment income over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are restored to accrual status when the principal and interest is current and it is determined the future principal and interest payments are probable or the loan is modified.

Policy loans. Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Cash and cash equivalents. Cash and cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools. The Company and various affiliates maintain agreements with Nationwide Cash Management Company (“NCMC”), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants in the internal qualified cash pool.

Short-term investments. Short-term investments primarily consist of outstanding unsecured promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Securities Lending. The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income in the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total invested assets of the Company. Periodically, the Company may receive non-cash collateral, which would be recorded off-balance sheet. The Company recognizes loaned securities in bonds. A securities lending payable is recorded for the amount of cash collateral received. If the fair value of the collateral received (cash and/or securities) is less than the fair value of the securities loaned, the shortfall is nonadmitted. Net income received from securities lending activities is included in net investment income. Because the borrower or the Company may terminate a securities lending transaction at any time, if loans are terminated in advance of the reinvested collateral asset maturities, the Company would repay its securities lending obligations from operating cash flows or the proceeds of sales from its investment portfolio, which includes significant liquid securities.

Other invested assets. Other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnerships, limited liability companies, joint ventures and the investment in Eagle. Except for investments in certain tax credit funds, these investments are recorded using the equity method of accounting. Changes in carrying value as a result of the equity method are reflected as net unrealized capital gains and losses as a direct adjustment to capital and surplus. Gains and losses are generally recognized through income at the time of disposal or when operating distributions are received. Partnership interests in tax credit funds are held at amortized cost with amortization charged to net investment income over the period in which the tax benefits, primarily credits, are earned. Tax credits are recorded as an offset to tax expense in the period utilized.

The Company sold $3.2 billion, $3.1 billion and $2.9 billion in Tax Credit Funds to unrelated third parties with outstanding guarantees as of December 31, 2024, 2023 and 2022, respectively. The Company guarantees after-tax benefits to the third-party investors through periods ending in 2042. These guarantees are in effect for periods of approximately 15 years each. The Tax Credit Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $2.4 billion as of December 31, 2024, but the Company does not anticipate making any material payments related to the guarantees. The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments, (3) the Company oversees the asset management of the deals and (4) changes in tax laws are explicitly excluded from the Company’s guarantees of after-tax benefits.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, cross-currency swaps, total return swaps, futures and options.

Derivative instruments used in hedging transactions considered to be effective hedges are reported in a manner consistent with the hedged items. With the exception of derivatives applying the prescribed practice under OAC 3901-1-67, derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with changes in fair value recorded in capital and surplus as unrealized gains or losses.

The fair value of derivative instruments is determined using various valuation techniques relying predominantly on observable market inputs and internal models. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels.

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the forms of cash and marketable securities. Non-cash collateral received is recorded off-balance sheet.

Cash flows and payment accruals on derivatives are recorded in net investment income in the statutory statements of operations and cash flow. Cash flows associated with the acquisition, maturity, and termination of derivative instruments are recorded as investing activities in derivative assets in the statutory statements of cash flow.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods, including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes assets and liabilities held at fair value in the statutory statements of admitted assets, liabilities, capital and surplus as follows:

Level 1. Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

Level 2. Unadjusted quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means. Primary inputs to this valuation technique may include comparative trades, bid/asks, interest rate movements, U.S. Treasury rates, Secured Overnight Financing Rate (“SOFR”), prime rates, cash flows, maturity dates, call ability, estimated prepayments and/or underlying collateral values.

Level 3. Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimates of the assumptions market participants would use at the measurement date in pricing the asset or liability. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs. Primary inputs to this valuation technique include broker quotes and comparative trades.

The Company reviews its fair value hierarchy classifications for assets and liabilities quarterly. Changes in the observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the reporting period in which the change occurs.

Asset Valuation Reserve

The Company maintains an AVR as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The AVR contains a separate component for each category of invested assets. The change in AVR is charged or credited directly to capital and surplus.

Interest Maintenance Reserve

The Company records an IMR as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. The IMR is applied as follows:

•

for bonds, the designation from the NAIC Capital Markets and Investments Analysis Office must not have changed more than one designation between the beginning of the holding period and the date of sale;

•	the bond must never have been classified as a default security;

•

for mortgage loans, during the prior two years, they must not have had interest more than 90 days past due, been in the process of foreclosure or in the course of voluntary conveyance, nor had restructured terms; and

•	for loan-backed and structured securities, all interest-related other-than-temporary impairments and interest- related realized gains or losses on sales of the securities.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The realized gains or losses, net of related federal income tax, from the applicable bonds and mortgage loans sold, have been removed from the net realized gain or loss amounts and established as the IMR. The IMR is amortized into income such that the amount of each capital gain or loss amortized in a given year is based on the excess of the amount of income which would have been reported that year, if the asset had not been disposed of over the amount of income which would have been reported had the asset been repurchased at its sale price. In the event the unamortized IMR liability balance is negative, the balance is reclassified to an asset and evaluated for admittance under INT 23-01, Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”). The Company utilizes the grouped method for amortization. Under the grouped method, the IMR is amortized into income over the remaining period to expected maturity based on the groupings of the individual securities into five-year bands. Refer to Recently Adopted Accounting Standards for additional discussion of IMR.

Goodwill

For companies whose operations are primarily insurance related, goodwill is the excess of the cost to acquire a company over the Company’s share of the statutory book value of the acquired entity. Goodwill is recorded in stocks in the statutory statements of admitted assets, liabilities and surplus. Goodwill is amortized on a straight-line basis over the period of economic benefit, not to exceed ten years, with a corresponding charge to surplus. Goodwill was immaterial as of December 31, 2024 and 2023.

Federal Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets, net of any nonadmitted portion and statutory valuation allowance, and deferred tax liabilities, are recognized for the expected future tax consequences attributable to differences between the statutory financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. The change in deferred taxes is recognized directly in surplus, with the impact of taxes on unrealized capital gains or losses and nonadmitted assets reported separately in the statutory statements of changes in capital and surplus.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the statutory financial statements, which could be significant.

Tax reserves are reviewed regularly and are adjusted as events occur that the Company believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues, release of administrative guidance or rendering of a court decision affecting a particular tax issue. The Company believes its tax reserves reasonably provide for potential assessments that may result from Internal Revenue Service (“IRS”) examinations and other tax-related matters for all open tax years.

The Company is included in the NMIC consolidated federal income tax return.

Reinsurance Ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not relieve the Company of its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the statutory statements of admitted assets, liabilities, capital and surplus on a net basis within the related future policy benefits and claims of the Company.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 3% of the Company’s life insurance in force in 2024 and 2023, and 47% and 48% of the number of life insurance policies in force in 2024 and 2023, respectively. The provision for policyholder dividends was based on the respective year’s dividend scales, as approved by the Board of Directors. Policyholder dividends are recognized when declared. No additional income was allocated to participating policyholders during 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Correction of Error

During 2022, the Company identified and corrected an error in annuity product allocation drivers for general operating expenses between the Company and NLAIC that resulted in an understatement of the Company’s general insurance expenses for the years ended December 31, 2021, 2020 and 2019. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors (“SSAP No. 3”), the total prior period correction was recorded as a decrease to total surplus of $45 million, a decrease to total assets of $13 million and an increase to total liabilities of $32 million as of January 1, 2022. Additionally, the Company’s subsidiary, NLAIC, identified and corrected errors as of January 1, 2022 that increased the Company’s investment in NLAIC and total surplus by $6 million. The net decrease to the Company’s total surplus of $39 million in 2022 as a result of these corrections is reported as a negative adjustment to unassigned surplus.

Recently Adopted Accounting Standards

Effective December 31, 2023, the Company adopted INT 23-04, Life Reinsurance Liquidation Questions, that addresses accounting and reporting questions about a recent life reinsurer liquidation. On July 18, 2023, Scottish Re U.S. (“SRUS”) was declared insolvent and ordered liquidated by the Court of Chancery of the State of Delaware, resulting in termination of the reinsurance agreements between the Company and SRUS on September 30, 2023, and recapture of the ceded liabilities. The Company has accrued adequate provisions as of December 31, 2023, in accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, related to SRUS reinsurance recoverables. During 2024, the Company received a final payment from the assets previously held in a trust by SRUS that secured annuity reinsurance recoverables of $19 million in full satisfaction of the outstanding annuity reinsurance recoverables from SRUS.

Effective September 30, 2023, the Company adopted INT 23-01, a short-term solution related to the accounting treatment of an insurer’s negative IMR balance. INT 23-01 allows an insurer with an authorized control level RBC greater than 300%, after an adjustment to total adjusted capital, to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. There is no admitted disallowed IMR in the separate accounts. Fixed income investments generating IMR losses comply with the Company’s investment policies. There are no deviations from the investment policies and sales were not compelled by liquidity pressures. The Company has not allocated gains or losses to IMR from derivatives that were reported at fair value prior to the termination of the derivative. As of December 31, 2024 and 2023, the Company has $116 million and $93 million, respectively, of admitted disallowed IMR in capital and surplus in the general account.

Subsequent Events

The Company evaluated subsequent events through March 20, 2025, the date the statutory financial statements were issued.

On January 30, 2025, the Company entered into a definitive Purchase Agreement to acquire the employer stop loss business of The Allstate Corporation, which comprises Direct General Life Insurance Company, NSM Sales Corporation and The Association Benefits Solution, LLC, for $1.25 billion. The transaction is subject to regulatory approvals and other customary closing conditions.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(3)	Analysis of Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics

The following table summarizes the analysis of individual annuity actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2024
Subject to discretionary withdrawal:
With market value adjustment	$7,075	$41	$-	$7,116	8%
At book value less current surrender charge of 5% or more	2,849	-	-	2,849	4%
At fair value	-	-	64,460	64,460	80%
Total with market value adjustment or at fair value	$9,924	$41	$64,460	$74,425	92%
At book value without adjustment (minimal or no charge or adjustment)	3,446	-	5	3,451	4%
Not subject to discretionary withdrawal	2,867	-	56	2,923	4%
Total, gross	$16,237	$41	$64,521	$80,799	100%
Less: Reinsurance ceded	(88)	-	-	(88)
Total, net	$16,149	$41	$64,521	$80,711

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$65	$-	$-	$65

December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$4,389	$64	$-	$4,453	6%
At book value less current surrender charge of 5% or more	2,210	-	-	2,210	3%
At fair value	10	-	61,993	62,003	83%
Total with market value adjustment or at fair value $	6,609	$64	$61,993	$68,666	92%
At book value without adjustment (minimal or no charge or adjustment)	3,532	-	6	3,538	5%
Not subject to discretionary withdrawal	2,342	-	62	2,404	3%
Total, gross	$12,483	$64	$62,061	$74,608	100%
Less: Reinsurance ceded	(98)	-	-	(98)
Total, net	$12,385	$64	$62,061	$74,510

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$78	$-	$-	$78
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the analysis of group annuity actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2024
Subject to discretionary withdrawal:
With market value adjustment	$16,049	$1,696	$-	$17,745	42%
At book value less current surrender charge of 5% or more	-	-	-	-	0%
At fair value	-	-	19,048	19,048	46%
Total with market value adjustment or at fair value	$16,049	$1,696	$19,048	$36,793	88%
At book value without adjustment (minimal or no charge or adjustment)	3,558	-	-	3,558	8%
Not subject to discretionary withdrawal	1,175	478	2	1,655	4%
Total, gross	$20,782	$2,174	$19,050	$42,006	100%
Less: Reinsurance ceded	(26)	-	-	(26)
Total, net	$20,756	$2,174	$19,050	$41,980

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$-	$-	$-	$-

December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$17,300	$1,857	$-	$19,157	45%
At book value less current surrender charge of 5% or more	2	-	-	2	0%
At fair value	-	-	17,922	17,922	43%
Total with market value adjustment or at fair value	$17,302	$1,857	$17,922	$37,081	88%
At book value without adjustment (minimal or no charge or adjustment)	3,867	-	-	3,867	9%
Not subject to discretionary withdrawal	1,237	102	-	1,339	3%
Total, gross	$22,406	$1,959	$17,922	$42,287	100%
Less: Reinsurance ceded	(29)	-	-	(29)
Total, net	$22,377	$1,959	$17,922	$42,258

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$2	$-	$-	$2
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the analysis of deposit-type contracts and other liabilities without life or disability contingencies by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account non- guaranteed	Total	% of Total
December 31, 2024
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
At fair value	10	-	10	0%
Total with market value adjustment or at fair value	$11	$-	$11	0%
At book value without adjustment (minimal or no charge or adjustment)	835	2	837	17%
Not subject to discretionary withdrawal	4,113	18	4,131	83%
Total, gross	$4,959	$20	$4,979	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,959	$20	$4,979
December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
At fair value	-	-	-	0%
Total with market value adjustment or at fair value	$1	$-	$1	0%
At book value without adjustment (minimal or no charge or adjustment)	781	2	783	17%
Not subject to discretionary withdrawal	3,677	17	3,694	83%
Total, gross	$4,459	$19	$4,478	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,459	$19	$4,478

The following table is a reconciliation of total annuity actuarial reserves and deposit fund liabilities, as of the dates indicated:

	December 31,
(in millions)	2024	2023
Life, accident and health annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$36,892	$34,748
Supplemental contracts with life contingencies, net	13	14
Deposit-type contracts	4,959	4,459
Subtotal	$41,864	$39,221
Separate accounts annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$85,786	$82,006
Other contract deposit funds	20	19
Subtotal	$85,806	$82,025
Total annuity actuarial reserves and deposit fund liabilities, net	$127,670	$121,246

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the analysis of life insurance actuarial reserves by withdrawal characteristics, as of the dates indicated:

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2024
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$50	$50	$-	$-	$-
Universal life	2,560	2,568	2,729	-	-	-
Universal life with secondary guarantees	486	430	1,154	-	-	-
Indexed universal life with secondary guarantees	408	327	438	-	-	-
Other permanent cash value life insurance	-	1,838	2,305	-	-	-
Variable life	3,125	3,166	3,295	35,196	35,192	35,277
Subtotal	$6,579	$8,379	$9,971	$35,196	$35,192	$35,277
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	127	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	18	-	-	-
Disability - disabled lives	-	-	60	-	-	-
Miscellaneous reserves	-	-	32	-	-	-
Total, gross	$6,579	$8,379	$10,209	$35,196	$35,192	$35,277
Less: Reinsurance ceded	(8)	(8)	(138)	-	-	-
Total, net	$6,571	$8,371	$10,071	$35,196	$35,192	$35,277

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2023
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$10	$10	$-	$-	$-
Universal life	2,616	2,629	2,790	-	-	-
Universal life with secondary guarantees	453	390	1,032	-	-	-
Indexed universal life with secondary guarantees	341	265	367	-	-	-
Other permanent cash value life insurance	-	1,919	2,398	-	-	-
Variable life	3,435	3,483	3,603	29,611	29,607	29,607
Subtotal	$6,845	$8,696	$10,200	$29,611	$29,607	$29,607
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	181	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	17	-	-	-
Disability - disabled lives	-	-	59	-	-	-
Miscellaneous reserves	-	-	32	-	-	-
Total, gross	$6,845	$8,696	$10,490	$29,611	$29,607	$29,607
Less: Reinsurance ceded	(8)	(8)	(151)	-	-	-
Total, net	$6,837	$8,688	$10,339	$29,611	$29,607	$29,607

The following table is a reconciliation of life insurance actuarial reserves, as of the dates indicated:

	December 31,
(in millions)	2024	2023
Life, accident and health annual statement:
Life Insurance, net	$9,971	$10,241
Accidental death benefits, net	1	1
Disability - active lives, net	18	17
Disability - disabled lives, net	54	53
Miscellaneous reserves, net	27	27
Subtotal	$10,071	$10,339
Separate accounts annual statement:
Life insurance[1]	$35,585	$29,909
Subtotal	$35,585	$29,909
Total life insurance actuarial reserves, net	$45,656	$40,248
[1]	Life insurance account value, cash value and reserve include separate accounts with guarantees of $308 million and $302 million for universal life as of December 31, 2024 and 2023, respectively.

The total direct premium written by managing general agents and third-party administrators was $528 million, $451 million and $415 million as of December 31, 2024, 2023 and 2022, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(4)	Separate Accounts

The Company’s separate account statement includes assets legally insulated from the general account as of the dates indicated, attributed to the following product lines:

	December 31, 2024		December 31, 2023
(in millions)	Separate account assets legally insulated	Separate account assets (not legally insulated)	Separate account assets legally insulated	Separate account assets (not legally insulated)
Product / Transaction:
Individual annuities	$70,404	$-	$67,634	$-
Group annuities	16,203	-	15,453	-
Life insurance	35,783	-	30,082	-
Pension risk transfer group annuities	482	-	101	-
Total	$122,872	$-	$113,270	$-

The following table summarizes amounts paid towards separate account guarantees by the general account and related risk charges paid by the separate account for the years ended:

(in millions)	Total paid toward separate account guarantees	Risk charges paid to general account
2024	$25	$741
2023	$78	$780
2022	$79	$722
2021	$12	$674
2020	$26	$631

The Company does not engage in securities lending transactions within its separate accounts.

Most separate accounts held by the Company relate to individual and group variable annuity and variable universal life insurance contracts of a non-guaranteed return nature. The net investment experience of the separate accounts is credited directly to the contract holder and can be positive or negative. The individual variable annuity contracts generally provide an incidental death benefit of the greater of account value or premium paid (net of prior withdrawals). However, many individual variable annuity contracts also provide death benefits equal to (i) the most recent fifth-year anniversary account value, (ii) the highest account value on any previous anniversary, (iii) premiums paid increased 5% or certain combinations of these, all adjusted for prior withdrawals. The death benefit and cash value under the variable universal life policies may vary with the investment performance of the underlying investments in the separate accounts. The assets and liabilities of these separate accounts are carried at fair value and are non-guaranteed.

Certain other separate accounts offered by the Company contain groups of variable universal life policies wherein the assets supporting account values on the underlying policies reside in private placement separate accounts. They provide a quarterly interest rate based on a crediting formula that reflects the market value to book value ratio of the investments, investment portfolio yield and a specified duration.

Certain other separate accounts relate to a guaranteed term option, which provides a guaranteed interest rate that is paid over certain maturity durations ranging from three to ten years, so long as certain conditions are met. If amounts allocated to the guaranteed term option are distributed prior to the maturity period, a market value adjustment can be assessed. The assets and liabilities of these separate accounts are carried at fair value.

The Company has a separate account that holds group annuity contracts offered through the Company’s PRT business, wherein the Company provides guaranteed benefit payments to annuitants. The Company issues PRT business out of both the general and separate accounts, and within both, the assets and liabilities of this business are carried at amortized cost. The PRT separate account business has been included as a nonindexed guarantee less than or equal to 4%.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Another separate account offered by the Company contains a group of universal life policies wherein the assets supporting the account values on the underlying policies reside in a private placement separate account. It provides an annual interest rate guarantee, subject to a minimum guarantee of 3%. The interest rate declared each year reflects the anticipated investment experience of the account. The business has been included as a nonindexed guarantee less than or equal to 4%.

The following tables summarize the separate account reserves of the Company, as of the dates indicated:

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2024
Premiums, considerations or deposits	$500	$-	$9,207	$9,707
Reserves
For accounts with assets at:
Fair value	$1,629	$108	$118,868	$120,605
Amortized cost	786	-	-	786
Total reserves[1]	$2,415	$108	$118,868	$121,391
By withdrawal characteristics: With market value adjustment	$1,629	$108	$-	$1,737
At fair value	-	-	118,785	118,785
At book value without market value adjustment and with current surrender charge less than 5%	308	-	7	315
Subtotal	$1,937	$108	$118,792	$120,837
Not subject to discretionary withdrawal	478	-	76	554
Total reserves[1]	$2,415	$108	$118,868	$121,391
1

The total reserves balance does not equal the liabilities related to separate accounts of $122.9 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.5 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2023
Premiums, considerations or deposits	$88	$-	$6,181	$6,269
Reserves
For accounts with assets at:
Fair value	$1,781	$143	$109,609	$111,533
Amortized cost	401	-	-	401
Total reserves[1]	$2,182	$143	$109,609	$111,934
By withdrawal characteristics: With market value adjustment	$1,779	$143	$-	$1,922
At fair value	-	-	109,522	109,522
At book value without market value adjustment and with current surrender charge less than 5%	304	-	6	310
Subtotal	$2,083	$143	$109,528	$111,754
Not subject to discretionary withdrawal	99	-	81	180
Total reserves[1]	$2,182	$143	$109,609	$111,934
1

The total reserves balance does not equal the liabilities related to separate accounts of $113.3 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.3 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table is a reconciliation of net transfers from separate accounts, as of the dates indicated:

	December 31,
(in millions)	2024	2023	2022
Net transfers as reported in the statutory statements of operations of the separate accounts:
Transfers to separate accounts	$9,707	$6,268	$7,757
Transfers from separate accounts	(12,859)	(9,446)	(8,860)
Net transfers from separate accounts	$(3,152)	$(3,178)	$(1,103)
Reconciling adjustments:
Exchange accounts offsetting in the general account	(431)	(889)	(606)
Fees not included in general account transfers	57	41	47
Other miscellaneous adjustments not included in the general account balance	57	284	27
Net transfers as reported in the statutory statements of operations	$(3,469)	$(3,742)	$(1,635)

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(5)	Investments

Bonds and Stocks

The following table summarizes the carrying value, the excess of fair value over carrying value, the excess of carrying value over fair value and the fair value of bonds and stocks, as of the dates indicated:

(in millions)	Carrying value	Fair value in excess of carrying value	Carrying value in excess of fair value	Fair value
December 31, 2024
Bonds:
U.S. Government	$65	$-	$1	$64
States, territories and possessions	823	4	69	758
Political subdivisions	289	5	22	272
Special revenues	2,893	23	317	2,599
Industrial and miscellaneous	32,850	191	2,484	30,557
Loan-backed and structured securities	8,878	50	257	8,671
Total bonds	$45,798	$273	$3,150	$42,921
Common stocks unaffiliated	$221	$-	$-	$221
Preferred stocks unaffiliated	42	-	-	42
Total unaffiliated stocks[1]	$263	$-	$-	$263
Total bonds and unaffiliated stocks[1]	$46,061	$273	$3,150	$43,184

December 31, 2023
Bonds:
U.S. Government	$173	$3	$-	$176
States, territories and possessions	609	10	44	575
Political subdivisions	371	11	21	361
Special revenues	2,994	57	248	2,803
Industrial and miscellaneous	31,796	311	2,206	29,901
Loan-backed and structured securities	7,924	38	304	7,658
Total bonds	$43,867	$430	$2,823	$41,474
Common stocks unaffiliated	$231	$-	$-	$231
Preferred stocks unaffiliated	47	-	1	46
Total unaffiliated stocks[1]	$278	$-	$1	$277
Total bonds and unaffiliated stocks[1]	$44,145	$430	$2,824	$41,751
1

Excludes affiliated common stocks with a carrying value of $3.7 billion and 3.4 billion as of December 31, 2024 and 2023, respectively. Affiliated common stocks include investment in NLAIC and JNL of $3.5 billion and $209 million as of December 31, 2024, respectively. Affiliated common stocks include investment in NLAIC and JNL of $3.2 billion and $203 million as of December 31, 2023, respectively.

The carrying value of bonds on deposit with various states as required by law was immaterial as of December 31, 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the carrying value and fair value of bonds, by contractual maturity, as of December 31, 2024. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties:

(in millions)	Carrying value	Fair value
Bonds:
Due in one year or less	$1,460	$1,454
Due after one year through five years	11,078	10,795
Due after five years through ten years	10,554	9,999
Due after ten years	13,828	12,002
Total bonds excluding loan-backed and structured securities	$36,920	$34,250
Loan-backed and structured securities	8,878	8,671
Total bonds	$45,798	$42,921

The following table summarizes the fair value and unrealized losses on bonds and stocks (amount by which cost or amortized cost exceeds fair value), for which other-than-temporary declines in value have not been recognized, based on the amount of time each type of bond or stock has been in an unrealized loss position, as of the dates indicated:

	Less than or equal to one year		More than one year		Total
(in millions)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2024
Bonds:
U.S. Government	$53	$1	$1	$-	$54	$1
States, territories and possessions	280	10	326	60	606	70
Political subdivisions	12	1	137	21	149	22
Special revenues	439	16	1,686	301	2,125	317
Industrial and miscellaneous	5,205	165	18,171	2,484	23,376	2,649
Loan-backed and structured securities	358	2	2,177	258	2,535	260
Total bonds	$6,347	$195	$22,498	$3,124	$28,845	$3,319
Common stocks unaffiliated	$-	$-	$-	$-	$-	$-
Preferred stocks unaffiliated	3	-	1	-	4	-
Total unaffiliated stocks	$3	$-	$1	$-	$4	$-
Total bonds and unaffiliated stocks	$6,350	$195	$22,499	$3,124	$28,849	$3,319

December 31, 2023
Bonds:
U.S. Government	$79	$-	$1	$-	$80	$-
States, territories and possessions	30	-	373	44	403	44
Political subdivisions	51	-	148	21	199	21
Special revenues	45	1	1,934	247	1,979	248
Industrial and miscellaneous	1,093	43	21,615	2,266	22,708	2,309
Loan-backed and structured securities	485	2	4,671	303	5,156	305
Total bonds	$1,783	$46	$28,742	$2,881	$30,525	$2,927
Common stocks unaffiliated	$-	$-	$37	$5	$37	$5
Preferred stocks unaffiliated	3	-	6	-	9	-
Total unaffiliated stocks	$3	$-	$43	$5	$46	$5
Total bonds and unaffiliated stocks	$1,786	$46	$28,785	$2,886	$30,571	$2,932

As of December 31, 2024, management evaluated securities in an unrealized loss position for impairment. As of the reporting date, the Company has the intent and ability to hold these securities until the fair value recovers, which may be at maturity, and therefore, does not consider the securities to be other-than-temporarily impaired.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

As of December 31, 2024, the Company had the intent to sell an immaterial balance of loan-backed and structured securities identified as having an other-than-temporary impairment. There were no loan-backed and structured securities with an other-than-temporary impairment that were intended to be sold as of December 31, 2023.

Mortgage Loans, Net of Allowance

The following table summarizes the amortized cost of mortgage loans and the related allowance for credit losses as of the dates indicated:

	December 31,
(in millions)	2024	2023
Total amortized cost	$9,619	$9,146
Less: Allowance for credit losses	-	2
Mortgage loans, net of allowance[1,2]	$9,619	$9,144

1	For the years ended December 31, 2024, 2023 and 2022, changes in the allowance for credit losses were immaterial and due to current period provisions.

2

Effective January 1, 2023, the Company changed its method for reserving for mortgage loans by removing the need for a non-specific reserve. In the Company’s judgment, the change in reserving approach appropriately reflects the credit risk inherent for mortgage loans held. The impact of the change was recorded as a reversal of the non-specific reserves, resulting in an increase to unassigned surplus of $4 million and recorded through ‘Other, net’ activity within the statutory statements of changes in capital and surplus. There was no impact on net income.

As of December 31, 2024 and 2023, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial.

The following table summarizes the LTV ratio and DSC ratio of the mortgage loan portfolio as of the dates indicated:

	LTV ratio			DSC ratio
(in millions)	Less than 90%	90% or greater	Total	Greater than 1.00	Less than or equal to 1.00	Total
December 31, 2024
Apartment	$3,790	$58	$3,848	$3,771	$77	$3,848
Industrial	1,977	62	2,039	2,039	-	2,039
Office	902	178	1,080	1,046	34	1,080
Retail	1,974	12	1,986	1,978	8	1,986
Other	250	-	250	207	43	250
Total[1]	$8,893	$310	$9,203	$9,041	$162	$9,203
Weighted average DSC ratio	2.16	1.39	2.13	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	60%	72%	60%

December 31, 2023
Apartment	$3,831	$22	$3,853	$3,823	$29	$3,852
Industrial	1,842	-	1,842	1,842	-	1,842
Office	1,057	71	1,128	1,126	3	1,129
Retail	1,888	8	1,896	1,887	9	1,896
Other	256	-	256	216	40	256
Total[1]	$8,874	$101	$8,975	$8,894	$81	$8,975
Weighted average DSC ratio	2.20	1.33	2.19	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	56%	71%	57%

1	Excludes $416 million and $171 million of commercial mortgage loans that were under development as of December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, the Company has a diversified mortgage loan portfolio with no more than 22% and 23%, respectively, in a geographic region in the U.S., no more than 44% in a property type and no more than 1% with any one borrower. The maximum and minimum lending rates for mortgage loans originated or acquired during 2024 were 12.0% and 5.1%, respectively, and for those originated or acquired during 2023 were 9.2% and 4.8%, respectively. As of December 31, 2024 and 2023, the maximum LTV ratio of any one loan at the time of loan origination was 89% and 78%, respectively. As of December 31, 2024 and 2023, the Company did not hold mortgage loans with interest 90 days or more past due. Additionally, there were no taxes, assessments or amounts advanced and not included in the mortgage loan portfolio.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Securities Lending

The fair value of loaned securities was $1.1 billion and $922 million as of December 31, 2024 and 2023, respectively. The Company held $247 million and $359 million of cash collateral on securities lending as of December 31, 2024 and 2023, respectively. The carrying value and fair value of reinvested collateral assets were $247 million and $359 million and had a contractual maturity of under 30 days as of December 31, 2024 and 2023, respectively. The fair value of bonds acquired with reinvested collateral assets was $252 million and $366 million as of December 31, 2024 and 2023, respectively. There are no securities lending transactions that extend beyond one year as of the reporting date. The Company received $834 million and $584 million of non-cash collateral on securities lending as of December 31, 2024 and 2023, respectively.

Net Investment Income

The following table summarizes net investment income by investment type, for the years ended:

	December 31,
(in millions)	2024	2023	2022
Bonds	$2,151	$1,917	$1,511
Mortgage loans	413	357	334
Other invested assets	740	868	196
Policy loans	46	43	42
Derivative instruments[1]	39	24	19
Other	83	62	44
Gross investment income	$3,472	$3,271	$2,146
Investment expenses	(143)	(135)	(127)
Net investment income	$3,329	$3,136	$2,019

1	Includes net investment income applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

The amount of investment income due and accrued that was nonadmitted as of December 31, 2024 and 2023 was immaterial. Investment income due and accrued as of December 31, 2024 and 2023 that was admitted was $699 million and $965 million, respectively.

Net Realized Capital Gains and Losses

The following table summarizes net realized capital gains and losses for the years ended:

		December 31,
(in millions)	2024	2023	2022
Gross gains on sales	$55	$31	$31
Gross losses on sales	(102)	(68)	(149)
Net realized capital losses on sales	$(47)	$(37)	$(118)
Net realized derivative (losses) gains	(445)	(378)	284
Other-than-temporary impairments	(36)	(21)	(26)
Total net realized capital (losses) gains	$(528)	$(436)	$140
Tax expense (benefit) on net (losses) gains	1	(4)	3
Net realized capital (losses) gains, net of tax	$(529)	$(432)	$137
Less: Net realized capital losses transferred to the IMR	(53)	(30)	(103)
Net realized capital (losses) gains, net of tax and transfers to the IMR	$(476)	$(402)	$240

For the year ended December 31, 2024, gross realized gains and gross realized losses on sales of bonds were $29 million and $97 million, respectively. For the year ended December 31, 2023, gross realized gains and gross realized losses on sales of bonds were $25 million and $64 million, respectively. For the year ended December 31, 2022, gross realized gains and gross realized losses on sales of bonds were $7 million and $145 million, respectively.

The Company did not enter into any material repurchase transactions that would be considered wash sales during the years ended December 31, 2024, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Investment Commitments

The Company had unfunded commitments related to its investment in limited partnerships and limited liability companies totaling $1.3 billion and $1.0 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, there were $267 million and $99 million of commitments to purchase private placement bonds, respectively. There were $434 million and $490 million of outstanding commitments to fund mortgage loans as of December 31, 2024 and 2023, respectively.

(6)	Derivative Instruments

The Company is exposed to certain risks related to its ongoing business operations which are managed using derivative instruments.

Interest rate risk management. In the normal course of business, the Company enters into transactions that expose it to interest rate risk arising from mismatches between assets and liabilities. The Company may use interest rate swaps and futures to reduce or alter interest rate exposure.

Interest rate contracts are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns. As such, interest rate contracts are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.

Equity market risk management. The Company issues a variety of insurance products that expose it to equity risks. To mitigate these risks, the Company enters into a variety of derivatives including equity index futures and options.

Indexed crediting risk management. The Company issues a variety of insurance and annuity products with indexed crediting features that expose the Company to risks related to the performance of an underlying index. To mitigate these risks, the Company enters into a variety of derivatives including index options, total return swaps and futures. The underlying indices can have exposure to equites, commodities and fixed income securities.

Other risk management. As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument are intended to mitigate the changes in the functional-currency equivalent cash flows of the hedged item. To mitigate this risk, the Company uses cross-currency swaps.

Credit risk associated with derivatives transactions. The Company periodically evaluates the risks within the derivative portfolios due to credit exposure. When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty and changes in relevant market data in order to gain insight into the probability of default by the counterparty. The Company also considers the impact credit exposure could have on the effectiveness of the Company’s hedging relationships. As of December 31, 2024 and 2023, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the fair value, carrying value and related notional amounts of derivative instruments, as of the dates indicated:

(in millions)	Notional amount	Net carrying Value	Fair value asset	Fair value liability	Average fair value
December 31, 2024
Interest rate swaps	$2,483	$-	$-	$-	$-
Options	196	2	4	-	-
Cross currency swaps	1,748	170	172	(11)	1
Futures	1,852	-	-	-	-
Total return swaps	600	16	16	-
Total derivatives¹	$6,879	$188	$192	$(11)	$1

December 31, 2023
Interest rate swaps	$2,410	$-	$-	$-	$-
Options	137	1	7	-	-
Cross currency swaps	1,621	94	120	(22)	1
Futures	2,925	-	-	-	-
Total derivatives¹	$7,093	$95	$127	$(22)	$1
1	Fair value balance excludes immaterial accrued interest on derivative assets for December 31, 2024 and 2023.

The Company received $717 million and $253 million of cash collateral and held $125 million and $49 million of securities off-balance sheet as collateral for derivative assets as of December 31, 2024 and 2023, respectively. Cash and securities pledged for derivative liabilities were immaterial as of December 31, 2024 and 2023. The impact of netting as a result of master netting agreements reduced the fair value of derivative assets and liabilities by $10 million and $20 million as of December 31, 2024 and 2023, respectively. As a result, the Company’s uncollateralized position for derivatives instruments was immaterial in each respective period. In addition, the Company posted initial margin on derivative instruments of $229 million and $256 million as of December 31, 2024 and 2023, respectively.

The following table summarizes net gains and losses on derivatives programs by type of derivative instrument, as of the dates indicated:

	Net realized (losses) gains recorded in operations			Unrealized gains (losses) recorded in capital and surplus
	December 31,			December 31,
(in millions)	2024	2023	2022	2024	2023	2022
Cross currency swaps	$1	$-	$1	$78	$(43)	$103
Futures	(446)	(378)	283	131	(173)	124
Total return swaps	-	-	-	16	-	-
Total	$(445)	$(378)	$284	$225	$(216)	$227

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(7)	Fair Value Measurements

The following table summarizes assets and liabilities held at fair value as of December 31, 2024:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$11	$-	$-	$11
Common stocks unaffiliated	39	182	-	-	221
Preferred stocks unaffiliated	-	32	10	-	42
Derivative assets	-	16	-	-	16
Separate account assets	112,173	1,558	35	7,927	121,693
Assets at fair value	$112,212	$1,799	$45	$7,927	$121,983

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2024:

(in millions)	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2023	$7	$51	$58
Net gains (losses):
In surplus	(1)	5	4
Purchases	4	-	4
Sales	-	(21)	(21)
Balance as of December 31, 2024	$10	$35	$45

The following table summarizes assets and liabilities held at fair value as of December 31, 2023:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$7	$-	$-	$7
Common stocks unaffiliated	67	164	-	-	231
Preferred stocks unaffiliated	-	39	7	-	46
Separate account assets	104,555	1,637	51	6,430	112,673
Assets at fair value	$104,622	$1,847	$58	$6,430	$112,957

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2023:

(in millions)	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2022	$6	$55	$61
Net gains (losses):
In surplus	1	(1)	-
Purchases	3	-	3
Sales	(3)	(3)	(6)
Balance as of December 31, 2023	$7	$51	$58

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the carrying value and fair value of the Company’s assets and liabilities not held at fair value as of the dates indicated. The valuation techniques used to estimate these fair values are described below or in Note 2.

	Fair Value
(in millions)	Level 1	Level 2	Level 3	Total fair value	Carrying value
December 31, 2024
Assets:
Bonds	$64	$36,103	$6,743	$42,910	$45,787
Mortgage loans, net of allowance	-	-	8,446	8,446	9,619
Policy loans	-	-	1,038	1,038	1,038
Derivative assets	-	172	4	176	178
Cash, cash equivalents and short-term investments	(66)	1,753	-	1,687	1,687
Securities lending collateral assets	247	-	-	247	247
Separate account assets	37	749	352	1,138	1,179
Total assets	$282	$38,777	$16,583	$55,642	$59,735
Liabilities:
Investment contracts	$-	$-	$3,306	$3,306	$3,605
Derivative liabilities	-	11	-	11	6
Total liabilities	$-	$11	$3,306	$3,317	$3,611
December 31, 2023
Assets:
Bonds	$175	$35,293	$5,999	$41,467	$43,860
Mortgage loans, net of allowance	-	-	8,047	8,047	9,144
Policy loans	-	-	969	969	969
Derivative assets	-	120	7	127	113
Cash, cash equivalents and short-term investments	(52)	1,607	-	1,555	1,555
Securities lending collateral assets	359	-	-	359	359
Separate account assets	5	411	157	573	597
Total assets	$487	$37,431	$15,179	$53,097	$56,597
Liabilities:
Investment contracts	$-	$-	$3,265	$3,265	$3,242
Derivative liabilities	-	22	-	22	17
Total liabilities	$-	$22	$3,265	$3,287	$3,259

Mortgage loans, net of allowance. The fair values of mortgage loans are primarily estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans. The carrying amount reported in the statutory statements of admitted assets, liabilities, capital and surplus approximates fair value as policy loans are fully collateralized by the cash surrender value of underlying insurance policies.

Securities lending collateral assets. These assets are comprised of bonds and short-term investments and the respective fair values are estimated based on the fair value methods described in Note 2.

Investment contracts. For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued. The fair value of adjustable-rate contracts approximates their carrying value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(8)	Federal Income Taxes

The following tables summarize the net admitted deferred tax assets, as of the dates indicated:

	December 31, 2024
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$950	$4	$954
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$950	$4	$954
Less: Deferred tax assets nonadmitted	(169)	-	(169)
Net admitted deferred tax assets	$781	$4	$785
Less: Deferred tax liabilities	(103)	(22)	(125)
Net admitted deferred tax assets	$678	$(18)	$660

	December 31, 2023
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$953	$21	$974
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$953	$21	$974
Less: Deferred tax assets nonadmitted	(222)	-	(222)
Net admitted deferred tax assets	$731	$21	$752
Less: Deferred tax liabilities	(105)	(15)	(120)
Net admitted deferred tax assets	$626	$6	$632

The following table summarizes components of the change in deferred income taxes reported in capital and surplus before consideration of nonadmitted assets and changes from the prior year, as of the dates indicated:

	December 31,
(in millions)	2024	2023	Change
Adjusted gross deferred tax assets	$954	$974	$(20)
Total deferred tax liabilities	(125)	(120)	(5)
Net deferred tax assets	$829	$854	$(25)
Less: Tax effect of unrealized gains and losses			(53)
Change in deferred income tax			$28

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following tables summarize components of the admitted deferred tax assets calculation, as of the dates indicated:

	December 31, 2024
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$1	$1
Adjusted gross deferred tax assets expected to be realized[1]	657	2	659
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	124	1	125
Admitted deferred tax assets	$781	$4	$785

	December 31, 2023
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$3	$3
Adjusted gross deferred tax assets expected to be realized[1]	623	6	629
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	108	12	120
Admitted deferred tax assets	$731	$21	$752

1

Note that this amount is calculated as the lesser of the adjusted gross deferred tax assets expected to be realized following the balance sheet date or the adjusted gross deferred tax assets allowed per the limitation threshold. For the years ended December 31, 2024 and 2023, the threshold limitation for adjusted capital and surplus was $1.8 billion and $1.6 billion, respectively.

The adjusted capital and surplus used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was $11.8 billion and $10.5 billion as of December 31, 2024 and 2023, respectively. The ratio percentage used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was 1,108% and 1,062% as of December 31, 2024 and 2023, respectively.

The following tables summarize the impact of tax planning strategies, as of the dates indicated:

	December 31, 2024
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	17.06%	0.33%	17.39%

	December 31, 2023
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	7.19%	0.00%	7.19%

The Company’s tax planning strategies included the use of affiliated reinsurance for the years ended December 31, 2024 and 2023.

There are no temporary differences for which deferred tax liabilities are not recognized for the years ended December 31, 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the tax effects of temporary differences and the change from the prior year, for the years ended:

	December 31,
(in millions)	2024	2023	Change
Deferred tax assets
Ordinary:
Future policy benefits and claims	$244	$231	$13
Investments	114	110	4
Deferred acquisition costs	350	297	53
Tax credit carry-forward	180	259	(79)
Other	62	56	6
Subtotal	$950	$953	$(3)
Nonadmitted	(169)	(222)	53
Admitted ordinary deferred tax assets	$781	$731	$50
Capital:
Investments	4	21	(17)
Subtotal	$4	$21	$(17)
Admitted capital deferred tax assets	$4	$21	$(17)
Admitted deferred tax assets	$785	$752	$33
Deferred tax liabilities
Ordinary:
Investments	$(70)	$(68)	$(2)
Future policy benefits and claims	(15)	(22)	7
Other	(18)	(15)	(3)
Subtotal	$(103)	$(105)	$2
Capital:
Investments	(22)	(15)	(7)
Subtotal	$(22)	$(15)	$(7)
Deferred tax liabilities	$(125)	$(120)	$(5)
Net deferred tax assets	$660	$632	$28

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion of the total deferred tax assets will not be realized. Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized. Based on the Company’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize all deferred tax assets. Therefore, no valuation allowances have been established as of December 31, 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the Company’s income tax incurred and change in deferred income tax. The total income tax and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income before tax as follows, for the years ended:

		December 31,
(in millions)	2024	2023	2022
Current income tax expense	$68	$104	$103
Change in deferred income tax (without tax on unrealized gains and losses)	(28)	(132)	(28)
Total income tax expense (benefit) reported	$40	$(28)	$75
Income before income and capital gains taxes	$1,219	$1,053	$1,077
Federal statutory tax rate	21%	21%	21%
Expected income tax expense at statutory tax rate	$256	$221	$226
(Decrease) increase in actual tax reported resulting from:
Dividends received deduction	(172)	(211)	(80)
Tax credits	(44)	(45)	(58)
Other	-	7	(13)
Total income tax expense (benefit) reported	$40	$(28)	$75

The Company incurred $1 million in federal income tax expense in 2023, which is available for recoupment in the event of future net losses.

The following table summarizes operating loss or tax credit carry-forwards available as of December 31, 2024:

(in millions)	Amount	Origination	Expiration
Operating loss carryforwards	$2	2017	2032
Business credits	$22	2018	2038
Business credits	$27	2019	2039
Business credits	$29	2020	2040
Business credits	$28	2021	2041
Business credits	$27	2022	2042
Business credits	$24	2023	2043
Business credits	$23	2024	2044

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company is included in the NMIC consolidated federal income tax return which includes the following entities:

Nationwide Mutual Insurance Company	Nationwide Financial General Agency, Inc.
Allied Insurance Company of America	Nationwide Financial Services, Inc.
Allied Property & Casualty Insurance Company	Nationwide General Insurance Company
Allied Texas Agency, Inc.	Nationwide Indemnity Company
AMCO Insurance Company	Nationwide Insurance Company of America
American Marine Underwriters	Nationwide Insurance Company of Florida
Crestbrook Insurance Company	Nationwide Investment Services Corporation
Depositors Insurance Company	Nationwide Life and Annuity Insurance Company
DVM Insurance Agency, Inc.	Nationwide Life Insurance Company
Eagle Captive Reinsurance, LLC	Nationwide Lloyds
Freedom Specialty Insurance Company	Nationwide Property & Casualty Insurance Company
Harleysville Insurance Company of New York	Nationwide Retirement Solutions, Inc.
Harleysville Insurance Company	Nationwide Sales Solutions, Inc.
Harleysville Insurance Company of New Jersey	Nationwide Trust Company, FSB
Harleysville Lake States Insurance Company	NBS Insurance Agency, Inc.
Harleysville Preferred Insurance Company	NFS Distributors, Inc.
Harleysville Worcester Insurance Company	Registered Investment Advisors Services, Inc.
Jefferson National Life Insurance Company	Retention Alternatives, Ltd.
Jefferson National Life Insurance Company of New York	Retention Alternatives Ltd. In Respect of Cell No. 1
Lone Star General Agency, Inc.	Segregated Account
National Casualty Company	Scottsdale Indemnity Company
Nationwide Advantage Mortgage Company	Scottsdale Insurance Company
Nationwide Affinity Insurance Company of America	Scottsdale Surplus Lines Insurance Company
Nationwide Agent Risk Purchasing Group. Inc.	Titan Insurance Company
Nationwide Agribusiness Insurance Company	Titan Insurance Services, Inc.
Nationwide Assurance Company	Veterinary Pet Insurance Company
Nationwide Cash Management Company	Victoria Fire & Casualty Company
Nationwide Corporation	Victoria Select Insurance Company
Nationwide Financial Assignment Company	VPI Services, Inc.

The method of allocation of regular tax among the companies is based upon separate return calculations with current benefit for tax losses and credits utilized in the consolidated return. Effective January 1, 2023, the Company revised its tax sharing agreement to address corporate alternative minimum tax (“CAMT”). If the consolidated federal income tax return group is an Applicable Corporation and has a CAMT liability, all members of the group will be treated as Applicable Corporations subject to CAMT. CAMT is paid by affiliates based on the ratio of the subsidiary’s CAMT liability to the total CAMT liabilities of all subsidiaries.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code as of December 31, 2024 and 2023.

The Company does not have any tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

In August 2022, the Inflation Reduction Act of 2022 (“Act”) was passed by the U.S. Congress and signed into law. The Act includes a new Federal CAMT, effective in 2023, that is based on the adjusted financial statement income (“AFSI”) set forth on the applicable financial statement (“AFS”) of an Applicable Corporation. A corporation is an Applicable Corporation if its rolling average pre-tax AFSI over three prior years (starting with 2020-2022) is greater than $1 billion. The $1 billion threshold is determined on a controlled-group basis by aggregating the AFSI of all entities treated as a single employer under tax law. The controlled-group’s AFS is generally treated as the AFS for all separate entities in the controlled-group. Except under limited circumstances, once a corporation is an Applicable Corporation, it is an Applicable Corporation in all future years.

An Applicable Corporation is not automatically subject to a CAMT liability. An Applicable Corporation’s tentative CAMT liability is equal to 15% of its adjusted AFSI, and CAMT is payable to the extent the tentative CAMT liability exceeds its regular corporate income tax. However, any CAMT paid would be indefinitely available as a credit carryover that could reduce future regular tax in excess of CAMT. For financial statement reporting, in the event an Applicable Corporation is subject to CAMT there will be no impact to total tax as any CAMT paid will be offset by the establishment of a deferred tax asset for the credit carryover.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company comprises a controlled-group of entities and has determined that it will be an Applicable Corporation in 2024. In making such determination, the Company has made certain interpretations of, and assumptions regarding, the CAMT provisions of the Act. While the U.S. Treasury Department issued proposed regulations on September 12, 2024, there remain many open questions and significant portions of the guidance will not be effective until the regulations are issued in final form. However, the proposed regulations, including the portions not effective until finalized, will not materially impact the Company’s financial statements.

The Company has made an accounting policy election to disregard CAMT when evaluating the need for a valuation allowance for its non-CAMT deferred tax assets.

For the years ended December 31, 2024 and 2023, the Act did not impact the Company’s total tax.

(9)	Short-Term Debt and FHLB Funding Agreements

Short-Term Debt

The Company is a party to a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2024 and 2023.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to Effective Federal Funds Rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2024 and 2023.

The terms of certain debt instruments contain various restrictive covenants, including, but not limited to, minimum statutory surplus defined in the agreements. The Company was in compliance with all covenants as of December 31, 2024 and 2023.

The amount of interest paid on short-term debt was immaterial in 2024, 2023 and 2022.

FHLB Funding Agreements

The Company is a member of the FHLB. Through its membership, the FHLB established the Company’s capacity for short-term borrowings and cash advances under the funding agreement program at up to 40% of total admitted assets.

The Company’s Board of Directors has authorized the issuance of funding agreements up to $6.0 billion to the FHLB, shared between the Company and NLAIC, in exchange for cash advances, which are collateralized by pledged securities. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money. FHLB membership requires the Company to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The Company has $20 million in membership stock as of December 31, 2024 and 2023, none of which is eligible for redemption. As part of the agreement, the Company purchased and held an additional $160 million and $144 million in activity stock and an immaterial amount in excess stock as of December 31, 2024 and 2023, respectively, which is included in stocks on the statutory statements of admitted assets, liabilities, capital and surplus. The Company’s liability for advances from the FHLB was $3.6 billion and $3.3 billion as of December 31, 2024 and 2023, respectively, which is included in future policy benefits and claims on the statutory statements of admitted assets, liabilities, capital and surplus. Certain outstanding advances are subject to prepayment penalties under these agreements. The maximum amounts of aggregate advances from the FHLB were $3.6 billion and $3.3 billion for the years ended December 31, 2024 and 2023, respectively.

The Company has agreements with the FHLB to provide short-term financing for operations. These agreements, which were renewed in June 2024 and expire June 2025, allow the Company access to borrow up to $1.1 billion. As of December 31, 2024 and 2023, the Company had no amounts outstanding under these agreements.

Bonds and mortgage loans with a carrying value of $5.4 billion (2.9% of total admitted assets) and fair value of $4.8 billion

(2.5% of total admitted assets) as of December 31, 2024 and carrying value of $5.3 billion (3.0% of total admitted assets) and fair value of $4.6 billion (2.6% of total admitted assets) as of December 31, 2023 were pledged as collateral under FHLB agreements, as a condition for withdrawal, and are included in bonds and mortgage loans on the statutory statements of admitted assets, liabilities, capital and surplus. The maximum amount of collateral pledged to the FHLB had a carrying value of $5.5 billion and fair value of $4.9 billion for the year ended December 31, 2024, and a carrying value of $5.3 billion and fair value of $4.6 billion for the year ended December 31, 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(10)	Surplus Notes

The following table summarizes the carrying value of surplus notes issued by the Company to NFS, as of the dates indicated:

(in millions)
Date issued	Interest rate	Par value	Carrying value	Interest and/ or principal paid in current year	Total interest and/ or principal paid	Unapproved interest and/or principal	Date of maturity
December 31, 2024
12/19/2001	7.50%	$300	$300	$23	$518	$-	12/31/2031
6/27/2002	8.15%	300	300	24	545	-	6/27/2032
12/23/2003	6.75%	100	100	7	139	-	12/23/2033
12/20/2019	4.21%	400	400	17	84	-	12/19/2059
Total		$1,100	$1,100	$71	$1,286	$-
December 31, 2023 12/19/2001	7.50%	$300	$300	$23	$495	$-	12/31/2031
6/27/2002	8.15%	300	300	24	521	-	6/27/2032
12/23/2003	6.75%	100	100	7	132	-	12/23/2033
12/20/2019	4.21%	400	400	16	67	-	12/19/2059
Total		$1,100	$1,100	$70	$1,215	$-

The surplus notes were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against NLIC, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.

(11)	Reinsurance

The Company has 100% coinsurance agreements with funds withheld with Eagle to cede specified GMDB and GLWB obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC. While the GMDB and GLWB contract riders are ceded by NLIC to Eagle, the base annuity contracts and any non-reinsured risks will be retained by NLIC. Amounts ceded to Eagle during 2024, 2023 and 2022 included premiums of $643 million, $635 million and $637 million, respectively, benefits and claims, net of third-party reinsurance recoveries, of $23 million, $73 million, and $75 million respectively, net investment earnings on funds withheld assets of $43 million, $55 million and $52 million, respectively, and an expense allowance for third-party reinsurance premiums of $1 million, $1 million and $2 million, respectively. As of December 31, 2024 and 2023, the carrying value of the funds withheld assets recorded within funds held under coinsurance was $1.2 billion and $1.3 billion, respectively, which consists of bonds and cash equivalents that had a carrying value of $1.1 billion and $1.2 billion, respectively, and mortgage loans that had a carrying value of $70 million and $73 million, respectively. As of December 31, 2024 and 2023, the Company’s reserve credit for guaranteed benefits ceded under the reinsurance agreements was $46 million and $91 million, respectively. Amounts payable to Eagle related to the reinsurance agreements were $116 million and $377 million as of December 31, 2024 and 2023, respectively.

The Company has a reinsurance agreement with NMIC whereby nearly all of the Company’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of the Company’s agreement, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the Company, as the original insurer, from its primary obligation to the policyholder. Amounts ceded to NMIC include revenues of $354 million, $307 million and $287 million for the years ended December 31, 2024, 2023 and 2022, respectively, while benefits, claims and expenses ceded were $341 million, $301 million and $267 million, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company has an intercompany reinsurance agreement with NLAIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are assumed on a modified coinsurance basis. Under modified coinsurance agreements, the ceding company retains invested assets and investment earnings are paid to the reinsurer. Under terms of the agreement, the Company bears the investment risk associated with changes in interest rates. Risk of asset default remains with NLAIC, and the Company pays a fee to NLAIC for the retention of such risk. The agreement will remain inforce until all contract obligations are settled. The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. Amounts assumed from NLAIC are included in the Company’s statutory statements of operations for 2024, 2023 and 2022 and include considerations of $4 million, $46 million and $10 million, respectively, net investment income of $25 million, $31 million and $35 million, respectively, and benefits, claims and other expenses of $145 million, $186 million and $161 million, respectively. The reserve adjustment for 2024, 2023 and 2022 of $(143) million, $(153) million and $(161) million, respectively, represents changes in reserves related to this fixed block of business, offset by investment earnings on the underlying assets. Policy reserves under this agreement totaled $619 million and $737 million as of 2024 and 2023, respectively, and amounts payable related to this agreement were $2 million and $6 million as of December 31, 2024 and 2023, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby certain variable universal life insurance, whole life insurance and universal life insurance policies are assumed on a modified coinsurance basis. Total policy reserves under this treaty were $34 million as of December 31, 2024 and 2023. Total premiums assumed under this treaty were $11 million, $12 million and $12 million during 2024, 2023 and 2022, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby a certain life insurance contract is assumed on a 100% coinsurance basis. Policy reserves assumed under this agreement totaled $154 million as of December 31, 2024 and 2023.

The Company has entered into reinsurance contracts to cede a portion of its individual annuity and life insurance business to unaffiliated reinsurers. Total reserve credits taken as of December 31, 2024 and 2023 were $252 million and $278 million, respectively. The ceding of risk does not relieve the Company, as the original insurer, from its primary obligation to the policyholder.

(12)	Transactions with Affiliates

The Company has entered into significant, recurring transactions and agreements with NMIC, and other affiliates and subsidiaries as a part of its ongoing operations. These include, but are not limited to, annuity and life insurance contracts, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. In addition, several benefit plans sponsored by NMIC are available to Nationwide employees, for which the Company has no legal obligations. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies in conformity with NAIC statutory accounting principles. In addition, the Company may underwrite insurance policies for its officers, directors, and/or other personnel providing services to the Company. The Company may offer discounts on certain products that are subject to applicable state insurance laws and approvals.

Affiliate receivables and payables are the result of cost sharing and intercompany service agreements between the Company and its affiliates in which settlement has not yet occurred. Affiliate receivables are presented net of affiliate payables when the Company has the right to offset. The net amounts due from affiliates were $41 million and $19 million as of December 31, 2024 and 2023, respectively, and are included in other assets in the Company’s statutory statements of admitted assets, liabilities, capital and surplus. The net amounts due to affiliates were $56 million and $133 million as of December 31, 2024 and 2023, respectively, and are included in other liabilities in the Company’s statutory statements of admitted assets, liabilities, capital and surplus. These arrangements are subject to written agreements which require that intercompany balances be settled within a certain time period, generally 30 to 60 days.

The Company and various affiliates share a home office, other facilities, equipment, common management and administrative services. In addition, NMIC provided data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed pursuant to the enterprise cost sharing agreement. The Company was allocated costs from NMIC totaling $276 million, $245 million, and $285 million for the years ended December 31, 2024, 2023 and 2022, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $3.3 billion and

$3.4 billion as of December 31, 2024 and 2023, respectively. Total revenues from these contracts were $117 million, $125 million and $127 million for the years ended December 31, 2024, 2023 and 2022, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $76 million, $84 million and $87 million for the years ended December 31, 2024, 2023 and 2022, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company receives an annual fee payable from the Tax Credit Funds, for which it is a guarantor and Managing Member, for its services in connection with the oversight of the performance of the Investee Partnerships and the compliance by their managing members and managing agents thereof with the provisions of the various operating level agreements and applicable laws. The amount the Company earned for the years ended December 31, 2024, 2023 and 2022 were immaterial.

Funds of Nationwide Variable Insurance Trust Funds (“NVITF”), a group of Nationwide businesses that develops, sells and services mutual funds, are offered to the Company’s customers as investment options in certain of the Company’s products. As of December 31, 2024 and 2023, customer allocations to NVITF totaled $65.4 billion and $63.9 billion, respectively. For the years ended December 31, 2024, 2023 and 2022, NVITF paid the Company $246 million, $234 million and $242 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $1.0 billion and $1.3 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, amounts on deposit with NCMC were comprised of $938 million and $1.0 billion, respectively, of cash and cash equivalents, with remaining amounts in short-term investments.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the years ended December 31, 2024, 2023 and 2022 were $53 million, $63 million and $112 million, respectively.

The Company provides commercial mortgage loans to subsidiaries of Nationwide Realty Investors, LTD, a subsidiary of NMIC, with interest rates ranging from 3.62% to 4.90% and maturity dates ranging from January 2031 to July 2041. As of December 31, 2024 and 2023, the Company had $286 million and $304 million, respectively, outstanding under these arrangements.

The Company also participates in intercompany repurchase agreements with affiliates whereby the seller transfers securities to the buyer at a stated value. Upon demand or after a stated period, the seller repurchases the securities from the buyer at the original sales price plus interest. As of December 31, 2024 and 2023, the Company had no outstanding borrowings from affiliated entities under such agreements. The amounts the Company incurred for interest expense on intercompany repurchase agreements during 2024, 2023 and 2022 were immaterial.

During 2024 and 2023, the Company received capital contributions of $100 million and $135 million, respectively, from NFS. During 2025, the Company received an additional capital contribution of $25 million from NFS as of the subsequent event date.

During 2024, the Company paid capital contributions to NLAIC of $400 million. During 2023, there were no capital contributions paid to NLAIC by the Company. During 2025, the Company paid capital contributions to NLAIC of $100 million as of the subsequent event date.

The Company has a replacement unsecured promissory note and revolving line of credit agreement with JNLNY whereby JNLNY can borrow up to $5 million. No amounts have been drawn on the note as of December 31, 2024 and 2023, or through the subsequent event date.

Pursuant to financial support agreements, the Company has agreed to provide NLAIC and JNL with the minimum capital and surplus required by each state in which NLAIC and JNL does business. These agreements do not constitute the Company as guarantor of any obligation or indebtedness of NLAIC or JNL or provide any creditor of NLAIC or JNL with recourse to or against any of the assets of the Company.

Eagle’s surplus position is evaluated quarterly to determine if an additional surplus contribution is required from the Company or if a distribution to the Company can be declared as of each quarter end. During 2023, the Company made surplus contributions to Eagle. On September 29, 2023, the Company made a surplus contribution to Eagle of $10 million. During 2024 and 2023 Eagle declared distributions to the Company based on their earned surplus position. On February 11, 2025, the Company received a dividend distribution of $107 million that was declared on December 31, 2024. The dividend receivable was recorded in investment income due and accrued as of December 31, 2024. On November 8, 2024, the Company received a dividend distribution of $81 million that was declared on September 30, 2024. On August 9, 2024, the Company received a dividend distribution of $131 million that was declared on June 28, 2024. On May 10, 2024, the Company received a dividend distribution of $365 million that was declared on March 29, 2024. On February 9, 2024, the Company received a total distribution of $421 million that was declared on December 29, 2023 and consisted of a return of contributed surplus of $10 million and a dividend of $411 million. The return of contributed surplus receivable was recorded in other invested assets and the dividend receivable was recorded in investment income due and accrued as of December 31, 2023. On August 10, 2023, the Company received a dividend distribution of $205 million that was declared on June 30, 2023. On May 9, 2023, the Company received a dividend distribution of $204 million that was declared on March 31, 2023. On February 10, 2023, the Company received a total distribution of $332 million that was declared on December 30, 2022 and consisted of a return of contributed surplus of $221 million and a dividend of $111 million.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company and NWSBL have entered into a $850 million unsecured promissory note and revolving line of credit agreement whereby NWSBL can borrow up to $850 million from the Company for up to 364 days after the date of the agreement with the outstanding balance being reported in short-term investments on the statutory statements of admitted assets, liabilities, capital and surplus. As of December 31, 2023, NWSBL had an outstanding borrowing of $328 million. During 2024, additional draws increased the outstanding balance to $363 million when, on February 28, 2024, the outstanding balance was repaid and a $850 million replacement agreement was entered into with a draw amount of $363 million at an interest rate of 1-month SOFR plus 0.90% and a maturity date of February 27, 2025. As of December 31, 2024, NWSBL had an outstanding balance of $706 million. During 2025, additional draws increased the outstanding balance to $731 million when, on February 27, 2025, the outstanding balance was repaid and a $850 million replacement agreement was entered into with a draw amount of $746 million at an interest rate of 1-month SOFR plus 0.9% and a maturity date of February 26, 2026. The outstanding balance on this note is $771 million as of the subsequent event date.

The Company utilizes the look-through approach in valuing its investment in Nationwide Real Estate Investors (NLIC), LLC (“NW REI (NLIC)”), a subsidiary of NMIC, at $325 million and $251 million as of December 31, 2024 and 2023, respectively. NW REI (NLIC)’s financial statements are not audited and the Company has limited the value of its investment in NW REI (NLIC) to the value contained in the audited financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of the NW REI (NLIC), which are required under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in NW REI (NLIC), if not already recorded in the financial statements of NW REI (NLIC).

NMIC sponsors multiple benefit plans for its current and former employees including two qualified defined benefit pension plans, the Nationwide Retirement Plan – Account Balance and the Nationwide Retirement Plan – Final Average Pay, collectively the “Pension Plans”. On December 10, 2024, the Pension Plans purchased group annuity contracts that transferred certain obligations to the Company and NLAIC. The impact of this transaction was immaterial to net income and capital and surplus.

(13)	Contingencies

Legal and Regulatory Matters

The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.

The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.

Guarantees

In accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, for all guarantees made to or on behalf of wholly-owned subsidiaries, no initial liability recognition has been made and there is no net financial statement impact related to these guarantees.

The contractual obligations under NLAIC’s single premium deferred annuity (“SPDA”) contracts in force and issued before September 1, 1988 are guaranteed by the Company. Total SPDA contracts affected by this guarantee in force were immaterial as of December 31, 2024 and 2023.

The Company has guaranteed the obligations and liabilities of NISC, including, without limitation, the full and prompt payment of all accounts payable to any party now or in the future. If for any reason NISC fails to satisfy any of its obligations, the Company will cause such obligation, loss or liability to be fully satisfied.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties. The types of indemnifications typically provided include breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated, and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

(14)	Regulatory Risk-Based Capital, Dividend Restrictions and Unassigned Surplus

The NAIC RBC model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio, where the Company is domiciled, imposes minimum RBC requirements that are developed by the NAIC. The formulas in the model for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, all of which require specified corrective action. The Company exceeded the minimum RBC requirements for all periods presented.

The State of Ohio insurance laws require insurers to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding twelve months, exceeds the greater of (i) 10% of surplus as regards policyholders as of the prior December 31 or (ii) the net income of the insurer as of the prior year. No dividends were paid by the Company to NFS for the years ended December 31, 2024 and 2023. The Company’s surplus as regards policyholders as of December 31, 2024, was $12.5 billion and statutory net income for 2024 was $1.2 billion. As of January 1, 2025, the Company has the ability to pay dividends to NFS totaling $1.3 billion without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend or distribution paid from other than earned surplus. Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer’s policyholder surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs. The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholder.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I  Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2024:

(in millions)	Column A	Column B	Column C	Column D
	Type of investment	Cost	Fair value	Amount at which is shown in the statutory statements of admitted assets, liabilities, capital and surplus
	Bonds:
	U.S. Treasury securities and obligations of U.S. government corporations	$65	$64	$65
	U.S. government and agencies	76	76	76
	Obligations of states and political subdivisions	3,423	3,091	3,423
	Foreign governments	519	474	519
	Public utilities	5,008	4,584	4,972
	All other corporate, mortgage-backed and asset-backed securities	36,880	34,632	36,743
	Total fixed maturity securities	$45,971	$42,921	$45,798
	Equity securities:
	Common Stocks:
	Banks, trust and insurance companies	26	39	39
	Industrial, miscellaneous and all other	183	182	182
	Nonredeemable preferred stocks	38	42	42
	Total equity securities[1]	$247	$263	$263
	Mortgage loans	9,619		9,619
	Cash, cash equivalents and short-term investments	1,687		1,687
	Policy loans	1,039		1,038
	Other long-term investments[2]	2,821		2,821
	Total invested assets	$61,384		$61,226

1	Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $3.7 billion are excluded.
2

Includes derivatives, securities lending reinvested collateral assets and other invested assets. Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $396 million are excluded.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III  Supplementary Insurance Information

As of December 31, 2024, 2023 and 2022 and for each of the years then ended (in millions):

Column A	Column B	Column C	Column D	Column E	Column F
Year: Segment	Deferred policy acquisition costs[1]	Future policy benefits, losses, claims and loss expenses	Unearned premiums[2]	Other policy claims and benefits payable[2]	Premium revenue
2024
Annuities		$18,942			$8,677
Retirement Solutions		18,911			3,498
Life Insurance		5,532			411
Corporate Solutions and Other		8,408			3,816
Total		$51,793			$16,402
2023
Annuities		$15,213			$7,368
Retirement Solutions		20,351			4,150
Life Insurance		5,428			412
Corporate Solutions and Other		8,381			2,740
Total		$49,373			$14,670
2022
Annuities		$10,635			$5,758
Retirement Solutions		21,824			5,097
Life Insurance		5,353			415
Corporate Solutions and Other		7,670			3,265
Total		$45,482			$14,535

Column A	Column G	Column H	Column I	Column J	Column K
Year: Segment	Net investment income[3]	Benefits, claims, losses and settlement expenses[4]	Amortization of deferred policy acquisition costs[1]	Other operating expenses	Premiums written
2024
Annuities	$882	$15,954		$184
Retirement Solutions	788	5,398		244
Life Insurance	285	866		105
Corporate Solutions and Other	1,374	1,430		204
Total	$3,329	$23,648		$737
2023
Annuities	$613	$13,619		$158
Retirement Solutions	835	5,610		214
Life Insurance	276	757		101
Corporate Solutions and Other	1,412	1,943		203
Total	$3,136	$21,929		$676
2022
Annuities	$346	$10,871		$136
Retirement Solutions	860	6,178		120
Life Insurance	261	730		105
Corporate Solutions and Other	552	1,519		174
Total	$2,019	$19,298		$535

1	Deferred policy acquisition costs and amortization of deferred policy acquisition costs are not applicable for statutory basis of accounting.
2	Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
3

Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates and reported segment operating results would change if different methods were applied.

4	Benefits to policyholders and beneficiaries, increase in reserves for future policy benefits and claims and commissions are included in Column H amounts.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV  Reinsurance

As of December 31, 2024, 2023 and 2022 and each of the years then ended:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount
2024
Life insurance in force	$153,575	$(24,712)	$557	$129,420
Premiums:
Life Insurance	$3,977	$(140)	$11	$3,848
Accident and health insurance	531	(540)	9	-
Total	$4,508	$(680)	$20	$3,848

2023
Life insurance in force	$147,725	$(26,722)	$579	$121,582
Premiums:
Life Insurance	$2,931	$(143)	$12	$2,800
Accident and health insurance	457	(465)	9	-
Total	$3,388	$(608)	$21	$2,800

2022
Life insurance in force	$145,173	$(29,598)	$605	$116,180
Premiums:
Life Insurance	$3,473	$(144)	$12	$3,341
Accident and health insurance	425	(424)	-	1
Total	$3,898	$(568)	$12	$3,342

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V  Valuation and Qualifying Accounts

Years ended December 31, 2024, 2023 and 2022:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Balance at	Charged to		Balance at
	beginning	costs and		end of
Description	of period	expenses	Deductions[1]	period
2024
Valuation allowances - mortgage loans	$2	$-	$(2)	$-

2023
Valuation allowances - mortgage loans[2]	$1	$1	$-	$2

2022
Valuation allowances - mortgage loans	$43	$(5)	$-	$38
1	Amounts generally represent recoveries, payoffs and sales.
2	Effective January 1, 2023, the Company changed its method for reserving for mortgage loans. Refer to Note 5 for further discussion and the resulting impacts of the change.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $78.54
Accounting Expenses: $33,000
Legal Expenses: $3,854
Cost of Independent Registered Public Accounting Firm Consent: $15,000
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: $6,090,794
Item 14.
Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•
any threatened, pending or completed civil action, suit or proceeding;
•
any threatened, pending or completed criminal action, suit or proceeding;
•
any threatened, pending or completed administrative action or proceeding;
•
any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.
Recent Sales of Unregistered Securities.
Not Applicable
Item 16.
Exhibits and Financial Statement Schedules
(a)
Exhibits
(1)	Form of Underwriting Agreement - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.
(2)
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance
Company effective December 4, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-
164125.

(3)	(a)
Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2,
2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration
No. 333-149613.

(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(4)	(a)
Individual Single Purchase Payment Immediate Fixed Income Annuity Non-Participating Contract - filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-155368.

(4)	(b)
Form of Supplemental Option To The Individual Single Purchase Payment Immediate Fixed Income
Annuity - filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for
Nationwide Life Insurance Company, Registration No. 333-155368.

(4)	(c)
Form of Application for Individual Single Purchase Payment Immediate Fixed Income Annuity - filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-155368.

(5)	Opinion Regarding Legality – Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None.
(9)	Not applicable
(10)	(a) Form of Administrative Services Agreement – filed previously on February 10, 2009 with Pre-Effective Amendment 1 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-155368.
(10)	(b)
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company –
filed previously on March 27, 2012 with Post-Effective Amendment No. 5 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-155368.

(10)	(c)
Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide
Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 2020 with Post-Effective Amendment No.
2 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-223995.

(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant - Attached hereto.
(22)	Not applicable
(23)	(a) Consent of Independent Registered Public Accounting Firm - Attached hereto.
(23)	(b) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney - Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101)	Not applicable
(107)	Filing Fee Table – Filed previously on April 4, 2024 with Form S-1 Registration No. 333-278509.
(b)
Financial Statement Schedules
All required financial statement schedules of Nationwide Life Insurance Company are included in Part I of this registration statement.

Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on April 7, 2025.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ John L. Carter*
John L. Carter President and Chief Operating Officer
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on April 7, 2025.
/s/ JOHN L. CARTER*
John L. Carter, President and Chief Operating Officer and Director (Principal Executive Officer)
/s/ TIMOTHY G. FROMMEYER*
Timothy G. Frommeyer, Executive Vice President and Director
/s/ CRAIG A. HAWLEY*
Craig A. Hawley, Senior Vice President-Nationwide Annuity and Director
/s/ STEVEN A. GINNAN*
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director (Chief Financial Officer)
/s/ HOLLY R. SNYDER*
Holly R. Snyder, Senior Vice President and Director
/s/ KIRT A. WALKER*
Kirt A. Walker, Director
/s/ JAMES D. BENSON*
James D. Benson, Senior Vice President-Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
*By: /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact Pursuant to Power of Attorney